===============================================================================

                              CREDIT AGREEMENT

                                    AMONG

                    DAIRY MART CONVENIENCE STORES, INC.,

                                  THE BANKS
                      FROM TIME TO TIME PARTIES HERETO

                                     AND

                      FLEET BANK, NATIONAL ASSOCIATION
                                  as Agent



                 $30,000,000 Joint Revolving Credit Facility



                        Dated as of February 25, 1994

===============================================================================


                               TABLE OF CONTENTS
                               -----------------
                                                                            Page
                                                                            ----
SECTION 1.  DEFINITIONS.....................................................   1
    1.1      Defined Terms..................................................   1
    1.2      Other Definitional Provisions..................................  14
    1.3      Change in Accounting Principles................................  14

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.................................  14
    2.1      Revolving Credit Commitments...................................  14
    2.2      Designation  of Interest Rates; LIBOR Interest Periods.........  14
    2.3      Interest Rates and Payment Dates...............................  15
    2.4      Procedure for Borrowing........................................  16
    2.5      Conversion and Continuation Options............................  16
    2.6      Minimum Amounts and Maximum Number of Tranches.................  17
    2.7      Revolving Credit Notes.........................................  17
    2.8      Fees...........................................................  17
    2.9      Termination or Reduction of Revolving Credit Commitments.......  17
    2.10     Optional Prepayments...........................................  18
    2.11     Mandatory Prepayments; Cash Collateralizations.................  18
    2.12     Computation of Interest and Fees...............................  19
    2.13     Inability to Determine Interest Rate...........................  19
    2.14     Pro Rata Treatment and Payments................................  20
    2.15     Extension of Termination Date..................................  21
    2.16     Annual Clean-Down of Revolving Credit Loans....................  21
    2.17     Illegality.....................................................  21
    2.18     Requirements of Law............................................  21
    2.19     Taxes..........................................................  22
    2.20     Indemnity......................................................  24

SECTION 3.  LETTERS OF CREDIT...............................................  24
    3.1      L/C Commitment........................... .....................  24
    3.2      Procedure for Issuance of Letters of Credit....................  25
    3.3      Fees, Commissions and Other Charges............................  25
    3.4      Reimbursement Obligation of the Company........................  26
    3.5      L/C Draws and Reimbursements...................................  26
    3.6      Obligations Absolute...........................................  27
    3.7      Letter of Credit Payments......................................  27
    3.8      Application....................................................  28

SECTION 4.  REPRESENTATIONS AND WARRANTIES..................................  28
    4.1      Financial Condition............................................  28
    4.2      No Change......................................................  29
    4.3      Corporate Existence; Compliance with Law.......................  29
    4.4      Corporate Power; Authorization; Enforceable Obligations........  29
    4.5      No Legal Bar...................................................  30

   4.6       No Material Litigation........................................  30
   4.7       No Default....................................................  30
   4.8       Ownership of Property; Liens..................................  30
   4.9       Intellectual Property.........................................  30
   4.10      No Burdensome Restrictions....................................  30
   4.11      Taxes.........................................................  30
   4.12      Federal Regulations...........................................  31
   4.13      ERISA.........................................................  31
   4.14      Investment Company Act; Other Regulations.....................  31
   4.15      Subsidiaries..................................................  31
   4.16      Purpose of Loans..............................................  32
   4.17      Environmental Matters.........................................  32
   4.18      Security Documents............................................  33
   4.19      Senior Debt...................................................  33

SECTION 5.  CONDITIONS PRECEDENT...........................................  33
   5.1       Conditions to Initial Extension of Credit.....................  33
   5.2       Conditions to Each Extension of Credit........................  36

SECTION 6.  AFFIRMATIVE COVENANTS..........................................  37
   6.1       Financial Statements..........................................  37
   6.2       Certificates; Other Information...............................  38
   6.3       Payment of Obligations........................................  39
   6.4       Conduct of Business and Maintenance of Existence..............  39
   6.5       Maintenance of Property; Insurance............................  39
   6.6       Inspection of Property; Books and Records; Discussions........  39
   6.7       Notices.......................................................  40
   6.8       Environmental Laws............................................  41
   6.9       Additional Designated Subsidiaries............................  41

SECTION 7.  NEGATIVE COVENANTS.............................................  42
   7.1       Financial Condition Covenants.................................  42
   7.2       Limitation on Indebtedness....................................  43
   7.3       Limitation on Liens                                             43
   7.4       Limitation on Guarantee Obligations...........................  44
   7.5       Limitations on Fundamental Changes............................  45
   7.6       Limitation on Sale of Assets..................................  45
   7.7       Limitation on Dividends.......................................  45
   7.8       Limitation on Capital Expenditures............................  46
   7.9       Limitation on Investments, Loans and Advances.................  46
   7.10      Limitation on Optional Payments and Modifications of Debt
              Instruments..................................................  48
   7.11      Transactions with Affiliates..................................  48
   7.12      Sale and Leaseback............................................  48
   7.13      Corporate Documents...........................................  48
   7.14      Fiscal Year...................................................  49
   7.15      Limitation on Negative Pledge Clauses.........................  49

SECTION 8.  EVENTS OF DEFAULT..............................................  49

SECTION 9.  THE AGENT......................................................  52
   9.1       Appointment...................................................  52
   9.2       Delegation of Duties..........................................  52
   9.3       Exculpatory Provisions........................................  52
   9.4       Reliance by Agent.............................................  53
   9.5       Notice of Default.............................................  53
   9.6       Non-Reliance on Agent and Other Banks.........................  53
   9.7       Indemnification...............................................  54
   9.8       Agent in Its Individual Capacity..............................  54
   9.9       Successor Agent...............................................  54

SECTION 10. MISCELLANEOUS..................................................  55
   10.1      Amendments and Waivers........................................  55
   10.2      Notices.......................................................  55
   10.3      No Waiver; Cumulative Remedies................................  56
   10.4      Survival of Representations and Warranties....................  56
   10.5      Payment of Expenses and Taxes.................................  56
   10.6      Successors and Assigns; Participations; Purchasing Banks......  57
   10.7      Adjustments; Set-off..........................................  59
   10.8      Counterparts..................................................  60
   10.9      Severability..................................................  60
   10.10     Integration...................................................  60
   10.11     GOVERNING LAW.................................................  60
   10.12     Submission To Jurisdiction; Waivers...........................  60
   10.13     Acknowledgements..............................................  61
   10.14     WAIVERS OF JURY TRIAL.........................................  61
   10.15     PREJUDGMENT REMEDY WAIVER.....................................  61

SCHEDULES
- - ---------
SCHEDULE I          Commitments; Addresses
SCHEDULE II         Long-Term Commitments
SCHEDULE III        Recent Acquisitions
SCHEDULE IV         Recent Distributions
SCHEDULE V          ERISA Matters
SCHEDULE VI         Subsidiaries
SCHEDULE VIIA       Environmental Matters
SCHEDULE VIIB       Litigation
SCHEDULE VIII       UCC Filing Locations
SCHEDULE IX         Indebtedness
SCHEDULE X          Liens
SCHEDULE XI         Management Loans and Advances
SCHEDULE XII        Tax Audits

EXHIBITS
- - --------
EXHIBIT A           Form of Revolving Credit Note
EXHIBIT B           Form of Subsidiary Guarantee
EXHIBIT C           Form of Company Pledge Agreement
EXHIBIT D           Form of Subsidiary Pledge Agreement
EXHIBIT E           Form of Company Security Agreement
EXHIBIT F           Form of Closing Certificate
EXHIBIT G           Form of Assignment and Acceptance
EXHIBIT H           Form of Opinions of Counsel to the Company and its
                     Subsidiaries

                                CREDIT AGREEMENT

     CREDIT AGREEMENT dated as of February 25, 1994 by and among DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation (the "Company"), the banks and other financial institutions listed on Schedule I to this Agreement (collectively, together with any banks or financial institutions from time to time parties to this Agreement, the "Banks") and FLEET BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as agent for the Banks hereunder (in such capacity, the "Agent");


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, the Company has requested the Banks severally to extend credit to the Company in an aggregate principal amount not to exceed $30,000,000 at any time outstanding, the proceeds of which will be used for the purposes hereinafter set forth;

     WHEREAS, of the $30,000,000 of aggregate extensions of credit to be made available to the Company hereunder, up to $15,000,000 of such extensions of credit shall be available under the L/C Commitments (as hereinafter defined); and

     WHEREAS, the Banks are willing to extend such credit upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                            SECTION 1.  DEFINITIONS

     1.1  Defined Terms.  As used in this Agreement, the following terms shall
          -------------
have the following meanings:

     "Affiliate":  of a Person (the "Primary Person"), (a) any other Person
      ---------
(other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Primary Person or (b) any Person who is a director or officer (i) of the Primary Person, (ii) of any Subsidiary of the Primary Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, directly or indirectly, (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Aggregate Outstanding Extensions of Credit":  as to any Bank at any time,
      ------------------------------------------
an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Bank then outstanding, and (b) the product of such Bank's Commitment Percentage times the L/C Obligations then outstanding.

     "Agreement":  this Credit Agreement, as amended, supplemented or otherwise
      ---------
modified from time to time.

     "Applicable Margin":  (i) for each Prime Rate Loan, at any time, a rate per
      -----------------
annum equal to one quarter of one percent (1/4%) and (ii) for each LIBOR Loan, at any time, a rate per annum equal to the rate set forth below opposite the applicable classification of the ratio of Consolidated Indebtedness to Consolidated EBITDA as of the FQED immediately preceding such time:

==============================================================================
Ratio of Consolidated Indebtedness to          Applicable Margin:
        Consolidated EBITDA:
- - ------------------------------------------------------------------------------
   Equal to or greater than 3.50:1.00                2-1/2%
- - ------------------------------------------------------------------------------
3.25:1.00 up to but not including 3.50:1.00          2-1/4%
- - ------------------------------------------------------------------------------
           Less than 3.25:1.00                        2.00%
==============================================================================

     "Application":  an application in such form as the Issuing Bank may specify
      -----------
from time to time, requesting the Issuing Bank to issue a Letter of Credit.

     "Assignment and Acceptance":  an Assignment and Acceptance, substantially
      -------------------------
in the form of Exhibit G.

     "Available Revolving Credit Commitment":  as to any Bank at any time, an
      -------------------------------------
amount equal to the excess, if any, of (a) the amount of such Bank's Revolving Credit Commitment over (b) such Bank's Aggregate Outstanding Extensions of Credit.

     "Borrowing Date":  any Business Day specified in a notice pursuant to
      --------------
subsection 2.4 as a date on which the Company requests the Banks to make Loans hereunder.

     "Business Day":  a day other than a Saturday, Sunday or other day on which
      ------------
commercial banks in Hartford, Connecticut are authorized or required by law to close.

     "Capital Expenditures":  any payment made directly or indirectly for the
      --------------------
purpose of acquiring, constructing or improving fixed assets, real property or equipment which in accordance with GAAP would be added as a net debit (after giving effect to any credits) to the fixed asset account of the Person making such expenditure, including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement.

     "Capital Stock":  any and all shares, interests, participations or other
      -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Cash Equivalents":  (a) securities issued or directly and fully guaranteed
      ----------------
or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (b) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any Bank or with any domestic commercial bank having capital and surplus in excess of $100,000,000, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(a) and (b) entered into with any financial institution meeting the qualifications specified in clause (b) above, and (d) commercial paper issued by any Bank or the parent corporation of any Bank and commercial paper of any other issuer rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within six months after the date of acquisition.

     "Cash Collateral Account":  as defined in Section 8.
      -----------------------

     "Change of Control":  the occurrence of any of the following events: (i)
      -----------------
any "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than one or more Permitted Holders or any Person or Persons controlled by one or more Permitted Holders, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by the directors then still in office who either were directors at the beginning of such period or whose election or nomination for director was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (iii) the direct or indirect, sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), provided that the foregoing shall not include the granting of liens permitted by this Agreement; (iv) the Permitted Holders cease to control at least 10% of the total voting power of the Company; or (v) the Company consolidates with or merges into another corporation or any Person consolidates with or merges into the Company, in either event pursuant to a transaction in which either (A) the outstanding Voting Stock of the Company is changed into or exchanged for cash, securities or other property (other than any such transaction where the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation) or (B) the holders of a majority of the voting power of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, less than a majority of voting power of the Voting Stock of the surviving corporation immediately after such transaction.

     "Clean-Down Period":  the period commencing on August 1 and ending on
      -----------------
November 1 of each year during the Commitment Period.

     "Closing Date":  February 25, 1994.
      ------------

     "Code":  the Internal Revenue Code of 1986, as amended from time to time.
      ----

     "Collateral":  the collective reference to the Collateral, as such term is
      ----------
defined in each of the Company Security Agreement, the Company Pledge Agreement and the Subsidiary Pledge Agreement.

     "Commitment Percentage":  as to any Bank at any time, the percentage set
      ---------------------
forth opposite such Bank's name on Schedule I of this Agreement with respect to such Bank.

     "Commitment Period":  the period from and including the date hereof to but
      -----------------
not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

     "Commitments":  the collective reference to the Revolving Credit
      -----------
Commitments and the L/C Commitments.

     "Commonly Controlled Entity":  an entity, whether incorporated or not,
      --------------------------
which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

     "Company Pledge Agreement":  the Pledge Agreement, substantially in the
      ------------------------
form of Exhibit C, made by the Company in favor of the Agent for the ratable benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

     "Company Security Agreement":  the Security Agreement, substantially in the
      --------------------------
form of Exhibit E, to be executed and delivered by the Company, as the same may be amended, supplemented or otherwise modified from time to time.

     "Consolidated EBIRT":  for any period, Consolidated Net Income for such
      ------------------
period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (a) income taxes for such period, (b) Consolidated Interest Expense for such period, (c) Consolidated Rent Expense for such period and (d) depreciation and/or amortization expense with respect to Financing Leases.

     "Consolidated EBITDA":  for any period, Consolidated Net Income for such
      -------------------
period plus the aggregate amounts deducted in determining such Consolidated Net Income in respect of (a) income taxes, (b) Consolidated Interest Expense, (c) depreciation expense and (d) the expense associated with amortization of intangible and other assets.

     "Consolidated Indebtedness":  at a particular date, all Indebtedness of the
      -------------------------
Company and its consolidated Subsidiaries which by its terms matures more than one year after the date of calculation, and any other Indebtedness of the Company and its consolidated Subsidiaries maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date, including, in any event, the Revolving Credit Loans, but excluding any Financing Leases entered into by the Company or its consolidated Subsidiaries after the Closing Date.

     "Consolidated Interest Expense":  for any period, interest expense of the
      -----------------------------
Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income":  for any period, the consolidated net income (or
      -----------------------
loss) of the Company and its Subsidiaries for such period determined in accordance with GAAP; provided that there shall be excluded from the calculation thereof any non-operating gains or losses

(including, without limitation, extraordinary or unusual gains or losses, gains or losses from discontinuance of operations, gains or losses arising from the sale or disposition by the Company or any Subsidiary of any asset (including, without limitation, the issuance of any debt or equity securities, but excluding the sale or disposition of any Franchise Asset or any inventory of the Company or any Subsidiary) and other non-recurring gains or losses) during such period; and provided further that there shall be excluded from the calculation of Consolidated Net Income any net income or loss arising with respect to any Permitted Joint Venture Investment, except that the aggregate amount of cash actually distributed to the Company in respect of such Permitted Joint Venture Investment during such period as a dividend or other distribution shall be included in the calculation thereof.

     "Consolidated Net Worth":  at a particular date, all amounts which would be
      ----------------------
included under shareholders' equity on a consolidated balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP as at such date.

     "Consolidated Rent Expense":  for any period, the aggregate rental
      -------------------------
obligations of the Company and its Subsidiaries determined on a consolidated basis payable in respect of such period under leases of real and/or personal property (net of principal receipts from sub-leases thereof, and excluding taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases), regardless of whether such obligations are reflected as liabilities or commitments on a consolidated balance sheet of the Company and its consolidated Subsidiaries or in the notes thereto;
provided, that with respect to Financing Leases, the rental obligations referred
- - --------
to herein shall be limited to the principal portion of the payments in respect of such obligations.

     "Contractual Obligation":  as to any Person, any provision of any security
      ----------------------
issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     "Default":  any of the events specified in Section 8, regardless of whether
      -------
any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Designated Subsidiary":  a Subsidiary listed on Part A of Schedule VI.
      ---------------------

     "DM Associates":  DM Associates Limited Partnership, a Connecticut limited
      -------------
partnership.

     "Dollars" and "$":  dollars in lawful currency of the United States of
      -------       -
America.

     "Environmental Laws":  any and all Federal, state, local or municipal laws,
      ------------------
rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as now or may at any time hereafter be in effect.

     "ERISA":  The Employee Retirement Income Security Act of 1974, as amended
      -----
from time to time.

     "Event of Default":  any of the events specified in Section 8, provided
      ----------------                                              --------
that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Extension":  as defined in subsection 2.15.
      ---------

     "Federal Funds Effective Rate":  at any time and with respect to any Bank,
      ----------------------------
shall mean the rate of interest charged to such Bank in the interbank market at such time for excess reserve balances.

     "Financing Lease":  any lease of property, real or personal, the
      ---------------
obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "FinOp":  Financial Opportunities, Inc., a Kentucky corporation that is a
      -----
Subsidiary and a small business investment company licensed by the SBA.

     "Fleet":  Fleet Bank, National Association, a national banking association
      -----
organized and existing under the laws of the United States of America.

     "FQED":  the end date of any fiscal quarter in any fiscal year of the
      ----
Company.

     "Franchise Assets":  all real and personal property of the Company or any
      ----------------
Subsidiary sold or otherwise transferred to any franchisee of the Company or such Subsidiary pursuant to the Company's on-going franchise program, in the ordinary course of such program and pursuant to customary documentation of the Company or such Subsidiary for such purpose.

     "Franchisee Guarantees":  Guarantee Obligations of the Company or any
      ---------------------
Subsidiary guaranteeing Indebtedness of a franchisee of the Company with respect to the Company's on-going franchise program, which Guarantee Obligations are reflected on the consolidated financial statements of the Company and its consolidated Subsidiaries or in the notes thereto.

     "FYED":  the end date of the Company's fiscal year designated with such
      ----
term, being the Saturday closest to January 31 in the calendar year designated with such term; thus FYED 1995 shall mean the Saturday closest to January 31, 1995, which shall be the date on which the Company's 1995 fiscal year shall end.

     "GAAP":  generally accepted accounting principles in the United States of
      ----
America in effect from time to time.

     "Governmental Authority":  any nation or government, any state or other
      ----------------------
political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantee Obligation":  as to any Person (the "guaranteeing person"), any
      --------------------
obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), to induce the creation of which obligation the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether contingent or not, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term
                                            --------  -------
"Guarantee Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (x) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (y) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

     "Hazardous Materials":  any hazardous materials, hazardous wastes,
      -------------------
hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

     "Indebtedness":  of any Person at any date, (a) all indebtedness of such
      ------------
Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Financing Leases, (c) all obligations of such Person in respect of acceptances issued or created for the account of such Person, and (d) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     "Initial Funding Date": as defined in subsection 2.1.
      --------------------

     "Insolvency":  with respect to any Multiemployer Plan, the condition that
      ----------
such Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Insolvent":  pertaining to a condition of Insolvency.
      ---------

     "Insurance Subsidiary":  D.M. Insurance, Ltd., a Bermuda corporation.
      --------------------

     "Interest Payment Date":  (a) as to any Prime Rate Loan, the last day of
      ---------------------
each March, June, September and December to occur while such Loan is outstanding, (b) as to any LIBOR Loan having a LIBOR Interest Period of three months or less, the last day of such LIBOR Interest Period, and (c) as to any LIBOR Loan having a LIBOR Interest Period longer than three months, each day which is three months or a whole multiple thereof, after the first day of such LIBOR Interest Period and the last day of such LIBOR Interest Period.

     "Interest Rate Agreement":  any interest rate swap agreement, interest rate
      -----------------------
collar agreement, currency exchange agreement, or other similar agreement or arrangement entered into by the Company, in order to hedge or minimize risk with respect to the fluctuation of interest rates, with (i) either of the initial Banks parties hereto or (ii) a financial institution with a minimum long-term indebtedness rating of at least A- by Standard & Poor's Corporation and at least A3 by Moody's Investors Service, Inc.

     "Issuing Bank":  Society National Bank, in its capacity as issuer of any
      ------------
Letter of Credit.

     "L/C Commitment":  $15,000,000.
      --------------

     "L/C Fee":  as defined in subsection 3.3(a).
      -------

     "L/C Obligations":  at any time, an amount equal to the sum of (a) the
      ---------------
aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

     "L/C Participants":  the collective reference to all the Banks other than
      ----------------
the Issuing Bank.

     "Letters of Credit":  as defined in subsection 3.1(a).
      -----------------

     "Letter of Credit Rate":  for each Letter of Credit, at any time, a rate
      ---------------------
per annum equal to the rate set forth below opposite the applicable classification of the ratio of Consolidated Indebtedness to Consolidated EBITDA as of the FQED immediately preceding such time:

===============================================================================
  Ratio of Consolidated Indebtedness to          Letter of Credit Rate:
Consolidated EBITDA:
- - -------------------------------------------------------------------------------
   Equal to or greater than 3.50:1.00                   1-1/2%
- - -------------------------------------------------------------------------------
3.25:1.00 up to but not including 3.50:1.00             1-1/4%
- - -------------------------------------------------------------------------------
           Less than 3.25:1.00                          1.00%
===============================================================================

     "LIBOR Base Rate":  with respect to each day during each LIBOR Interest
      ---------------
Period, the rate per annum equal to the rate at which Fleet is offered Dollar deposits at or about 10:00 A.M., Eastern time, two Business Days prior to the beginning of such LIBOR Interest Period in the London interbank market where the eurodollar and foreign currency and exchange operations in respect of its LIBOR Loans are then being conducted for delivery on the first day of such LIBOR Interest Period for the number of days comprised therein and in an amount comparable to the amount of its LIBOR Loan to be outstanding during such LIBOR Interest Period.

     "LIBOR Interest Period":  any one (1), two (2), three (3) or six (6) month
      ---------------------
period selected by the Company in respect to any LIBOR Loan pursuant to subsections 2.2, 2.4 or 2.5 of this Agreement.

     "LIBOR Reserve Requirements":  for any day as applied to a LIBOR Loan, the
      --------------------------
aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding maintained by a member bank of such System.

     "LIBOR Loans":  Loans the rate of interest applicable to which is based
      -----------
upon the LIBOR Rate.

     "LIBOR Rate":  with respect to each day during each LIBOR Interest Period,
      ----------
a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                               LIBOR Base Rate
              -------------------------------------------------
                      1.00 - LIBOR Reserve Requirements

     "Lien":  any mortgage, pledge, hypothecation, assignment, security
      ----
interest, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

     "Loan":  any loan made by any Bank pursuant to this Agreement.
      ----

     "Loan Documents":  this Agreement, the Notes, the Applications, the
      --------------
Subsidiary Guarantee, the Pledge Agreements and the Company Security Agreement, together with any and all other instruments, documents and agreements executed and delivered by the Company or the Designated Subsidiaries from time to time in connection with the Indebtedness evidenced by this Agreement and the Notes, as the same may hereafter be amended, restated or modified, from time to time.

     "Material Adverse Effect":  a material adverse effect on (a) the business,
      -----------------------
operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company or any Designated Subsidiary to perform its obligations under the Loan Documents to which it is a party or (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents or the rights or remedies of the Agent or the Banks hereunder or thereunder.

     "Minimum Consolidated Net Worth":  at each FQED to occur after FYED 1994,
      ------------------------------
an amount of Consolidated Net Worth equal to the excess of (a) the sum of (i) $34,200,000, plus (ii) the product of (a) 65% times (b) the cumulative Consolidated Net Income of the Company and its Subsidiaries (without deduction for any consolidated net loss in any fiscal quarter) for the period commencing on the first day of FYED 1995 and ending on such FQED, plus (iii) the net proceeds received by the Company after FYED 1994 in connection with the issuance and sale of any common stock of the Company, over (b) the aggregate amount of
                                             ----
any payments or distributions
by the Company after FYED 1994, whether as cash or as other property, in respect of any purchase, redemption, defeasance, retirement or other acquisition of any shares of Capital Stock of the Company permitted under subsection 7.7.

     "Multiemployer Plan":  a Plan which is a multiemployer plan as defined in
      ------------------
Section 4001(a) (3) of ERISA.

     "Net Cash Proceeds":  (a) when used in respect of any sale or other
      -----------------
disposition of assets that is not an issuance of debt securities of the Company or any Subsidiary, the gross proceeds received by the Company or such Subsidiary from such sale or disposition less (i) all reasonable legal, title, recording and transfer tax expenses, commissions and other customary fees and expenses incurred, and all other federal, state and local taxes assessed, in connection therewith, (ii) the principal amount of, premium, if any, and interest on any Indebtedness (other than the Loans and the Reimbursement Obligations) which is secured by the asset sold or otherwise disposed of and which is required to be repaid in connection with such sale or other disposition of assets and (iii) amounts to be provided by the Company or such Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with any such sale or other disposition of assets and retained by such Person after such sale or other disposition of assets, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such sale or other disposition of assets and (b) when used in respect of the issuance of any debt securities of the Company or any Subsidiary, the gross proceeds received by the Company or such Subsidiary from such issuance less all legal expenses, commissions and other fees and expenses incurred and all federal, state and local taxes assessed in connection therewith.

     "Notes":  the collective reference to the Revolving Credit Notes.
      -----

     "Participants":  as defined in subsection 10.6(b).
      ------------

     "PBGC":  the Pension Benefit Guaranty Corporation established pursuant to
      ----
Subtitle A of Title IV of ERISA.

     "Permitted Holders":  the collective reference to Frank Colaccino and his
      -----------------
Related parties, or in the event of the death or mental or physical incapacity of Frank Colaccino, any of Gregory Landry, Mitchell Kupperman, Robert Stein and their respective Related Parties.

     "Permitted Joint Venture Investment":  investments in corporations,
      ----------------------------------
partnerships or joint ventures (other than Subsidiaries) which investments do not require investment by the Company of cash equity in excess of $50,000 in the aggregate; provided, that for the purpose of determining the amount of cash
           --------
equity invested, investments by the Company of the proceeds of any fees or other amounts received by the Company in connection with such investment shall not be deemed to be cash equity.

     "Person":  an individual, partnership, corporation, business trust, joint
      ------
stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan":  at a particular time, any employee benefit plan which is covered
      ----
by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pledge Agreements":  the Company Pledge Agreement and the Subsidiary
      -----------------
Pledge Agreement.

     "POS Program Expenses":  those expenses incurred in connection with the
      --------------------
acquisition or installation by the Company or any Subsidiary of cash registers, personal computers and other inventory management equipment, and any licenses of intellectual property in connection therewith.

     "Prime Rate":  the rate of interest per annum publicly announced from time
      ----------
to time by the Agent as its prime rate in effect at its principal office (the Prime Rate not being intended to be the best or lowest rate of interest charged by Fleet in connection with extensions of credit to debtors). Any change in the Prime Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate.

     "Prime Rate Loans":  Loans the rate of interest applicable to which is
      ----------------
based upon the Prime Rate.

     "Purchasing Banks":  as defined in subsection 10.6(c).
      ----------------

     "Register":  as defined in subsection 10.6(d).
      --------

     "Regulation U":  Regulation U of the Board of Governors of the Federal
      ------------
Reserve System.

     "Reimbursement Obligation":  the obligation of the Company to reimburse the
      ------------------------
Issuing Bank pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

     "Reimbursing Bank": as defined in subsection 2.14(a).
      ----------------

     "Related Party":  with respect to each Permitted Holder, (a) any spouse or
      -------------
immediate family member of such Permitted Holder or (b) any trust, corporation, partnership or other entity, all of the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of Permitted Holders and/or such other Persons referred to in the immediately preceding clause (a).

     "Reorganization":  with respect to any Multiemployer Plan, the condition
      --------------
that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event":  any of the events set forth in Section 4043(b) of
      ----------------
ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615.

     "Required Banks":  at any time, Banks the Commitment Percentages of which
      --------------
aggregate greater than 50%.

     "Requirement of Law":  as to any Person, the Certificate of Incorporation
      ------------------
and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer":  the chief executive officer or the president or
      -------------------
other executive officer of the Company or, with respect to financial matters, the chief financial officer or other executive officer of the Company.

     "Revolving Credit Commitment":  as to any Bank, the obligation of such Bank
      ---------------------------
to make Revolving Credit Loans to the Company hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Bank's name on Schedule I under the caption, "Commitment Amount".

     "Revolving Credit Loans":  any loans, advances or other disbursements by
      ----------------------
Agent, or any or all of the Banks to or for the account of the Company under the Revolving Credit Commitments (including without limitation, amounts paid in respect of any draft under any Letter of Credit) or in respect of any amounts due and not paid by the Company in accordance with subsection 10.5.

     "Revolving Credit Note":  as defined in subsection 2.7.
      ---------------------

     "Sale/Leaseback Transaction":  as defined in subsection 7.12.
      --------------------------

     "SBA":  the United States Small Business Administration or any regulatory
      ---
body succeeding to all or any of the functions thereof.

     "Security Documents":  the Pledge Agreements and the Company Security
      ------------------
Agreement.

     "Senior Subordinated Indenture":  the indenture among the Company, certain
      -----------------------------
of its Subsidiaries, as guarantors, and Society National Bank, as trustee, pursuant to which the Company will issue its 10.25% Senior Subordinated Notes due 2004 in the aggregate original principal amount of $75,000,000, as such Indenture may be amended, supplemented or otherwise modified from time to time.

     "Senior Subordinated Notes":  those 10.25% Senior Subordinated Notes due
      -------------------------
2004 in the original principal amount of $75,000,000 issued pursuant to the Senior Subordinated Indenture, as such Notes may be amended, modified, supplemented, renewed or extended from time to time.

     "Single Employer Plan":  any Plan which is covered by Title IV of ERISA,
      --------------------
but which is not a Multiemployer Plan.

     "Subordinated Debentures":  those 14.25% Subordinated Debentures Due 2000
      -----------------------
in the original aggregate principal amount of $35,000,000 issued pursuant to the Subordinated Indenture, as such Debentures may be amended, modified, supplemented, renewed or extended from time to time.

     "Subordinated Indenture":  the Indenture dated as of November 13, 1985
      ----------------------
between the Company and Fleet Bank, National Association, as assignee of The New Connecticut Bank and Trust Company, N.A., as trustee, as such Indenture may be amended, supplemented or otherwise modified from time to time.

     "Subsequently Acquired Subsidiary":  any Subsidiary acquired by the Company
      --------------------------------
or any Designated Subsidiary pursuant to subsection 7.9(i) if the assets or revenues of such Subsequently Acquired Subsidiary are considered, in the reasonable judgment of the Agent and the Banks, material in relation to the consolidated assets or consolidated revenues of the Company and its consolidated Subsidiaries (as shown from the most recent financial statements delivered pursuant to subsection 6.1).

     "Subsidiary":  as to any Person, a corporation, partnership or other entity
      ----------
of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

     "Subsidiary Guarantee":  the Guarantee, substantially in the form of
      --------------------
Exhibit B, made by each Designated Subsidiary in favor of the Agent for the ratable benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

     "Subsidiary Pledge Agreement":  the Pledge Agreement, substantially in the
      ---------------------------
form of Exhibit D, made by each Designated Subsidiary in favor of the Agent for the ratable benefit of the Banks, as the same may be amended, supplemented or otherwise modified from time to time.

     "Successor Agent":  any Bank or any bank, depository or financial
      ---------------
institution, trust company, bank and trust company having capital and surplus in excess of $100,000,000 and acceptable to the remaining Bank or Banks and to the Company, the Company's consent not to be unreasonably withheld or delayed.

     "Termination Date":  March 1, 1997, or such later date to which the
      ----------------
Termination Date may be extended in accordance with subsection 2.15.

     "Tranche":  the collective reference to LIBOR Loans having LIBOR Interest
      -------
Periods which begin on the same date and end on the same later date (whether such Loans shall originally have been made on the same day or not).

     "Transferee":  as defined in subsection 10.6(f).
      ----------

     "Type":  as to any Loan, its nature as a Prime Rate Loan or a LIBOR Loan.
      ----

     "Uniform Customs":  the Uniform Customs and Practice for Documentary
      ---------------
Credits (1983 Revision), International Chamber of Commerce Publication No. 400, as the same may be amended from time to time.

     "Voting Stock":  with respect to a corporation, all classes of Capital
      ------------
Stock then outstanding of such corporation normally entitled to vote in elections of directors.

     1.2  Other Definitional Provisions.
          -----------------------------

          (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

     1.3  Change in Accounting Principles.  Except as otherwise provided herein,
          -------------------------------
any changes in GAAP which are hereafter made and adopted by the Company with the agreement of its independent certified public accountants shall not affect the method of calculation of any of the financial covenants, standards or terms found in subsection 1.1 or Section 7.

                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

     2.1  Revolving Credit Commitments.  Subject to the terms and conditions
          ----------------------------
hereof, and provided that no Default or Event of Default shall have occurred and be continuing, each Bank severally agrees to make Revolving Credit Loans to the Company from time to time on or after the date each of the conditions precedent set forth in subsection 5.1 has been satisfied or waived by the Required Banks (the "Initial Funding Date") and continuing throughout the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Bank's Available Revolving Credit Commitment. From and after the Initial Funding Date and continuing throughout the Commitment Period the Company may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing in accordance with the terms and conditions hereof.

     2.2  Designation  of Interest Rates; LIBOR Interest Periods.
          ------------------------------------------------------

          (a) The Revolving Credit Loans may from time to time be (i) LIBOR Loans, (ii) Prime Rate Loans or (iii) a combination thereof, as determined by the Company and notified to the Agent in accordance with subsections 2.4 and 2.5. In the event the Company fails to designate the Type of all or any portion of a Loan (whether initially or upon expiration of a LIBOR Interest Period), the per annum rate of interest applicable thereto shall be or become the rate of interest applicable to Prime Rate Loans.

          (b) The Company may not select a LIBOR Interest Period pursuant to subsections 2.2(a), 2.5 or otherwise, which would expire on a day after the Termination Date. If any LIBOR Interest Period would otherwise end on a day that is not a Business Day, such LIBOR Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such LIBOR Interest Period into another calendar month in which event such LIBOR Interest Period shall end on the immediately preceding Business Day. If any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) such LIBOR Interest Period shall end on the last Business Day of a calendar month.

     2.3  Interest Rates and Payment Dates.
          --------------------------------

          (a) Each LIBOR Loan shall bear interest, during the applicable LIBOR Interest Period, at a rate per annum equal to the applicable LIBOR Rate plus the Applicable Margin. The Applicable Margin for each LIBOR Loan shall be determined based upon the calculations submitted to the Banks pursuant to subsection 6.2(b) and shall be effective as of the first day of the fiscal quarter next following the date such calculations are submitted to the Banks, provided that such calculations shall be subject to the review and approval of the Banks. Any change in such Applicable Margin as a consequence of the Bank's review of the aforesaid calculation after the effective date of such Applicable Margin shall be retroactively applied to the first day such Applicable Margin became effective. In the event the Applicable Margin for a LIBOR Loan can not be determined at any time because the Company's financial statements for the immediately preceding fiscal quarter are not available at such time, the Applicable Margin for each LIBOR Loan shall be presumed to be the same as the Applicable Margin for such LIBOR Loans as of the last FQED for which the Company's financial statements were available.

          (b) Each Prime Rate Loan shall bear interest for so long as it is outstanding and unpaid at a rate per annum equal to the Prime Rate plus the Applicable Margin.

          (c) If all or a portion of the principal amount of any Loan or any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum (the "Default Rate") which is equal to the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 3% from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing at the Default Rate pursuant to
           --------
     subsection 2.3(c) shall be payable on demand. In the event the rate of interest applicable to any LIBOR Loan decreases as a consequence of a decrease in the Applicable Margin with respect thereto, the Company shall be entitled to apply the difference between the amount of interest paid and the amount of interest due (after giving effect to such reduction) as a credit against the next installment of interest due hereunder. In the event the rate of interest applicable to any LIBOR Loan increases as a consequence of an increase in the Applicable Margin with respect thereto, the Company shall pay the difference between the amount of interest paid and the amount of interest due (after giving effect to such increase) on the next Interest Payment Date.

          (e) In the event the total amount of any payment of principal or interest or amounts due in respect of any Reimbursement Obligation or of any fee required to be paid under this Agreement is not received by Agent or Issuing Bank, as the case may be, within ten (10) days following the due date of such payment, the Company shall, in addition to and together with such payment, pay to Agent or Issuing Bank, as the case may be, a late charge equal to five percent (5%) of the total amount of such payment or amount due ; provided, such late charge shall not be payable in respect of any overdue payment in the event Borrower was entitled to an Advance in the amount of such payment under the provisions of subsection 2.1 at the time such payment became due.

     2.4  Procedure for Borrowing.  The Company may borrow under the Revolving
          -----------------------
Credit Commitments on or after the Initial Funding Date during the Commitment Period on any Business Day by giving the Agent irrevocable notice (which notice must be received by the Agent prior to (x) 1:00 P.M., Eastern time, at least three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially LIBOR Loans, or (y) 1:00 P.M., Eastern time, on the requested Borrowing Date, otherwise), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) the Type of the requested borrowing and (iv) if the borrowing is to be entirely or partly of LIBOR Loans, the amounts and LIBOR Interest Periods thereof. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (A) in the case of Prime Rate Loans, $100,000 or a whole multiple thereof (or, if the then Available Revolving Credit Commitments are less than $100,000, such lesser amount) or (B) in the case of LIBOR Loans, $100,000 or a whole multiple thereof. Upon receipt of any such notice from the Company, the Agent shall promptly notify each Bank thereof. Each Bank will make the amount of its pro rata share (based on its Commitment Percentage) of each borrowing available to the Agent for the account of the Company at the office of the Agent specified in subsection 10.2 prior to 2:00 P.M., Eastern time, on the Borrowing Date requested by the Company in funds immediately available to the Agent. Such borrowing will then be made available to the Company by the Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

     2.5  Conversion and Continuation Options.
          -----------------------------------

          (a) The Company may elect from time to time to convert LIBOR Loans to Prime Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of
                                          --------
     LIBOR Loans may only be made on and as of the last day of a LIBOR Interest Period with respect thereto. The Company may elect from time to time to convert Prime Rate Loans to LIBOR Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election, which notice shall specify the length of the initial LIBOR Interest Period or LIBOR Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Bank thereof. All or any part of outstanding LIBOR Loans and Prime Rate Loans may be converted as provided herein, provided
                                                                     --------
     that no Loan may be converted into a LIBOR Loan when any

     Event of Default has occurred and is continuing or the Agent has or the Required Banks have determined pursuant to subsection 2.13 that such a conversion is not appropriate.

          (b) The Company may elect to continue all or any portion of any LIBOR Loan upon the expiration of the designated LIBOR Interest Period in respect of such LIBOR Loan by giving the Agent at least three Business Days' prior irrevocable notice of such election; provided that no LIBOR Loan may be
                                          --------
     continued as such when any Event of Default has occurred and is continuing or the Agent has or the Required Banks have determined pursuant to subsection 2.13 that such a continuation as a LIBOR Loan is not appropriate. The Company shall specify in the aforesaid notice the amount to be continued as a LIBOR Loan and the LIBOR Interest Period with respect thereto in accordance with subsection 2.2.

     2.6  Minimum Amounts and Maximum Number of Tranches.  All borrowings,
          ----------------------------------------------
conversions and continuations of Loans hereunder and all selections of LIBOR Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the LIBOR Loans comprising each Tranche shall be equal to $100,000 or a whole multiple thereof and so that there shall not be more than 5 Tranches at any one time outstanding.

     2.7  Revolving Credit Notes.  The Revolving Credit Loans made by each Bank
          ----------------------
shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Bank and in a principal amount equal to the amount of the initial Revolving Credit Commitment of such Bank. Each Bank is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Bank, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of LIBOR Loans, the length of each LIBOR Interest Period and LIBOR Rate with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie
                                                                 ----- -----
evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 2.3.

     2.8  Fees.  The Company agrees to pay to the Agent for the account of each
          ----
Bank a commitment fee for the period from and including the date hereof to the Termination Date, computed at the rate of 1/2 of 1% per annum on the average daily amount of the Available Revolving Credit Commitment of such Bank during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

     2.9  Termination or Reduction of Revolving Credit Commitments.
          --------------------------------------------------------

          (a) The Company shall have the right, upon not less than three Business Days' notice to the Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments;

     provided that no such termination or reduction shall be permitted if, after
     --------
     giving effect thereto and to any prepayments of the

     Revolving Credit Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to such Bank's Commitment Percentage of the L/C Obligations, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount not less than $250,000 and shall reduce permanently the Revolving Credit Commitments then in effect.

          (b) Simultaneously with any required prepayment of the Loans pursuant to subsection 2.11 (a) or (b), the Commitments shall automatically be reduced by an amount equal to the amount of such required prepayment. Simultaneously with the occurrence of any event requiring prepayment pursuant to subsection 2.11 (c), the Commitments shall automatically terminate.

     2.10 Optional Prepayments.  The Company may at any time and from time to
          --------------------
time, prepay the Revolving Credit Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice, in the case of prepayment of any Revolving Credit Loans which are LIBOR Loans, or upon irrevocable notice (which notice must be received by 1:00 P.M., Eastern time, on or before the proposed date of prepayment), in the case of prepayments of any Revolving Credit Loans which are Prime Rate Loans, to the Agent, specifying the date and amount of prepayment and whether the prepayment is of LIBOR Loans, Prime Rate Loans or a combination thereof, and, in each case if a combination thereof, the amount allocable to each; provided that, if a LIBOR Loan is prepaid
                                       --------
other than at the end of the LIBOR Interest Period applicable thereto, the Company shall also pay any amounts required to be paid pursuant to subsection
2.20. Upon receipt of any such notice the Agent shall promptly give notice thereof to each Bank. If any such notice is given by the Company, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments of the Revolving Credit Loans shall be in an aggregate principal amount of $100,000 or a whole multiple in excess thereof.

     2.11 Mandatory Prepayments; Cash Collateralizations.
          ----------------------------------------------

          (a) Immediately upon the occurrence of any public issuance or private placement of any debt securities of the Company or any Subsidiary (other than Indebtedness incurred pursuant to subsection 7.2(d) and other than renewals or refinancings of the indebtedness evidenced by the Senior Subordinated Notes or of Indebtedness of debt securities issued and outstanding as of the date hereof so long as the outstanding principal amount of such Indebtedness is not increased by such renewal or refinancing) the Company shall make or cause to be made a prepayment on the Loans equal to 100% of the Net Cash Proceeds received therefor.

          (b) If, at any time or from time to time, the Company makes an "Asset Disposition" (as defined under the Senior Subordinated Indenture), the Company shall, within 210 days from the date of such Asset Disposition (or such longer period permitted under the Senior Subordinated Indenture), apply all of the Net Cash Proceeds from such Asset Disposition to either or both of (in the sole discretion of the Company) (i) the prepayment of the Loans or (ii) an investment in "fixed assets" (as defined under GAAP) in the same or substantially similar line of business as defined in the Indenture as the assets that were the subject of such Asset Disposition, provided that, notwithstanding the foregoing, (A) up to $1,000,000 of the Net Cash Proceeds received in any fiscal year from any such Asset Dispositions shall not be subject to this subsection 2.11(b) and (B) no application of the Net Cash Proceeds resulting from any such Asset Dispositions pursuant to this paragraph shall be necessary until the aggregate amount of such Net Cash Proceeds (above the aforesaid $1,000,000) equals or exceeds $5,000,000 at any time after the date hereof. Without limiting the generality of the foregoing, no repayments by the Company of outstanding Revolving Credit Loans shall be considered mandatory prepayments under this subsection unless and until the Company shall have designated such repayments as such.

          (c) Amounts prepaid on account of Revolving Credit Loans pursuant to this subsection 2.11 shall be allocated to the outstanding principal amount of the Revolving Credit Loans, together with a corresponding permanent reduction of the Revolving Credit Commitments; provided that, if the amount
                                                    --------
     of such prepayment (the "Prepayment Amount") exceeds the then outstanding Revolving Credit Loans or is made at a time when no Revolving Credit Loans are outstanding, then the Company shall deposit such Prepayment Amount as collateral for the then outstanding L/C Obligations in a cash collateral account maintained by the Agent pursuant to its customary documentation for such purposes, which deposit shall be made on the payment date specified in the notice of prepayment.

     2.12 Computation of Interest and Fees.  Interest on the Loans, Letter of
          --------------------------------
Credit commissions and commitment fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Company and the Banks of each determination of a LIBOR Rate. Any change in the interest rate on a Loan resulting from a change in the Prime Rate or the LIBOR Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Company and the Banks of the effective date and the amount of each such change in interest rate. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Banks in the absence of manifest error.

     2.13 Inability to Determine Interest Rate.  If prior to the first day of
          ------------------------------------
any LIBOR Interest Period:

          (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such LIBOR Interest Period, or

          (b) the Agent shall have received notice from the Required Banks that the LIBOR Rate determined or to be determined for such LIBOR Interest Period will not adequately and fairly reflect the cost to such Banks (as conclusively certified by such Banks) of making or maintaining their affected Loans during such LIBOR Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Company and the Banks as soon as practicable thereafter. If such notice is given (x) any LIBOR Loans requested to be made on the first day of such LIBOR Interest Period shall be made as Prime Rate Loans, (y) any Loans that were to have been converted on the first day of such LIBOR Interest Period to LIBOR Loans shall be converted to or continued as Prime Rate Loans and (z) any outstanding LIBOR Loans shall be converted, on the first day of such LIBOR Interest Period, to Prime Rate Loans. Until such notice has been withdrawn by the Agent, no further LIBOR Loans shall be made or continued as such, nor shall the Company have the right to convert Loans to LIBOR Loans.

     2.14 Pro Rata Treatment and Payments.
          -------------------------------

          (a) Unless the Agent shall have been notified in writing by any Bank prior to a Borrowing Date that such Bank will not make the amount that would constitute its Commitment Percentage of the borrowing on such date available to the Agent, the Agent may assume that such Bank (a "Reimbursing Bank") has made such amount available to the Agent on such Borrowing Date, and the Agent or any Bank may (but shall not be obligated), in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, the Reimbursing Bank shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as quoted by the Agent, times (ii) the amount of such Reimbursing Bank's Commitment Percentage of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Reimbursing Bank's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is
     360. A certificate of the Agent submitted to any Reimbursing Bank with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If a Reimbursing Bank's Commitment Percentage of such borrowing is not in fact made available to the Agent by such Reimbursing Bank within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount, with interest thereon at the rate per annum applicable to Prime Rate Loans hereunder, on demand, from such Reimbursing Bank or the Company in such order and manner as Agent may determine in its discretion.

          (b) Each borrowing of Revolving Credit Loans by the Company from the Banks hereunder shall be made by the Banks pro rata in accordance with the respective Commitment Percentage of such Banks. Each payment by the Company on account of the principal of and interest on the Revolving Credit Loans, any commitment fee hereunder and any reduction of the Commitments of the Banks shall be payable to the Banks pro rata in accordance with the respective Commitment Percentages of the Banks; provided that in the event the Agent or any Bank pursuant to subsection 2.14(a) makes available to the Company a Reimbursing Bank's Commitment Percentage of a requested borrowing, the Agent or such Bank providing such funding shall be entitled to receive all payments that would otherwise be payable to such Reimbursing Bank until such time as the Agent or such Bank, as the case may be, shall have received an amount equal to the amount so funded on behalf of such Reimbursing Bank, together with interest thereon as provided in subsection 2.14(a). All payments (including prepayments) to be made by the Company hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00 P.M., Eastern time, on the due date thereof to the Agent, for the account of the Banks, at the Agent's office specified in subsection 10.2, in Dollars and in immediately available. funds. The Agent shall distribute such payments to the Banks promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     2.15 Extension of Termination Date.  By the date which is one year and 60
          -----------------------------
days prior to the initial Termination Date (and, if the initial Termination Date has been extended pursuant to this subsection, by the date which is one year and 60 days prior to the Termination Date as so extended by the first Extension), the Company may notify the Agent of its desire to extend the Termination Date each such Extension consisting of one additional year (each, an "Extension"), and its request that the Banks approve such Extension, whereupon the Agent shall promptly notify the Banks of such request. The Agent shall notify the Company of the decision of the Banks (to be made in the Banks' sole discretion) with respect thereto not later than 30 days after the Agent's receipt of the request for such Extension. If all of the Banks agree to the requested Extension, the Termination Date shall be so extended.

     2.16 Annual Clean-Down of Revolving Credit Loans.  For a period of at least
          -------------------------------------------
30 consecutive days to occur during each Clean-Down Period, the aggregate principal amount of Revolving Credit Loans outstanding at all times during such 30-day period shall not exceed $5,000,000.

     2.17 Illegality.  Notwithstanding any other provision herein, if the
          ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBOR Loans as contemplated by this Agreement, (a) the commitment of such Bank hereunder to make LIBOR Loans, continue LIBOR Loans as such and convert Prime Rate Loans to LIBOR Loans shall forthwith be cancelled and (b) such Bank's Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current LIBOR Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a LIBOR Loan occurs on a day which is not the last day of the then current LIBOR Interest Period with respect thereto, the Company shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 2.20.

     2.18 Requirements of Law.
          -------------------

          (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Bank with any request or directive (whether having the force of law or not) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Bank to any tax of any kind whatsoever with respect to this Agreement, any Note or any LIBOR Loan made by it, or change the basis of taxation of payments to such Bank in respect thereof (except for Non-Excluded Taxes covered by subsection 2.19 and changes in the rate of tax on the overall net income of such Bank);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the LIBOR Rate hereunder; or

               (iii)  shall impose on such Bank any other condition;

          and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank deems to be material, of making, converting into, continuing or maintaining LIBOR Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company, through the Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Company shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) If any Bank shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Bank or any corporation controlling such Bank with any request or directive regarding capital adequacy (whether having the force of law or not) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Bank's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such corporation could have achieved but for such change or compliance (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, after submission by such Bank to the Company (with a copy to the Agent) of a written request therefore, the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     2.19 Taxes.
          -----

          (a) All payments made by the Company under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Bank as a result of a present or former connection between the Agent or such Bank and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Bank hereunder or under the Notes, the amounts so payable to the Agent or such Bank shall be increased to the extent necessary to yield to the Agent or such Bank (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Company shall not
                                   --------  -------
     be required to increase any such amounts payable to any Bank that is not organized under the laws of the United States of America or a state thereof if such Bank fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Agent for its own account or for the account of such Bank, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Company shall indemnify the Agent and the Banks for any incremental taxes, interest or penalties that may become payable by the Agent or any Bank as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

          (b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof shall:

               (i) deliver to the Company and the Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

               (ii) deliver to the Company and the Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company and the Agent. Such Bank shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Bank or a Participant pursuant to subsection
10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Bank from which the related participation shall have been purchased.

     2.20 Indemnity.  The Company agrees to indemnify each Bank and to hold each
          ---------
Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of LIBOR Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of LIBOR Loans on a day which is not the last day of an LIBOR Interest Period with respect thereto. Such indemnification may include, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds obtained to fund or maintain a LIBOR Loan during any LIBOR Interest Period, which any Bank may incur as a consequence of such failure to borrow, convert or continue, as the case may be. A certificate by Agent as to the amount of such loss, expense or increased costs shall, when submitted to the Company, be conclusive, in the absence of manifest error, unless the Company shall have provided the Agent with written notice of the Company's objection to all or any portion of such certificate not later than ten (10) days after the date on which such certificate is submitted to the Company. Any such LIBOR Loan shall not be deemed paid or satisfied until all such additional amounts are paid. Agent agrees to provide the Company with such information as the Company may reasonably request with respect to the calculation of any such losses or expenses. The covenant contained in this subsection 2.20 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.


                         SECTION 3.  LETTERS OF CREDIT

     3.1  L/C Commitment.
          --------------

          (a) Prior to the date hereof, Society National Bank issued various letters of credit on behalf of the Company. Subject to the terms and conditions hereof, the Issuing Bank, in reliance on the agreements of the other Banks set forth in subsection 3.5(a), agrees to issue standby letters of credit for the account of the Company and its Designated Subsidiaries on any Business Day on or after the Initial Funding Date until the date which is five Business Days prior to the end of the Commitment Period in such form as may be approved from time to time by the Issuing Bank (all such letters of credit outstanding on the date hereof and all letters of credit to be issued hereunder, together with all extensions, renewals and replacements thereof, are herein collectively referred to as the "Letters of Credit"); provided that the Issuing Bank shall have no obligation to
                  --------
     issue any Letter of Credit if at the time of such issuance a Default exists or an Event of Default has occurred and is continuing or if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Available Revolving Credit Commitment would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars, (ii) expire no later than the Termination Date and (iii) expire no later than a date one year after its issuance. Each Letter of Credit (except for previously issued Letters of Credit) shall be issued as credit support for
     (x) insurance and vendor financial obligations, (y) performance bonds issued on behalf of the Company or any Designated Subsidiary in its ordinary course of business or (z) other similar financial support for obligations of the Company.

          (b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of the Issuing Bank's principal place of business.

          (c) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

     3.2  Procedure for Issuance of Letters of Credit.  The Company may from
          -------------------------------------------
time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company. The Issuing Bank shall furnish a copy of such Letter of Credit to the Company and the other Banks promptly following the issuance thereof.

     3.3  Fees, Commissions and Other Charges.
          -----------------------------------

          (a) The Company shall pay to the Agent a letter of credit facility fee (the "L/C Fee"), upon issuance of a Letter of Credit, in an amount equal to the product of (i) the face amount of such Letter of Credit, times
     (ii) the applicable Letter of Credit Rate, times (iii) the term of such Letter of Credit, expressed as a fraction equal to the number of days of
     such term divided by three hundred sixty (360).   The applicable Letter of
     Credit Rate shall be determined based upon the calculations submitted to the Banks pursuant to subsection 6.2(b) and shall be effective as of the first day of the fiscal quarter next following the date such calculations are submitted to the Banks, provided that such calculations shall be subject to the review and approval of the Banks. Any change in the applicable Letter of Credit Rate as a consequence of the Bank's review of the aforesaid calculation after the effective date of such Letter of Credit Rate shall be retroactively applied to the first day such Letter of Credit Rate became effective. In the event that the Letter of Credit Rate can not be determined at any time because the Company's financial statements for the immediately preceding fiscal quarter are not available at such time, the Letter of Credit Rate shall be presumed to be the same as the Letter of Credit Rate as of the last FQED for which the Company's financial statements were available. Any change in the L/C Fee as a consequence of a change in the Letter of Credit Rate shall be effective as of the date of such change in the Letter of Credit Rate. Any increase or reduction in the L/C Fee as a consequence of an increase or reduction in the Letter of Credit Rate, as the case may be, shall be credited against or deducted from the next L/C Fee, as the case may be. In the event any Letter of Credit is terminated or the available credit thereunder is permanently reduced prior to the stated expiry date thereof, the Company shall be entitled to a rebate of that portion of the L/C Fee paid with respect to such Letter of Credit which is allocable pro rata to the portion of the Letter of Credit that has been terminated or reduced, as the case may be, as determined by the Issuing Bank. Each L/C Fee payable under this subsection 3.3 shall be shared ratably among the Banks in accordance with their respective Commitment Percentages.

          (b) In addition to the L/C Fees, the Company shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, processing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) The Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Agent for their respective accounts pursuant to this subsection.

     3.4  Reimbursement Obligation of the Company.  The Company agrees to
          ---------------------------------------
reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (a) such draft so paid and (b) any taxes (other than income taxes), fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in Dollars and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Loans which were then overdue under subsection 2.3. Each drawing under any Letter of Credit shall constitute a request by the Company to the Agent for the borrowing pursuant to subsection 2.1 of Revolving Credit Loans in the amount of such drawing and any reimbursement made by an L/C Participant pursuant to subsection 3.5 shall constitute a Revolving Credit Loan pursuant to subsection 2.3.

     3.5  L/C Draws and Reimbursements.
          ----------------------------

          (a) Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed through participation or otherwise. In furtherance of the foregoing, the Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.5(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (I) such amount, times (2) the daily average Federal Funds
                                 -----
     Effective Rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (3) a fraction
                                                           -----
     the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum equal to the Prime Rate. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its share of such payment in accordance with subsection 3.5(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its share thereof; provided, however, that in the event that any such payment
              --------  -------
     received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

     3.6  Obligations Absolute.  The Company's obligations under this Section 3
          --------------------
shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit. The Company also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Company's Reimbursement Obligations under subsection 3.4 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of Connecticut, shall be binding on the Company and shall not result in any liability of the Issuing Bank to the Company.

     3.7  Letter of Credit Payments.  If any draft shall be presented for
          -------------------------
payment under any Letter of Credit, the Issuing Bank shall promptly notify the Company and the Banks of the date and amount thereof. The responsibility of the Issuing Bank to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     3.8  Application.  To the extent that any provision of any Application
          -----------
related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.

                 SECTION 4.  REPRESENTATIONS AND WARRANTIES

     To induce the Banks to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit the Company hereby represents and warrants to the Agent and each Bank that:

     4.1  Financial Condition.
          -------------------

          (a) The consolidated balance sheet of the Company and its consolidated Subsidiaries as at January 30, 1993 and the related consolidated statements of operations and retained earnings and of cash flows for the fiscal year ended on such date, reported on by Arthur Andersen & Co., copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 25, 1993 and the related unaudited consolidated statements of operations and retained earnings for the eleven-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Bank, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations for the eleven-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          (b) Except as set forth on Schedule II, neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to in subsection 4.1(a), any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the financial statements referred to in subsection 4.1(a) or in the notes thereto.

          (c) Except as set forth on Schedule III, during the period from January 30, 1993 to and including the date hereof there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at January 30, 1993.

     4.2  No Change.  Since January 30, 1993 (a) there has been no development
          ---------
or event nor any prospective development or event which has had or could have a Material Adverse Effect and (b) except as set forth on Schedule IV or as permitted by this Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Company or any of its Subsidiaries nor has any of the Capital Stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries.

     4.3  Corporate Existence; Compliance with Law.  Each of the Company and
          ----------------------------------------
each Designated Subsidiary (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged in each jurisdiction where the failure to have such power, authority or right would have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except where the failure so to qualify could not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

     4.4  Corporate Power; Authorization; Enforceable Obligations.  The Company
          -------------------------------------------------------
has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement, the Notes, each Application and the other Loan Documents to which it is a party, to borrow hereunder and to grant the Liens pursuant to the Security Documents to which it is a party and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes, the grant of the Liens pursuant to the Security Documents to which it is a party and the execution, delivery and performance of this Agreement, the Notes, each Application and each other Loan Document to which it is a party. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder, the grant of the Liens pursuant to the Security Documents or the execution, delivery, performance, validity or enforceability of this Agreement, the Notes, each Application or any other Loan Document except that prior authorization of the SBA is required for any exercise of remedies under the Subsidiary Pledge Agreement with respect to the FinOp common stock pledged thereunder and under the Company Pledge Agreement with respect to the common stock of CONNA Corporation pledged thereunder. This Agreement and each other Loan Document to which the Company is a party (except the Notes) has been, and each Note will be, duly executed and delivered on behalf of the Company. This Agreement and each other Loan Document to which the Company is a party (except the Notes) constitutes, and each Note when executed and delivered will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     4.5  No Legal Bar.  The execution, delivery and performance of this
          ------------
Agreement, the Notes, each Application and each other Loan Document, the grant of the Liens pursuant to the Security Documents, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Company or of any Designated Subsidiary and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

     4.6  No Material Litigation.  No litigation, investigation or proceeding of
          ----------------------
or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any Designated Subsidiary or against any of its or their respective properties or revenues (a) with respect to this Agreement, the Notes, any Application or any other Loan Document or any of the transactions contemplated hereby or thereby or (b) which could have a Material Adverse Effect, except with respect to matters described on Schedule VII.

     4.7  No Default.  Neither the Company nor any Designated Subsidiary is in
          ----------
default under or with respect to any of its Contractual Obligations or Capital Stock in any respect which could have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     4.8  Ownership of Property; Liens.  Each of the Company and each Designated
          ----------------------------
Subsidiary has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other property except for any defect in title thereto or leasehold interest therein which could not in the aggregate have a Material Adverse Effect, and none of the property owned or leased by the Company or any Designated Subsidiary is subject to any Lien except as permitted by subsection 7.3 or which could in the aggregate not have a Material Adverse Effect.

     4.9  Intellectual Property.  The Company and each Designated Subsidiary
          ---------------------
owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim which could or might have a Material Adverse Effect. The use of such Intellectual Property by the Company and each Designated Subsidiary does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

     4.10 No Burdensome Restrictions.  No Requirement of Law or Contractual
          --------------------------
Obligation of the Company or any Designated Subsidiary has a Material Adverse Effect.

     4.11 Taxes.  Each of the Company and its Subsidiaries has filed or caused
          -----
to be filed all tax returns which, to the knowledge of the Company, are required to be filed (the "Tax Returns") and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be) where the failure to so file such Tax Returns or to pay such taxes could or might have a Material Adverse Effect; no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge. Schedule XII sets forth a complete and correct list of all audits concerning any Tax Return that are being conducted by any Governmental Authority or are otherwise in progress on the Closing Date.

     4.12 Federal Regulations.  No part of the proceeds of any Loans will be
          -------------------
used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Bank or the Agent, the Company will furnish to the Agent and each Bank a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

     4.13 ERISA.  No Reportable Event has occurred during the five-year period
          -----
prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. The present value of all accrued benefits under each Single Employer Plan maintained by the Company or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan except as set forth on Part A of Schedule V, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made, except as set forth on Part B of Schedule V. No such Multiemployer Plan is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits.

     4.14 Investment Company Act; Other Regulations.  Neither the Company nor
          -----------------------------------------
any Subsidiary is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Designated Subsidiary is subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

     4.15 Subsidiaries.  All the Subsidiaries of the Company (other than the
          ------------
Designated Subsidiaries) are listed on Part B of Schedule VI except for those corporations or other entities not listed which are not known to the Company on the Closing Date due to the Company's or a Subsidiary's acquisition of certain businesses prior to the Closing Date, which corporations or other entities not so listed are immaterial to the business, operations, property, condition (financial or otherwise) of the Company or any Designated Subsidiary. The assets owned by the

Designated Subsidiaries on the Closing Date represent in the aggregate at least 90% of the total assets of the Company and its Subsidiaries as shown on the audited consolidated balance sheet as at January 30, 1993 referred to in subsection 4.1(a). The revenues of the Designated Subsidiaries represent in the aggregate at least 90% of the revenues of the Company and its Subsidiaries as shown on the audited consolidated statement of operations and retained earnings for the period ended January 30, 1993 referred to in subsection 4.1(a).

     4.16 Purpose of Loans.  The proceeds of the Loans shall be used by the
          ----------------
Company for the working capital needs of the Company, including, without limitation, financing any Reimbursement Obligations and financing any other general corporate purposes of the Company or any Designated Subsidiary in the ordinary course of the Company's or such Subsidiary's business.

     4.17 Environmental Matters.  To the best knowledge of the Company, each of
          ---------------------
the representations and warranties set forth in paragraphs (a) through (e) of this subsection is true and correct with respect to each parcel of real property heretofore or now owned or operated by the Company or any Subsidiary (the "Properties"), except as set forth on Schedule VII and except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct could not have a Material Adverse Effect:

          (a) The Properties do not contain, and have not previously contained, in, on, or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials.

          (b) The Properties and all operations and facilities at the Properties are in compliance with all Environmental Laws, and there is no Hazardous Materials contamination or violation of any Environmental Law which could interfere with the continued operation of any of the Properties or impair the fair saleable value of any thereof.

          (c) Neither the Company nor any of its Subsidiaries has received any complaint, notice of violation, alleged violation, investigation or advisory action or of potential liability or of potential responsibility regarding environmental protection matters or permit compliance with regard to the Properties, nor is the Company aware that any Governmental Authority is contemplating delivering to the Company or any of its Subsidiaries any such notice.

          (d) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Properties, nor have any Hazardous Materials been transferred from the Properties to any other location.

          (e) There are no governmental, administrative or judicial proceedings pending or contemplated under any Environmental Laws to which the Company or any of its Subsidiaries is or will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

     4.18 Security Documents.
          ------------------

          (a) The provisions of each Pledge Agreement are effective to create in favor of the Agent for the ratable benefit of the Banks a legal, valid and enforceable security interest in all right, title and interest of the pledgor in the Collateral as described therein. Each Pledge Agreement constitutes a fully perfected first lien on, and security interest in, all right, title and interest of the pledgor in the Collateral described therein.

          (b) The provisions of the Company Security Agreement are effective to create in favor of the Agent for the ratable benefit of the Banks a legal, valid and enforceable security interest in all right, title and interest of the Company in the Collateral as described therein. The Company Security Agreement constitutes a fully perfected first lien on, and security interest in, all right, title and interest of the Company in the Collateral described therein, and no Uniform Commercial Code financing statements have been filed by any other Person with respect to such Collateral other than as may be filed in connection with this Agreement.

     4.19 Senior Debt.  The extensions of credit under this Agreement, the Notes
          -----------
and each Application will be, and are hereby designated as, Senior Debt under and as defined in each of the Subordinated Indenture and the Senior Subordinated Indenture.

                      SECTION 5.  CONDITIONS PRECEDENT

     5.1  Conditions to Initial Extension of Credit.  The agreement of each Bank
          -----------------------------------------
to make the initial extension of credit requested to be made by it is subject to the satisfaction of the following conditions precedent:

          (a)  Agreement, Notes. The Agent shall have received (i) with a
               ----------------
     counterpart for each Bank, this Agreement, executed and delivered by a duly authorized officer of the Company, and (ii) for the account of each Bank, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Company.

          (b)  Other Loan Documents. The Agent shall have received, with a
               --------------------
     counterpart for each Bank, (i) the Subsidiary Guarantee, executed and delivered by a duly authorized officer of each Designated Subsidiary, (ii) the Company Pledge Agreement, executed and delivered by a duly authorized officer of the Company, (iii) the Subsidiary Pledge Agreement, executed and delivered by a duly authorized officer of each Designated Subsidiary and
     (iv) the Company Security Agreement, executed and delivered by a duly authorized officer of the Company.

          (c)  Senior Subordinated Notes. The Agent shall have received, with a
               -------------------------
     copy for each Bank, a certificate, dated on or before the Initial Funding Date, executed by a duly authorized officer of the Company certifying that, on or before the Initial Funding Date, the Company shall have received at least $75,000,000 in cash (less deduction of all underwriting discounts and commissions and any costs, fees and expenses related thereto) from the issuance of the Senior Subordinated Notes on terms and conditions set forth in the Registration Statement with respect to the Senior Subordinated Notes.

          (d) Redemption of Subordinated Debentures. The Agent shall have
              -------------------------------------
     received, with a copy for each Bank, a certificate, dated on or before the Initial Funding Date, executed by a duly authorized officer of the Company certifying that, on or before the Initial Funding Date, the Company shall have (i) initiated the process of redemption of the Subordinated Debentures and (ii) indefeasibly deposited in an escrow or trust account funds in an amount sufficient to effect such redemption of the Subordinated Debentures, each in accordance with the provisions of the Subordinated Indenture.

          (e)  Satisfaction of Existing Credit Agreement Indebtedness.  The
               ------------------------------------------------------
     Agent shall have received, with a copy for each Bank, a certificate, dated on or before the Initial Funding Date, executed by a duly authorized officer of the Company certifying that, on or before the Initial Funding Date, the Company shall have paid in full all indebtedness of the Company outstanding under that certain Credit Agreement with PNC Bank, Kentucky, Inc., Chemical Bank and Fleet.

          (f)  Pledged Stock; Stock Powers; UCC Filings.
               ----------------------------------------

               (i) The Agent shall have received (A) certificates representing the stock pledged pursuant to each Pledge Agreement, together with an undated stock power executed in blank for each such certificate, and
          (B) the Acknowledgments and Consents attached as exhibits to each Pledge Agreement, in each case executed and delivered by a duly authorized officer of the relevant issuer.

               (ii) All documents (including, without limitation, financing statements) required to be filed in respect of the Company Security Agreement in order to create in favor of the Agent for the ratable benefit of the Banks a perfected, first-priority security interest in the Collateral described therein with respect to which a security interest may be perfected by filing under the Uniform Commercial Code shall have been properly filed in each office listed on Schedule VIII. The Agent shall have received acknowledgement copies of all such filings (or, in lieu thereof, other evidence satisfactory to it that all such filings have been made); and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

          (g)  Corporate Proceedings.  The Agent shall have received, with a
               ---------------------
     counterpart for each Bank, a copy of the resolutions, in form and substance satisfactory to the Agent, of the Board of Directors of the Company and each Designated Subsidiary authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party, (ii) with respect to the Company, the borrowings contemplated hereunder, (iii) with respect to the Company, the grant of the Liens pursuant to the Security Documents to which it is a party, and (iv) with respect to each Designated Subsidiary, the grant of the Liens pursuant to the Subsidiary Pledge Agreement, in each case certified by the Secretary or an Assistant Secretary of the Company or such Designated Subsidiary at the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Agent.

          (h) Incumbency Certificates.  The Agent shall have received a
              -----------------------
     certificate dated the Closing Date, of the Secretary or an Assistant Secretary of the Company and each Designated Subsidiary as to the incumbency and signature of the officer or officers signing the Loan Documents to which such Person is a party, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (i)  Corporate Documents. The Agent shall have received, with a
               -------------------
     counterpart for each Bank, true and complete copies of the certificate of incorporation and by-laws of the Company and each Designated Subsidiary, certified at the Closing Date as complete and correct copies thereof, by the Secretary or an Assistant Secretary of the Company or such Designated Subsidiary.

          (j)  Good Standing Certificates. The Agent shall have received, with a
               --------------------------
     copy for each Bank, copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of the Company and each Designated Subsidiary.

          (k)  Financial Statements. The Agent shall have received, with copies
               --------------------
     for each Bank, copies of the financial statements referred to in subsection
     4.1 and all other documents requested by the Agent in connection with its completion of a testing and review of the assets and liabilities of the Company and its Subsidiaries.

          (l)  Closing Certificate. The Agent shall have received, with a
               -------------------
     counterpart for each Bank, a Closing Certificate, substantially in the form of Exhibit F and dated the Initial Funding Date, executed by a duly authorized officer of the Company and each Designated Subsidiary.

          (m)  Lien Searches. The Agent shall have received the results of a
               -------------
     recent search by a Person satisfactory to the Agent, of Uniform Commercial Code and other filings which may have been filed with respect to the intangible personal property of the Company or any Designated Subsidiaries in those locations of which the Agent notifies the Company prior to the Closing Date.

          (n)  Litigation. No suit, action, investigation, inquiry or other
               ----------
     proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be formally instituted or threatened and no preliminary or permanent injunction or restraining order by a state or federal court shall have been entered or threatened (i) in connection with any Loan Document or any of the transactions contemplated hereby or thereby or (ii) which, in the reasonable opinion of the Banks, could have a Material Adverse Effect.

          (o)  No Violation. The consummation of the transactions contemplated
               ------------
     by this Agreement, the Notes, each Application and the other Loan Documents shall not contravene, violate or conflict with, nor involve the Agent or any Bank in any violation of, any Requirement of Law.

          (p)  Fees.  The Agent and each Bank shall have received the fees to be
               ----
     received by it on the Closing Date referred to in subsection 2.8 and those fees to be paid on the Closing Date by the Company pursuant to its written agreement or agreements executed prior to the date hereof.

          (q)  Legal Opinions.  The Agent shall have received, with a
               --------------
     counterpart for each Bank, the executed legal opinions of Schatz & Schatz, Ribicoff & Kotkin, counsel to the Company and its Subsidiaries, and Gregory Wozniak, General Counsel to the Company and its Subsidiaries, each dated the Closing Date and substantially in the form of Exhibit H with such changes thereto as the Agent shall approve. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Agent may reasonably require.

          (r)  Consents, Licenses and Approvals. The Agent shall have received,
               --------------------------------
     with a counterpart for each Bank, a certificate, dated the Closing Date, executed by a duly authorized officer of the Company stating that all consents, authorizations, notices and filings necessary or advisable in connection with the financings contemplated by this Agreement and the continuing operations of the Company, have been obtained and are in full force and effect, except where the failure to obtain such consents, authorizations, notices or filings could not have a Material Adverse Effect.

     5.2  Conditions to Each Extension of Credit.  The agreement of each Bank to
          --------------------------------------
make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction on the Initial Funding Date and on such borrowing date of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by the Company and each Subsidiary in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date; provided that, with respect
                                                     --------
     to extensions of credit made after the Initial Funding Date, Guarantee Obligations incurred after the Initial Funding Date and in accordance with the terms of this Agreement shall not be deemed a breach of the representation and warranty set forth in subsection 4.1(b) to the extent that such Guarantee Obligations are not described in the financial statements described in subsection 4.1(a).

          (b)  No Default. No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

          (c)  Additional Documents. The Agent shall have received each
               --------------------
     additional document, instrument, legal opinion or item of information reasonably requested by it, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Company or any Subsidiary may be a party.

          (d)  Additional Matters.  All corporate and other proceedings, and all
               ------------------
     documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to the Agent, and the Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by and Letter of Credit issued on behalf of the Company hereunder shall constitute a representation and warranty by the Company as of the date of such Loan or Letter of Credit that the conditions contained in this subsection
5.2 have been satisfied.

                      SECTION 6.  AFFIRMATIVE COVENANTS

     The Company hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Company shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

     6.1  Financial Statements.  Furnish to each Bank:
          --------------------

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of operations and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Arthur Andersen & Co. or other independent certified public accountants of nationally recognized standing not unacceptable to the Required Banks;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter, the related unaudited consolidated statement of operations and retained earnings of the Company and its consolidated Subsidiaries, for such quarter and the portion of the fiscal year through the end of such quarter, and the related unaudited consolidated statement of cash flows of the Company and its consolidated Subsidiaries for the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments); and

          (c) as soon as available, but in any event not later than 45 days after the last day of each of the 12 fiscal periods of each fiscal year of the Company (other than the last such fiscal period in each such fiscal year), (i) the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal period and the related unaudited consolidated statement of operations and retained earnings of the Company and its consolidated Subsidiaries for such fiscal period and the portion of the fiscal year of the Company through the end of such fiscal period, setting forth in each case in comparative form the figures for the previous year and (ii) a statement setting forth the aggregate amount of Capital Expenditures made by the Company and its consolidated Subsidiaries during such fiscal period (which aggregate amount shall separately specify the total amount of Capital Expenditures consisting of cash and the total amount of Capital Expenditures consisting of Financing Leases and other non-cash financings), in each case, certified by a Responsible Officer as being fairly stated in all material respects when, in the case of the financial statements delivered pursuant to clause
     (i) above, considered in relation to the consolidated financial statements of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

     6.2  Certificates; Other Information.  Furnish to each Bank:
          -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) (i) concurrently with the delivery of each of the financial statements referred to in subsections 6.1 (a) and 6.1 (b), a certificate of a Responsible Officer (which certificate shall set forth, in detail, all interim and preparatory figures and calculations used in determining the Company's satisfaction of its covenants and agreements contained in subsection 7.1) stating that, to the best of such Officer's knowledge, each of the Company and its Subsidiaries during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of a Responsible Officer setting forth the aggregate Net Cash Proceeds received by the Company and any of its Subsidiaries during the preceding fiscal year, the portion thereof which has been reinvested by the Company or its Subsidiaries in fixed or capital assets or POS Program Expenses, the portion thereof which has been applied by or on behalf of the Company to make any mandatory prepayment in accordance with subsection 2.11 and any remaining balances in respect of such Net Cash Proceeds which have not been so reinvested or applied;

          (c) as soon as delivered, but in any event within 120 days after the end of each fiscal year of the Company, a copy of the letter, addressed to the Company, of the certified public accountants who prepared the financial statements referred to in subsection 6.1(a) for such fiscal year and otherwise referred to as a "management letter";

          (d) as soon as available, but in any event within 30 days after the end of each fiscal year of the Company, a copy of (i) the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for the succeeding fiscal year and (ii) the projected consolidated balance sheet of the Company and its consolidated subsidiaries as at the last day of the succeeding fiscal year, such projections and projected balance sheet to be accompanied by a certificate of a Responsible Officer to the effect that such projections and projected balance sheet have been prepared on the basis of sound financial planning practice and that such Officer has no reason to believe they are incorrect or misleading in any material respect;

          (e) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (f) promptly, such additional financial and other information as any Bank may from time to time reasonably request.

     6.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at or
          ----------------------
before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be or except where the failure to pay, discharge or otherwise satisfy could not have a Material Adverse Effect.

     6.4  Conduct of Business and Maintenance of Existence. Continue to engage
          ------------------------------------------------
in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

     6.5  Maintenance of Property; Insurance.  (a) Keep all property useful and
          ----------------------------------
necessary in its business in good working order and condition except where the failure to do so could not have a Material Adverse Effect; (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Bank, upon written request, full information as to the insurance carried; provided that a program of self-
                                         --------
insurance maintained by the Company and its Subsidiaries with respect to certain product liability, workmen's compensation, environmental liability, public liability, accident and health and property insurance risks shall comply with the requirements of subsection 6.5(b) so long as adequate reserves in connection with such self-insurance program are taken and maintained in accordance with GAAP and such program is otherwise reasonably satisfactory to the Agent.

     6.6  Inspection of Property; Books and Records; Discussions.  Keep proper
          ------------------------------------------------------
books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Bank, upon reasonable notice to the Company, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

     6.7  Notices.  Promptly give notice to the Agent and each Bank of:
          -------

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Company or any of its Subsidiaries in which the amount involved is $1,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought which individually or in the aggregate could or might have a Material Adverse Effect; provided that the Company shall not be required to give notice of any such litigation or proceeding if the Company has reasonably determined, after consultation with counsel, that the possibility is remote that such litigation or proceeding will result in a judgment of $1,000,000 or more or in injunctive or similar relief against the Company or its Subsidiaries;

          (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

          (e) as soon as the Company knows or has reason to know that it or any Subsidiary has become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, are in excess of $2,000,000 at any one time outstanding (net of all reimbursements in respect of such amounts from any state trust funds which have been or are reasonably expected to be made to the Company or its Subsidiaries and have been recognized as a receivable or may properly be set off as a credit against such liabilities in accordance with GAAP); and

          (f) a material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

     6.8  Environmental Laws.
          ------------------

          (a) Comply with, and insure compliance by all tenants and subtenants, if any, with, all Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so could not have a Material Adverse Effect;

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not have a Material Adverse Effect;

          (c) Defend, indemnify and hold harmless the Agent and the Banks, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws by the Company or any of its Subsidiaries, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

          (d) Prepare and deliver, at least as frequently as once each fiscal quarter, to the Agent and to each other Bank, a report setting forth a summary, as of the end of such fiscal quarter, of (i) the gross amount of all sums accrued in respect of any remediation required by applicable Environmental Laws, (ii) all reimbursements in respect of such amounts from any state trust funds which have been or are reasonably expected to be made to the Company or its Subsidiaries and have been recognized as a receivable or may properly be set off as a credit against the cost of such remediation under GAAP and (iii) the net amount of all sums accrued in respect of such remediation costs.

     6.9  Additional Designated Subsidiaries.  If, at any time following the
          ----------------------------------
delivery of the financial statements referred to in subsections 6.1(a) and (b), the Company cannot (x) represent and warrant to the Agent and the Banks as to the matters set forth in either the second or third sentences of subsection 4.15 because a Subsidiary or certain Subsidiaries not named a Designated Subsidiary on the Closing Date causes the Designated Subsidiaries to fail to reach the percentage threshold set forth in either of such sentences or (y) pursuant to the provisions of Section 4.14 of the Senior Subordinated Indenture, is required to cause one or more of its Subsidiaries to become an additional "Guarantor" (as defined in the Senior Subordinated Indenture) (in either case, an "Undesignated Subsidiary"), then as soon as possible and in any event concurrently with any actions taken in respect thereof under the Senior Subordinated Indenture or within 15 days after the delivery of such financial statements, (a) the Company shall deliver to the Agent, with a counterpart for each Bank, (i) a supplement to the Subsidiary Guarantee, satisfactory in form and substance to the Agent, whereby such Undesignated Subsidiary guarantees the Obligations (as defined in the Subsidiary Guarantee and subject to the Maximum Guaranteed Amount, as defined therein, with respect to such Undesignated Subsidiary) and agrees to be bound by the terms and conditions of the Subsidiary Guarantee, (ii) the Capital Stock of any such Undesignated Subsidiary, pledged and delivered by the holder thereof pursuant to a supplement to the pledge agreement to which such holder is a party, duly authorized, executed and delivered by such holder and otherwise in form and substance satisfactory to the Agent and (iii) an opinion of counsel to such Undesignated Subsidiary and such pledgor addressed to the Agent and the Banks and covering such matters as the Agent may reasonably request and (b) Schedule VI shall be deemed amended to include the name of such Undesignated Subsidiary.

                         SECTION 7.  NEGATIVE COVENANTS

     The Company hereby agrees that, so long as the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Bank or the Agent hereunder, the Company shall not, and (except with respect to subsection 7.1) shall not permit any of its Subsidiaries to, directly or indirectly:

     7.1  Financial Condition Covenants.
          -----------------------------

          (a)  EBIRT to Interest and Rent.  For any period of four consecutive
               --------------------------
     fiscal quarters ending on any FQED, permit the ratio of (i) Consolidated EBIRT for such period to (ii) the sum of Consolidated Interest Expense and Consolidated Rent Expense for such period to be less than 1.0 to 1.0.

          (b)  EBITDA less Capital Expenditures to Interest.  For any period of
               --------------------------------------------
     four consecutive fiscal quarters ending on any FQED, permit the ratio of
     (i) an amount equal to Consolidated EBITDA minus Capital Expenditures (which, for purposes of this test only, shall not include (A) any Capital Expenditures of the Company which are financed by Indebtedness permitted by subsection 7.2(d) or (B) any Capital Expenditures with respect to the acquisition of assets which are subsequently leased through a Sale/Leaseback Transaction which lease would be treated as an operating lease under GAAP), in each case for such period, to (ii) Consolidated Interest Expense for such period to be less than 1.0 to 1.0; provided that,
                                                                  --------
     on any FQED on which such ratio shall be less than 1.0 to 1.0, no breach of this test shall be deemed to occur until the earlier to occur of (i) the failure of the Company to negotiate in good faith with the Agent and the Banks to reset the amounts of Capital Expenditures permitted under the terms of this Agreement and (ii) the date on which the Company has delivered, pursuant to subsection 6.1(b), its quarterly financial statements with respect to its fiscal quarter ending on such FQED.

          (c)  Consolidated Indebtedness to Consolidated EBITDA. For any period
               ------------------------------------------------
     of four consecutive fiscal quarters ending on any FQED to occur during any "Test Period" set forth below, permit the ratio of (i) Consolidated Indebtedness at the end of such period to (ii) Consolidated EBITDA for such period to be more than the ratio set forth opposite such period below:

                           Test Period              Ratio
                           -----------              -----
                    Closing Date through Third      4.25 to 1.0
                    FQED 1995

                    First day of Fourth FQED        4.00 to 1.0
                    1995 through the Fourth
                    Fiscal Quarter of FYED 1996

                    First day of First FQED         3.75 to 1.0
                    1997 and each Fiscal Quarter
                    thereafter


          (d)  Maintenance of Net Worth.  Permit Consolidated Net Worth of the
               ------------------------
     Company to be less than the Minimum Consolidated Net Worth.

     7.2  Limitation on Indebtedness.  Create, incur, assume or suffer to exist
          --------------------------
any Indebtedness, except:

          (a) Indebtedness in respect of the Loans, the Notes and the Letters of Credit and other obligations of the Company and its Designated Subsidiaries under the Loan Documents;

          (b) Indebtedness of the Company to any Designated Subsidiary and of any Designated Subsidiary to the Company or any other Designated Subsidiary;

          (c) Indebtedness outstanding on the Closing Date and listed on Part B of Schedule IX;

          (d) any Indebtedness of the Company or any Designated Subsidiary incurred after the Closing Date to finance the acquisition, improvement or construction of fixed or capital assets or POS Program Expenses (whether pursuant to a loan, a Financing Lease or otherwise), including any Indebtedness incurred in connection with any transaction permitted under subsection 7.3(g);

          (e) Indebtedness of FinOp to the SBA incurred in connection with the Company's on-going franchise program, in an aggregate amount not exceeding $20,000,000 at any one time outstanding; and

          (f)  Indebtedness under any Interest Rate Agreement.

     7.3  Limitation on Liens.  Create, incur, assume or suffer to exist any
          -------------------
Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

          (f) Liens in existence on the Closing Date listed on Schedule X, securing Indebtedness permitted by subsection 7.2(c), provided that no such
                                                           --------
     Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Company or a Designated Subsidiary permitted by subsection 7.2 (d), provided that (i) such Liens
                                                 --------
     shall be created promptly upon the acquisition, improvement or completion of the construction of such fixed or capital asset or the incurrence of such POS Program Expense, as the case may be (and in any event no later than the earlier of (A) twelve months from the date on which the construction of such fixed or capital asset is completed or such POS Program Expense is incurred and (B) 24 months from the date on which the real estate, on which such fixed or capital asset is located, was purchased by the Company, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property; and

          (h)  Liens created under the Security Documents.

     7.4  Limitation on Guarantee Obligations. Create, incur, assume or suffer
          -----------------------------------
to exist any Guarantee Obligation except:

          (a)  the Subsidiary Guarantee;

          (b) Guarantee Obligations arising from the issuance of the Letters of Credit issued pursuant to this Agreement and any Application issued for the account of the Company or any Designated Subsidiary in the ordinary course of its business, not to exceed an aggregate face amount and unreimbursed obligations of the L/C Commitment at any one time outstanding;

          (c) Guarantee Obligations arising with respect to the Franchisee Guarantees or under the Senior Subordinated Indenture; and

          (d) Guarantee Obligations arising as a result of guarantees by the Company of any Indebtedness of a consolidated Subsidiary that would appear as a liability on a consolidated balance sheet of the Company and its consolidated Subsidiaries.

     7.5  Limitations on Fundamental Changes.  Enter into any merger,
          ----------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or
                          --------
     surviving corporation) or with or into any one or more wholly-owned Designated Subsidiaries of the Company (provided that the wholly-owned
                                             --------
     Designated Subsidiary or Designated Subsidiaries shall be the continuing or surviving corporation and shall be a member of the Company's consolidated group for financial reporting and tax purposes);

          (b) any wholly-owned Designated Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly-owned Designated Subsidiary of the Company; and

          (c) any Subsidiary which is not a Designated Subsidiary (i) may be merged or consolidated with or into any other Subsidiary and (ii) may liquidate, wind up or dissolve itself (provided, in the case of clause (ii) only, that the Required Banks consent to such action (which consent will not be unreasonably withheld)).

     7.6  Limitation on Sale of Assets.  Convey, sell, lease, assign, transfer
          ----------------------------
or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, except:

          (a)  the sale of inventory in the ordinary course of business;

          (b)  as permitted by subsection 7.5(b); and

          (c) Asset Dispositions (as defined in the Senior Subordinate Indenture), such dispositions being subject to the provisions of subsection 2.11(b) hereof.

     7.7  Limitation on Dividends.  Declare or pay any dividend (other than (i)
          -----------------------
dividends payable solely in common stock of a Subsidiary so long as any such common stock dividend is pledged by the stockholder pursuant to the Pledge Agreement to which such stockholder is a party, (ii) dividends payable solely in the common stock of the Company to stockholders of the Company, or (iii) dividends by a Subsidiary to another Subsidiary or to the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any Subsidiary or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary, (collectively, a "Dividend or Redemption") unless such Dividend or Redemption, when aggregated with any other Dividend or Redemption, and any repurchase by the Company of Senior Subordinated Indebtedness, made since May 1, 1993, would not exceed 50% of Consolidated Net Income accrued on a cumulative basis from May 1, 1993 to the end of the most recent fiscal quarter ending prior to the date of each such proposed Dividend or Redemption calculated on a cumulative basis as if such period were a single accounting period.

     7.8  Limitation on Capital Expenditures.  Make or commit to make (by way of
          ----------------------------------
the acquisition of securities of a Person or otherwise) any Capital Expenditure (excluding (i) with respect to both the "Gross Amount" and the "Net Amount" set forth below, any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations and (ii) with respect to only the "Net Amount" referred to below, (A) any Capital Expenditures which have been financed with Indebtedness permitted by subsection 7.2 (d) and
(B) any Capital Expenditure with respect to the acquisition of assets which are subsequently leased through a Sale/Leaseback Transaction which lease would be treated as an operating lease under GAAP), in the aggregate for the Company and its Subsidiaries during any of the fiscal years of the Company set forth below, either the "Gross Amount" or the "Net Amount" set forth opposite such fiscal year below:


                    Fiscal Year      Gross Amount  Net Amount
                    -----------      ------------  -----------
                        1995         $28,000,000   $19,000,000
                        1996         $36,500,000   $22,500,000
                1997 and thereafter  $38,000,000   $24,000,000


provided that, POS Program Expenses shall not be subject to, nor be included in the calculations of, the foregoing maximum amounts.

     7.9  Limitation on Investments, Loans and Advances. Make any advance, loan,
          ---------------------------------------------
extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (each, an "Investment"), any Person, except:

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  Investments in Cash Equivalents;

          (c) loans and advances to employees of the Company or its Subsidiaries in the ordinary course of business in an aggregate amount for the Company and its Subsidiaries not to exceed $750,000 in the aggregate at any one time outstanding (including the principal amount of the loans listed on Schedule XI hereto);

          (d) Investments by the Company in its Subsidiaries and investments by a Designated Subsidiary in the Company and in other Designated Subsidiaries (other than, in either case, any investments in FinOp); provided that any
                                                             --------
     Designated Subsidiary making an investment or receiving the proceeds thereof is a member of the Company's consolidated group for financial reporting and tax purposes;

          (e) Investments after the date hereof by the Company or any Designated Subsidiary in FinOp in an aggregate amount of up to $2,500,000;

          (f) Investments by the Insurance Subsidiary of its statutory or regulatory reserves in accordance with the laws of the jurisdiction of its incorporation;

          (g) Investments of amounts held in depositary accounts in financial institutions geographically proximate to the location of the Company's or a Subsidiary's retail operations; provided that such amounts are withdrawn
                                     --------
     from such accounts and deposited into the Company's cash concentration account at least once during each seven-day period;

          (h) Investments as a result of stock repurchases permitted by subsection 7.7;

          (i) Investments by the Company or any Designated Subsidiary (other than a Permitted Joint Venture Investment) in any Person not a Subsidiary on the Closing Date; provided that (i) any such Investment (whether made in one transaction or a series of transactions) does not exceed $2,000,000 (inclusive of commissions, fees and other transaction costs, but not including any portion of the Investments with respect to which the consideration is the capital stock of the Company), (ii) all such Investments made after the Closing Date do not exceed $5,000,000 in the aggregate (inclusive of commissions, fees and other transaction costs, but not including any portion of the Investments with respect to which the consideration is the capital stock of the Company), (iii) any such acquired Person that is a Subsequently Acquired Subsidiary executes and delivers to the Agent, with a counterpart for each Bank, a supplement to the Subsidiary Guarantee, satisfactory in form and substance to the Agent, whereby such Subsequently Acquired Subsidiary guarantees the Obligations (as defined in the Subsidiary Guarantee subject to the Maximum Guaranteed Amount, as defined therein, with respect to such Subsequently Acquired Subsidiary) and agrees to be bound by the terms and conditions of the Subsidiary Guarantee), (iv) the Capital Stock of any such acquired Person is pledged and delivered by the holder thereof pursuant to a supplement to the pledge agreement to which such holder is a party, duly authorized, executed and delivered by such holder and otherwise in form and substance satisfactory to the Agent and (v) in connection with the matters contemplated by the foregoing clauses (iii) and (iv) the Person executing such supplement contemporaneously therewith causes to be delivered an opinion of counsel to such Person so executing such supplement and such pledgor, addressed to the Agent and the Banks and covering such matters as the Agent may request. Notwithstanding the foregoing, the Company or any Subsidiary shall not make any Investment in any Person which exceeds 1% of the voting power represented by the Capital Stock then outstanding of such Person if the Board of Directors or other governing body of such Person has disapproved or recommended against any such Investment or refused to negotiate or terminated negotiations, with the Company or such Subsidiary; and

          (j)  Permitted Joint Venture Investments.

     7.10 Limitation on Optional Payments and Modifications of Debt Instruments.
          ----------------------------------------------------------------------
(a) Make any optional payment or prepayment on or redemption of any Indebtedness (other than (i) Indebtedness pursuant to this Agreement, (ii) the redemption of the Subordinated Debentures or (iii) the repayment of that certain Indebtedness evidenced by the Company's existing Credit Agreement with PNC Bank, Kentucky, Inc., Chemical Bank and Fleet), including, without limitation, the Senior Subordinated Notes (except to the extent permitted by subsection 7.7), (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of the Senior Subordinated Notes or the Senior Subordinated Indenture, including, without limitation, any amendment to the subordination provisions thereof or (c) amend, modify or change, or consent or agree to any amendment, modification or change to, any of the terms relating to the payment or prepayment of principal of or interest on any Indebtedness (other than Indebtedness pursuant to this Agreement or the Senior Subordinated Notes), other than, with respect to the Indebtedness described in the foregoing clauses
(b) and (c), any such amendment, modification or change the primary effect of which would extend the maturity or reduce the amount of any payment of principal thereof or the primary effect of which would reduce the rate or extend the date for payment of interest thereon.

     7.11 Transactions with Affiliates.  Enter into any transaction, including,
          ----------------------------
without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is not otherwise prohibited under this Agreement, is in the ordinary course of the Company's or such Subsidiary's business (including in connection with the Company's on-going franchise program) and is upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     7.12 Sale and Leaseback.  Enter into any arrangement with any Person
          ------------------
providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary (a "Sale/Leaseback Transaction") unless (a) the proceeds received therefrom are not required by subsections 2.11 and 7.6 to be applied to prepay the Loans, or (b) the proceeds received therefrom are applied, if so required under subsections 2.11 and 7.6, to prepay the Loans in accordance with such subsections.

     7.13 Corporate Documents.  Amend its Certificate of Incorporation (except
          -------------------
to increase the number of authorized shares of common stock).

     7.14 Fiscal Year.  Permit the fiscal year of the Company to end on a day
          -----------
other than on the Saturday closest to January 31 of each calendar year.

     7.15 Limitation on Negative Pledge Clauses.  Enter into any agreement,
          -------------------------------------
other than (i) as permitted by this Agreement and (ii) any industrial revenue bonds, purchase money or other mortgages, the Senior Subordinated Indenture or a lease the obligations of which are required in accordance with GAAP to be capitalized on a balance sheet of the Company (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), with any Person other than the Banks pursuant hereto which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                         SECTION 8.  EVENTS OF DEFAULT

     If any of the following events shall occur and be continuing:

          (a) The Company shall fail to pay any principal of any Note or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Company shall fail to pay any interest on any Note or any Reimbursement Obligation, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Company or any Subsidiary in any Loan Document to which the Company or such Subsidiary is a party or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company shall default in the observance or performance of any agreement contained in Section 6 (other than subsection 6.7) and Section 7; or

          (d) The Company shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after the earlier of (i) an officer of the Company becoming aware of such default or (ii) notice of such default to the Company by Agent or any Bank; or

          (e) Any Subsidiary shall default in the observance or performance of any agreement contained in any Loan Document to which it is a party, and such default shall continue unremedied for a period of 30 days after the earlier of (i) an officer of any such Subsidiary becoming aware of such default or (ii) notice of such default to such Subsidiary by Agent or any Bank; or

          (f) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Notes) which has an aggregate principal amount in excess of $500,000, individually or in the aggregate, or in the payment of any Guarantee Obligation under which the maximum liability of the

     Company or such Subsidiary exceeds $500,000, individually or in the aggregate, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (g) (i) The Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i),
     (ii), or (iii) above; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (h) (i) Any Person shall engage in any "prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether waived or not, shall exist with respect to any Plan,
     (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Banks, likely to result in the termination of such Plan for purposes of Title IV of 59 ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Banks is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company and its Subsidiaries taken as a whole; or

          (i) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid or covered by insurance) of $1,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (j) If at any time the Company or all or any of its Subsidiaries shall become liable for remediation and/or environmental compliance expenses and/or fines, penalties or other charges which, in the aggregate, are in excess of $3,000,000 at any one time outstanding (net of all reimbursements in respect of such amounts from any state trust funds which have been or are reasonably expected to be made to the Company or its Subsidiaries and have been recognized as a receivable or may properly be set off as a credit against such liabilities under GAAP); or

          (k)  A Change of Control shall have occurred; or

          (l) The Indebtedness of DM Associates under that certain Loan Agreement dated February 6, 1992, between DM Associates and the Connecticut Development Authority shall become due prior to the stated maturity of such Indebtedness; or

          (m) The Subsidiary Guarantee or any other Guarantee Obligation in respect of the Company's Indebtedness hereunder shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Person having a Guarantee Obligation in respect of the Company's Indebtedness hereunder, including without limitation each Designated Subsidiary (or any Person acting on behalf of any such Person) shall deny or disaffirm such Guarantee Obligation.

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (g) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, regardless of whether the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Banks, the Agent may, or upon the request of the Required Banks, the Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, regardless of whether the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

     With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a cash collateral account to be opened by the Agent (the "Cash Collateral Account") an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Company hereby grants to the Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in the Cash Collateral Account and all amounts from time to time on deposit therein to secure all obligations of the Company in respect of such Letters of Credit under this Agreement and the other Loan Documents. The Company shall execute and deliver to the Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Agent may request to evidence the creation and perfection of such security interest in the Cash Collateral Account. Amounts held in the Cash Collateral Account shall be applied by the Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the Notes shall have been paid in full, the balance, if any, in the Cash Collateral Account shall be returned to the Company.

     Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

                             SECTION 9.  THE AGENT

     9.1  Appointment.  Each Bank hereby irrevocably designates and appoints
          -----------
Fleet Bank, National Association as the Agent of such Bank under this Agreement and the other Loan Documents, and each such Bank irrevocably authorizes Fleet Bank, National Association, as the Agent for such Bank, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     9.2  Delegation of Duties.  The Agent may execute any of its duties under
          --------------------
this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     9.3  Exculpatory Provisions.  Neither the Agent nor any of its officers,
          ----------------------
directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Company to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company.

     9.4  Reliance by Agent.  The Agent shall be entitled to rely, and shall be
          -----------------
fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks and all future holders of the Notes.

     9.5  Notice of Default.  The Agent shall not be deemed to have knowledge or
          -----------------
notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that unless and until the
                                           --------
Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     9.6  Non-Reliance on Agent and Other Banks.  Each Bank expressly
          -------------------------------------
acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     9.7  Indemnification. The Banks agree to indemnify the Agent in its
          ---------------
capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their original Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Bank shall be
                                            --------
liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

     9.8  Agent in Its Individual Capacity.  The Agent and its Affiliates may
          --------------------------------
make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any
Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include the Agent in its individual capacity.

     9.9  Successor Agent.  The Agent may resign as Agent upon 10 days' notice
          ---------------
to the Banks. If the Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Banks shall appoint a Successor Agent, whereupon such Successor Agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such Successor Agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                           SECTION 10.  MISCELLANEOUS

     10.1 Amendments and Waivers.  Neither this Agreement, any Note, any other
          ----------------------
Loan Document nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Agent and the Required Banks, the Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Banks or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall (a) reduce the amount or extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Bank hereunder, or change the amount of any Bank's Commitment, in each case without the consent of the Bank affected thereby, or (b) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Banks, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Loan Documents or release any of the Collateral, in each case without the written consent of the Agent and all the Banks, or (c) amend, modify or waive any provision of Section 9 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Banks and shall be binding upon the Company, the Banks, the Agent and all future holders of the Notes. In the case of any waiver, the Company, the Banks and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     10.2 Notices.  All notices, requests and demands to or upon the respective
          -------
parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Company and the Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Company:   Dairy Mart Convenience Stores, Inc.
                    One Vision Drive
                    Enfield, Connecticut 06082
                    Attention:  Gregory G. Landry
     Telecopy:      (203) 741-4487

     The Agent:     Fleet Bank, National Association
                    One Constitution Plaza
                    Hartford, Connecticut 06115
                    Attention:  Walter P. Schuppe, Vice President
     Telecopy:      (203) 244-4495

provided that any notice, request or demand to or upon the Agent or the Banks
- - --------
pursuant to subsection 2.4, 2.5, 2.9, 2.14 or 2.15 shall not be effective until received.

     10.3 No Waiver; Cumulative Remedies.  No failure to exercise and no delay
          ------------------------------
in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     10.4 Survival of Representations and Warranties.  All representations and
          ------------------------------------------
warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

     10.5 Payment of Expenses and Taxes. The Company agrees, within 15 days
          -----------------------------
after demand, (a) to pay or reimburse the Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Bank and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, fees and disbursements of counsel to the Agent and to the several Banks, and (c) to pay, indemnify, and hold each Bank and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify and hold each Bank harmless from any and all fees, costs and expenses incurred by any such Bank after the occurrence and throughout the continuance of an Event of Default in connection with any inspection or examination pursuant to subsection 6.6, and (e) to pay, indemnify, and hold each Bank and the Agent (and their respective directors, officers, employees and agents) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents (all the foregoing, collectively, the "indemnified liabilities"), provided, that the
                                                             --------
Company shall have no obligation hereunder to the Agent or any Bank with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Bank (or any of their respective directors, officers, employees or agents), (ii) legal proceedings commenced against the Agent or any such Bank by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Agent or any such Bank by any other Bank or by any Transferee. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

     10.6 Successors and Assigns; Participations; Purchasing Banks.
          --------------------------------------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Banks, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          (b) Without the consent of the Company, any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities (other than any entity which, to the knowledge of such Bank, is a competitor of the Company or an Affiliate of such a competitor ("Participants")) participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Company and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement or any Note, provided that such Participant shall only be
                            --------
     entitled to such right of setoff if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Banks the proceeds thereof as provided in subsection 10.7. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.16, 2.17, 2.18, 2.19 and 10.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any
           --------
     greater amount pursuant to such subsections than the transferor Bank would have been entitled to receive in respect of the amount of the participation transferred by such transferor Bank to such Participant had no such transfer occurred.

          (c) Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Bank or any affiliate thereof and, with the consent of the Company and each other Bank if a Purchasing Bank (as hereinafter defined) is not then a Bank party to this Agreement (which shall not be unreasonably withheld), to one or more additional banks or financial institutions

     ("Purchasing Banks") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance executed by such Purchasing Bank, such transferor Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Agent) and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Bank thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder with a Commitment as set forth therein, and (y) the transferor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Bank and the resulting adjustment of the appropriate Commitment Percentages arising from the purchase by such Purchasing Bank of all or a portion of the rights and obligations of such transferor Bank under this Agreement and the Notes. On or prior to the Transfer Effective Date determined pursuant to such Assignment and Acceptance, the Company shall execute and deliver to the Agent in exchange for the surrendered Revolving Credit Note a new Revolving Credit Note to the order of such Purchasing Bank in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the transferor Bank has retained a Commitment hereunder, new Notes to the order of the transferor Bank in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Bank shall be returned by the Agent to the Company marked "cancelled".

          (d)  The Agent shall maintain at its address referred to in subsection
     10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Agent and the Banks may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by a transferor Bank and Purchasing Bank (and, in the case of a Purchasing Bank that is not then a Bank or an affiliate thereof, by the Company and the Agent) together with, if such Purchasing Bank is not then a Bank hereunder, payment by the transferor Bank and/or the Purchasing Bank of a registration and processing fee of $3,000, the Agent shall (i) promptly accept such Assignment and Acceptance (ii) on the Transfer Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Banks and the Company.

          (f) The Company authorizes each Bank to disclose to any Participant or Purchasing Bank (each, a "Transferee") and any prospective Transferee any and all financial information in such Bank's possession concerning the Company and its affiliates which has been delivered to such Bank by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Company in connection with such Bank's credit evaluation of the Company and its affiliates prior to becoming a party to this Agreement.

          (g) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Bank (for the benefit of the transferor Bank, the Agent and the Company) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Company or the transferor Bank with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Company) either (A) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (B) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (iii) to agree (for the benefit of the transferor Bank, the Agent and the Company) to provide the transferor Bank (and, in the case of any Purchasing Bank registered in the Register, the Agent and the Company) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

          (h) Nothing herein shall prohibit any Bank from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

     10.7 Adjustments; Set-off.
          --------------------

          (a) Subject to the provisions of subsection 2.14(b), if any Bank (a "benefitted Bank") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Bank, if any, in respect of such other Bank's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Bank shall purchase for cash from the other Banks such portion of each such other Bank's Loan or the Reimbursement Obligations owing to it, or shall provide such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Bank to share the excess payment or benefits of such collateral or proceeds ratably with each of the Banks; provided, however, that if all or any portion of such excess payment
            --------  -------
     or benefits is thereafter recovered from such benefitted Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Bank so purchasing a portion of another Bank's Loan or the Reimbursement Obligations owing to it may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Bank were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Banks provided by law, each Bank shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, upon any amount becoming due and payable by the Company hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Bank to or for the credit or the account of the Company. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank, provided that the failure to give such
                                        --------
     notice shall not affect the validity of such set-off and application.

     10.8 Counterparts.  This Agreement may be executed by one or more of the
          ------------
parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

     10.9 Severability.  Any provision of this Agreement which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10.10  Integration.  This Agreement represents the agreement of the
            -----------
Company, the Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     10.11  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND
            -------------
OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CONNECTICUT.

     10.12  Submission To Jurisdiction; Waivers.  The Company hereby irrevocably
            -----------------------------------
and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Connecticut, the courts of the United States of America for the District of Connecticut, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 10.2 or at such other address of which the Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     10.13  Acknowledgements.  The Company hereby acknowledges that:
            ----------------

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the Notes and the other Loan Documents;

          (b) neither the Agent nor any Bank has any fiduciary relationship to the Company, and the relationship between Agent and Banks, on one hand, and Company, on the other hand, is solely that of debtor and creditor; and

          (c) no joint venture exists among the Banks or among the Company and the Banks.

     10.14  WAIVERS OF JURY TRIAL.  THE COMPANY, THE AGENT AND THE BANKS HEREBY
            ---------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

     10.15  PREJUDGMENT REMEDY WAIVER.  THE COMPANY AND EACH OTHER PERSON LIABLE
            -------------------------
OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THE INDEBTEDNESS NOW OR HEREAFTER OWED TO THE BANKS UNDER OR IN CONNECTION WITH THIS AGREEMENT, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a TO 52-278n, INCLUSIVE, OR BY OTHER APPLICABLE LAW, HEREBY WAIVE THEIR RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE BANKS OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Hartford, Connecticut by their proper and duly authorized officers as of the day and year first above written.

                                    DAIRY MART CONVENIENCE STORES,
                                     INC.


                                    By: /s/ Jeffrey W. Jones
                                       -----------------------------
                                    Name:  Jeffrey W. Jones
                                    Title: Vice President - Controller

                                    FLEET BANK, NATIONAL ASSOCIATION
                                         as Agent and as a Bank


                                    By: /s/ Walter P. Schuppe
                                       -----------------------------
                                         Walter P. Schuppe
                                         Vice President


                                    SOCIETY NATIONAL BANK,
                                         as Issuing Bank and as a Bank


                                    By: /s/ Peter D. Moore
                                       -----------------------------
                                         Peter D. Moore
                                         Vice President


SIGNATURE PAGE TO CREDIT AGREEMENT DATED FEBRUARY 25, 1994, AMONG DAIRY MART CONVENIENCE STORES, INC., FLEET BANK, NATIONAL ASSOCIATION, AS AGENT AND THE BANKS LISTED ON SCHEDULE I THERETO.

                                   SCHEDULE I

                             Commitments; Addresses
                             ----------------------

                                    Commitment   Commitment
                                    Percentage     Amount
                                    -----------  -----------
Fleet Bank, National Association       50%       $15,000,000
One Constitution Plaza
Hartford, Connecticut 06115

Attention:  Walter P. Schuppe
- - ---------
Telecopy No.: (203) 244-4495
- - ------------

Society National Bank                  50%       $15,000,000
127 Public Square
Cleveland, Ohio 44114

Attention:  Peter D. Moore
- - ----------
Telecopy No.: (216) 689-4981
- - ------------
- - ------------------------------------------------------------
TOTAL                                 100%       $30,000,000

                                Schedule I-1

                                                                     SCHEDULE II
                                                                     -----------
                             LONG-TERM COMMITMENTS
                             ---------------------

Commitments and Contingencies
- - -----------------------------

In addition to the commitments and contingencies described in the January 30, 1993 audited consolidated financial statements, the Company has certain environmental contingencies related to the ongoing costs to comply with federal, state and local environmental assessment and remediation activities with respect to releases of regulated substances from its existing and previously operated retail gasoline facilities. The Company accrues its estimates of all costs to be incurred for assessment and remediation for known releases. These accruals are adjusted if and when new information becomes known. Due to the nature of such releases, the actual costs of assessment and remediation activities may vary significantly from year to year. Additionally, under current federal and state regulatory programs, the Company will be obligated by December, 1998 to upgrade or replace all existing underground storage tanks ("UST's") it owns or operates. The Company presently estimates that it will be required to make capital expenditures related to the upgrading or replacing of UST's ranging from approximately $16.0 million to $20.0 million in aggregate through December, 1998, which capital expenditures could be reduced for locations which may be closed in lieu of the capital costs of compliance.

The Company's estimates of costs to be incurred for environmental assessment and remediation and for UST upgrading and other regulatory compliance are based on factors and assumptions that could change due to modifications of regulatory requirements, detection of unanticipated environmental conditions or other unexpected circumstances.

                                                                    SCHEDULE III
                                                                    ------------

                              RECENT ACQUISITIONS
                              -------------------

No material acquisitions or dispositions.

                                                                     SCHEDULE IV
                                                                     -----------

                              RECENT DISTRIBUTIONS
                              --------------------

Dividends and/or distributions are made to the Company by its Subsidiaries out of the cash flow of the Subsidiaries on a continual basis, which amounts are used to fund the operations of the Company.

                                                                      SCHEDULE V
                                                                      ----------

                                ERISA MATTERS
                                -------------

                                   Part A
                              Reportable Events

On November 20, 1989, Central States, Southeast and Southwest Areas Pension Fund (the "Fund"), the Company and The Lawson Company (collectively, "Dairy Mart") entered into a settlement agreement whereby the Fund and Dairy Mart settled Dairy Mart's partial withdrawal liability for its withdrawal from the Fund for the International Brotherhood of Teamsters, Chauffeurs, Warehousemen and Helpers of America Locals 336 and 348. The total settlement amount of $2,460,000 was paid in full.

                                     Part B
                         Multiemployer Plan Withdrawals

Oscar Ewing, Inc., a wholly-owned subsidiary of CONNA Corporation (collectively, "CONNA"), recently entered into a new labor agreement with Teamsters Local 748 which agreement expires in March, 1996. Under the agreement, CONNA makes contributions on behalf of its employees to the Fund. Withdrawal is not currently contemplated; however, if withdrawal were to occur, Dairy Mart estimates, based on recent calculations, that withdrawal liabilities would not exceed $350,000.

                                                                     SCHEDULE VI
                                                                     -----------

                                  SUBSIDIARIES
                                  ------------

Part A -- Designated Subsidiaries
- - ------

Dairy Mart East, Inc.
Dairy Mart Farms, Inc.
Dairy Mart, Inc.
CONNA Corporation
The Lawson Company
D.M. Insurance Limited
LMC, Inc.
SNG of Southern Minnesota, Inc.
The Lawson Milk Company
Golden Stores, Inc.
Lakeside Wholesale, Inc.
Quik Shops, Inc.
Open Pantry Properties, Inc.
Remote Services, Inc.
Convenient Industries of America, Inc.
Oscar Ewing, inc.
Convenient Gasoline, Inc.
Jackson County Grocery Co., Inc.
Greenwell Grocery Co., Inc.
CIA Food Marts, Inc.
Food Merchandisers, Inc.
Dairy Mart Convenience Stores of Ohio, Inc.


Part B -- Other Subsidiaries
- - ------

Financial Opportunities, Inc.
* CONNA Limited
* CONNA Australia, Ltd.
* Petco Oil Co. of New York, Inc.
* New York Dairy Mart, Inc.

* These subsidiaries are in the process of being dissolved and the dissolutions will occur on or before the end of this calendar year.

                                                                    SCHEDULE VII
                                                                    ------------

                           A.  ENVIRONMENTAL MATTERS
                           -------------------------

SITE                                  EXPENDITURES                    RESERVES
- - ----                                  ------------                    --------

 GEORGETOWN, KY                       TO DATE:       54,965.00        $80,000.00
                                      PROJECTED:     80,000.00
                                                    ----------
                                      TOTAL:       $134,965.00
                                                   ===========

Remodeled location, glass lined
tanks, installed new lines and
removed one tank. Soil test showed
minimal contamination.  Filed for
closure with state.  State required
additional testing which showed
ground water contamination.  State
has indicated a minimal public water
supply contamination and is
investigating potential sources of
such contamination.  Area has
multiple sites which may have
contributed to the minimal public
water supply contamination.
Awaiting state direction.

                                      B.  LITIGATION
                                      --------------

No material litigation.

                                                                   SCHEDULE VIII
                                                                   -------------

                              UCC FILING LOCATIONS
                              --------------------

Secretary of State of the State of Connecticut

                                  INDEBTEDNESS
                                  ------------

                                     Part A
                                     ------

                     Indebtedness Paid on the Closing Date
                     -------------------------------------

     The proceeds of the Term Loans (and, if necessary, the proceeds of the Revolving Credit Loans) will be used by the Company to pay off its indebtedness under the terms of the Amended and Restated Loan Agreement between The Connecticut Bank and Trust Company, N.A. ("CBT") and the Company dated as of February 1, 1989 (the "Agreement"). The amount of $35,000,000.00 will be the principal outstanding under the Agreement as of the Closing Date.

                                     Part B
                                     ------

               Indebtedness Outstanding after the Execution Date
               -------------------------------------------------

DAIRY MART CONVENIENCE STORES, INC.
SCHEDULE OF DEBT AND CAPITAL LEASES
(000's OMITTED)

OBLIGATIONS PAYABLE TO:        TYPE OF OBLIGATION                       AMOUNT
- - -----------------------        ------------------                       ------
Charlotte S. Blanton           Capital Leases-Real Estate Leases            9
Kenneth and Thelma Gilmore     Capital Leases-Real Estate Leases           45
Tradeway Center                Capital Leases-Real Estate Leases           16
Bill R. Cole                   Capital Leases-Real Estate Leases           11
Ed Stephenson                  Capital Leases-Real Estate Leases           21
Habeeb Investment Company      Capital Leases-Real Estate Leases           77
John Wells and William Jones   Capital Leases-Real Estate Leases           21
William E. Monday              Capital Leases-Real Estate Leases           49
Bissell Companies, Inc.        Capital Leases-Real Estate Leases           12
Dr. Sam C. Williams            Capital Leases-Real Estate Leases            9
W-M Lumber and Wood Products   Capital Leases-Real Estate Leases           79
Ranseland Investment           Capital Leases-Real Estate Leases            6
James and Carmen Walker        Capital Leases-Real Estate Leases           92
Parks and Weisburb Realtors    Capital Leases-Real Estate Leases           83
Westport Station Partners      Capital Leases-Real Estate Leases           67
Michael Granus                 Capital Leases-Real Estate Leases           14
Sam Habeeb                     Capital Leases-Real Estate Leases            1
Kenneth H. Sharer              Capital Leases-Real Estate Leases            2
John Wells                     Capital Leases-Real Estate Leases           13
Jerry W. Seligam               Capital Leases-Real Estate Leases            2
Mark O'Brien                   Capital Leases-Real Estate Leases           86
John and Grace Harness         Capital Leases-Real Estate Leases           47
Gilbert and Evelyn Miller      Capital Leases-Real Estate Leases           23
Bissell Companies, Inc.        Capital Leases-Real Estate Leases           24
Fleet Bank, N.A.               Mortgage Note on Store C-19                 35
Chicopee Savings Bank          Mortgage Note on Store S-10                 30
Presidential Savings Bank      Mortgage Note on Store S-17                 16
Park West Bank and Trust
    Company                    Mortgage Note on Store S-24                  9
People's Bank                  Mortgage Note on Store C-18                 31
North Brookfield Savings Bank  Mortgage Note on Store W-3                  16
Springfield Institution for
    Savings                    Mortgage Note on Stores S-9, S-19, S-20
                               and H-1                                  1,147


OBLIGATIONS PAYABLE TO:        TYPE OF OBLIGATION                        AMOUNT
- - -----------------------        ------------------                        ------
Springfield Institution for
    Savings                    Mortgage Note on Corp. Headquarters       2,956
Springfield Institution for
    Savings                    Mortgage Note on Store C-21                 631
Springfield Institution for
    Savings                    Mortgage Note on Store S-2                  430
Nations Banc                   Equipment Notes                           1,721
G.E. Capital Corp.             Equipment Notes                           1,245
Burton Feit                    Promissory Note Secured by Real Estate      145
Walter E. Baker Trust          Promissory Note Secured by Real Estate      200
John F. and Eleanor C.
    Flibotte                   Promissory Note Secured by Real Estate       35
Security Pacific Credit Corp.  Capital Lease-Telephone System               13
Unisys Corporation             Capital Lease-Computer Systems              694
Varilease                      Capital Lease-POS Equipment                 200
Connecticut Development
    Authority                  Note Payable Secured by Real Estate
                                  and Equipment                            421
Manufacturers Hanover Trust    Term Loan                                22,000 *
Manufacturers Hanover Trust    Revolver Loan                            12,100 *
Debenture Holders              14.25% Subordinated Debenture            27,183 *
Small Business Administration  Debentures                                4,220
Burdette W. London             Promissory Note Secured by a Mortgage        11
Fred Johnson, Jr.              Promissory Note Secured by a Mortgage         7
Society National Bank          Promissory Note Secured by a Mortgage        81
Eugene Adams                   Capital Leases-Real Estate Leases            12
Walter R. Morris               Capital Leases-Real Estate Leases            40
Charles E. Jennings            Capital Leases-Real Estate Leases            29
Charles L. Hamilton            Capital Leases-Real Estate Leases            86
Orbin Greene                   Capital Leases-Real Estate Leases            61
Jessee Ballew                  Capital Leases-Real Estate Leases            27
Catherine A. Habeeb            Capital Leases-Real Estate Leases            12
Richard Applegate              Capital Leases-Real Estate Leases            81
T.H. Crutcher Realty Corp.     Capital Leases-Real Estate Leases            23
K.G. Bernard                   Capital Leases-Real Estate Leases            24
Bank One of Lexington          Capital Leases-Real Estate Leases            76
William J. Howe                Capital Leases-Real Estate Leases           240
Louis B. Green                 Capital Leases-Real Estate Leases           220
D & D Investment Company       Capital Leases-Real Estate Leases            19
                                                                      ----------
          Total Debt and Capital Leases as of January 29, 1994        $ 77,336
                                                                      ==========

*/ Indebtedness will be paid off on or before the Initial Funding Date.

DAIRY MART CONVENIENCE STORES, INC.
SCHEDULE OF OTHER LIABILITIES AND DEFERRED CREDITS
(000'S OMITTED)


DESCRIPTION                                                             AMOUNT
- - -----------                                                             ------
DEFERRED FRITO-LAY PROGRAM MONIES                                          368
DEFERRED R.J. REYNOLDS PROGRAM MONIES                                      759
DEFERRED PEPSI-COLA FOUNTAIN PROGRAM MONIES                                760
DEFERRED PHILIP MORRIS PROGRAM MONIES                                       94
DEFERRED GAIN ON SALE OF FULL FRANCHISES                                   217
DEFERRED FRANCHISE RENTAL INCOME                                            73
LONG-TERM SELF INSURANCE RESERVES                                        2,770
LONG-TERM OHIO WORKERS COMPENSATION RESERVES                             1,183
LONG-TERM CLOSED STORE LEASE LIABILITY RESERVE                             155
FRANCHISEE RENTAL SECURITY DEPOSITS RECEIVED                                84
NON-COMPETE COVENANTS                                                       25
OTHER MISCELLANEOUS ITEMS                                                   70
                                                                        ------
TOTAL OTHER LIABILITIES AND DEFERRED CREDITS AS OF 12/25/93             $7,188
                                                                        ======


                                                                      SCHEDULE X
                                                                      ----------

                                     LIENS
                                     -----
I.   DAIRY MART CONVENIENCE STORES, INC.

Secured Party                         Date Filed                          Collateral
- - -------------                         ----------                          ----------
1.   General Electric Capital         7/25/90 CT              Soda fountain equipment and all proceeds
     Corporation                      #887659                 replacements, accretions and substitutions

2.   General Electric Capital         7/26/90 KY              Soda fountain equipment and all proceeds
     Corporation                      #128231                 replacements, accretions and substitutions

3.   General Electric Capital         7/26/90 OH              Soda fountain equipment and all proceeds
     Corporation                      #AE 08543               replacements, accretions and substitutions

4.   Unisys Finance Corporation       9/26/89 CT              Computer equipment and accessories
                                      #845602                 2616-02

5.   Unisys Finance Corporation       9/26/89 CT              Computer equipment and accessories,
                                      #845601                 additions and attachments 2616-01

6.   Unisys Finance Corporation       9/29/89 CT              Computer equipment and software
                                      #846127                 2616-01

7.   Unisys Finance Corporation       11/3/89 OH              Computer equipment and software and all
                                      #AB 46912               accessories, additions and attachments

8.   Unisys Finance Corporation       11/6/89 CT              Computer equipment and software and all
                                      #851389                 accessories, additions and attachments
                                                              2616-04

9.   Unisys Finance Corporation       7/27/90 CT              Computer equipment and accessories,
                                      #887982                 additions, and attachments 2616-06

10.  Unisys Finance Corporation       5/13/91 KY              Computer equipment located at 6060
                                      #637576                 Dutchmans Lane, Louisville, KY 2616-06

11.  United States Leasing            2/13/91 CT              Computer equipment 2616-07
     International, Inc.              #913097

12.  United States Leasing            6/14/91 OH              Computer equipment
     International, Inc.              #AE 76427

13.  United States Leasing            8/5/91 CT               Computer equipment
     International, Inc.              #933811                 19129


14.  NationsBanc Leasing              11/27/92 CT             Store and gas equipment
     Corporation                      #0989261

15.  NationsBanc Leasing              11/30/92 KY             Store and gas equipment for four stores
     Corporation                      #132475                 in Kentucky

16.  NationsBanc Leasing              11/30/92 KY               Store and gas equipment for four stores
     Corporation                      #132476                 in Kentucky

17.  NationsBanc Leasing              12/3/92 OH              Store equipment
     Corporation                      #AH 83822

18.  NationsBanc Leasing              12/3/92 OH              Gas equipment
     Corporation                      #AH 83823

19.  NationsBanc Leasing              12/4/92 MA              Store equipment store #2301
     Corporation                      #128778                 1502 Newman Ave., Seekonk,MA

20.  NationsBanc Leasing              12/4/92 MA              Gas equipment store #2301
     Corporation                      #128779                 1502 Newman Ave.,Seekonk,MA

21.  The CIT Group/Equipment          2/23/93 MA              Computer equipment,Schedule 1
     Financing,Inc.                   #143686

22.  The CIT Group/Equipment          2/23/93 CT              Computer equipment, Schedule 1
     Financing,Inc.                   #0999185

23.  The CIT Group/Equipment          2/23/93 KY              Computer equipment, Schedule 1
     Financing,Inc.                   #132904

24.  The CIT Group/Equipment          2/24/93 OH              Computer equipment, Schedule 1
     Financing, Inc.                  #AH 99966

25.  The CIT Group/Equipment          6/10/93 CT              Fujitsu Telephone System, Schedule 2
     Financing,Inc.                   #1016311

26.  The CIT Group/Equipment          8/3/93 CT               Computer equipment, Schedule 4
     Financing,Inc.                   #1023056

27.  The CIT Group/Equipment          12/10/93 MA             Computer equipment, Schedule 5
     Financing,Inc.                   #202843

28.  The CIT Group/Equipment          12/15/93 KY             Computer equipment, Schedule 5
     Financing,Inc.                   #134427

29.  The CIT Group/Equipment          12/20/93 CT             Computer equipment, Schedule 6
     Financing,Inc.                   #1039592




30.  The CIT Group/Equipment          12/20/93 CT             Computer equipment, Schedule 6
     Financing,Inc.                   #1039596


II.  DAIRY MART, INC.

Secured Party                         Date Filed                          Collateral
- - -------------                         ----------                          ----------

1.   General Electric Capital         7/6/93 CT               Office Furniture for One Vision Drive
     Corporation                      #1019490

2.   General Electric Capital         7/28/93 CT              Office Furniture for One Vision Drive
     Corporation                      #1022282

3.   Springfield Institute for        7/19/93 CT              Real estate and equipment at store 1521
     Savings                          #1021151                1030 Hamilton Ave., Waterbury,CT

4.   Springfield Institute for        11/17/93 MA             Real estate and equipment at store 2102
     Savings                          #198405                 411 North Main St., Palmer, MA

5.   Connecticut Development          10/6/76 CT              Crapaco milk processing equipment
     Authority                        #330435

III. THE LAWSON COMPANY

Secured Party                         Date Filed                          Collateral
- - -------------                         ----------                          ----------

1.   General Electric Capital         8/19/93 OH              Freezer Tunnel
     Corporation                      #AK 40696

IV.  DAIRY MART FARMS,INC.

Secured Party                         Date Filed                          Collateral
- - -------------                         ----------                          ----------

1.   Connecticut Development          10/6/76 CT              Crapaco milk processing equipment
     Authority                        #330436

2.   Springfield Institute for        3/2/93 CT               Real Estate at One Vision Drive, Enfield,
     Savings                          #1000111                Connecticut

     In addition to the foregoing, see Schedule IX, Part B for a description of certain other liens securing indebtedness described as "Promissory Notes secured by a Mortgage," Mortgage Note" or "Equipment Notes."

                                                                     SCHEDULE XI
                                                                     -----------

                         MANAGEMENT LOANS AND ADVANCES
                         -----------------------------

NAME OF EMPLOYEE                     AMOUNT
- - ------------------                   ------

LOANS AND ADVANCES OVER $1,000:

David Bobzien                        $49,500.00
Vinny Desrochers                      36,200.00
Roger Joplin                           1,000.00
                                     ----------

          SUBTOTAL                   $86,700.00

LOANS AND ADVANCES UNDER $1,000:
                                       3,802.00
                                     ----------

          TOTAL LOANS AND ADVANCES   $90,502.00
                                     ==========


                                                                    SCHEDULE XII
                                                                    ------------

                             OUTSTANDING TAX AUDITS
                             ----------------------

                                                                     YEARS
                                                      TYPE OF        UNDER
ENTITY                    FEDERAL EIN#  STATE/FED       TAX          AUDIT
- - ------                    ------------  ---------    ---------    -----------------
Dairy Mart                04-2497894    IRS          Income       Fiscal 88,89*
 Convenience
 Stores & Subs

CONNA Corporation         61-0960167    Kentucky     Income/Lic.  Fiscal 85 - 88**
Oscar Ewing, Inc.         61-0187240    Kentucky     Income/Lic.  Fiscal 85 - 88**
Convenient Equip., Inc.   61-0943209    Kentucky     Income/Lic.  Fiscal 85 - 88**
Remote Services, Inc.     61-0667027    Kentucky     Income/Lic.  Fiscal 85 - 88**
Conv. Indust. of America  61-0567766    Kentucky     Income/Lic.  Fiscal 85 - 88**

Food Merchandisers, Inc.  56-0889198    N. Carolina  Sales/Use    03/88 - 01/91


Dairy Mart, Inc.          04-2235065    Connecticut  Sales/Use    12/88 - 11/91
Dairy Mart Farms, Inc.    06-0937127    Connecticut  Sales/Use    12/88 - 11/91


Dairy Mart, Inc.          04-2235065    Massachusetts Sales/Use   07/91 - 12/93
Dairy Mart East, Inc.     04-2741427    Massachusetts Sales/Use   07/91 - 12/93


The Lawson Company        36-2998715    Ohio          Sales/Use   07/89- 01/93

CONNA Corporation         61-0960167    Kentucky      Income/Lic. Fiscal 89 - 92*
Conv. Indust. of America  61-0567766    Kentucky      Income/Lic. Fiscal 89 - 92*
Remote Services, Inc.     61-0667027    Kentucky      Income/Lic. Fiscal 89 - 92*


CONNA Corporation         61-0960167    Kentucky      Sales/Use   Fiscal 89 - 92*
Conv. Indust. of America  61-0567766    Kentucky      Sales/Use   Fiscal 89 - 92*
Remote Services, Inc.     61-0667027    Kentucky      Sales/Use   Fiscal 89 - 92*


NOTES:

* Fiscal year from February 1 to January 31

** '85 and '86 fiscal years from June to May
   Stub period from June '86 to October 17, 1986
   Stub period from October 18, 1986 to January 31, 1987
   Fiscal years thereafter from February 1 to January 31

                                  EXHIBIT A

                         Form of Revolving Credit Note
                         -----------------------------
                            See Tabs 2(a) and 2(b)









                                  Exhibit A-1

                                   EXHIBIT B

                         Form of Subsidiary Guarantee
                         ----------------------------
                                   See Tab 3









                                  Exhibit B-1

                                   EXHIBIT G

                           ASSIGNMENT AND ACCEPTANCE


     Reference is made to the Credit Agreement, dated as of February 25, 1994, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation (the "Borrower"), the Banks named therein and FLEET BANK, NATIONAL ASSOCIATION, as agent for the Banks (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meaning given to them in the Credit Agreement.

     ______________________________(the "Assignor") and ______________________
  (the "Assignee") agree as follows:

     1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a ______% interest (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to the Assignor's Commitment thereunder in a principal amount as set forth on Schedule 1 hereto.

     2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, or any collateral security granted in connection therewith, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligor or the performance or the observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches the Note(s) held by it evidencing the Assignor's Commitment and requests that the Agent exchange such Note(s) for a new Note or Notes payable to the Assignee and (if the Assignor has retained any portion of its Commitment) a new Note or Notes payable to the Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

     3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 6.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank based on such documents and information as it shall deem appropriate at the time, continue to make its own Credit Agreement, the other Loan Documents or any other instrument or document furnished

                                  Exhibit G-1
pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to paragraph 2.19(b) of the Credit Agreement.

     4. The effective date of this Assignment and Acceptance shall be______________, 199_ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to subsection 10.6 of the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than three Business Days after the date of such acceptance and recording by the Agent).

     5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Connecticut.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                  Exhibit G-2

                               SCHEDULE 1 to the
                           Assignment and Acceptance
                           -------------------------


                       Re:  Credit Agreement, dated as of
                      February 25, 1994, among Dairy Mart
                      Convenience Stores, Inc., the Banks
                       from time to time parties thereto,
                 and Fleet Bank, National Association, as Agent
                 ----------------------------------------------


Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:


                 Principal                    Commitment Percentage
               Amount Assigned                     Assigned
               ---------------                     --------

             $___________________                 ____._______%


[NAME OF ASSIGNEE]                  [NAME OF ASSIGNOR]


By:                                 By:
   -----------------------------       ----------------------------
     Title:                              Title:

Accepted:                           Consented To:

FLEET BANK, NATIONAL ASSOCIATION    DAIRY MART CONVENIENCE
 as Agent                             STORES, INC.


By:                                 By:
   --------------------------          -----------------------------
     Title:                              Title:

                                  EXHIBIT H

       Form of Opinions of Counsel to the Company and Its Subsidiaries
       ---------------------------------------------------------------

                           See Tabs 8(a) and 8(b)






                                 Exhibit H-1

                                                                          2(a)

                             REVOLVING CREDIT NOTE

No. 1                                                      Hartford, Connecticut
$15,000,000                                                   February 25, 1994


     FOR VALUE RECEIVED, the undersigned, DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation (the "Company"), promises to pay to the order of FLEET BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, having a place of business at One Constitution Plaza, Hartford, Connecticut 06115 ("Payee"), or any subsequent assignee or holder hereof (Payee or any subsequent assignee or holder hereof sometimes being hereinafter referred to as "Holder"), at the office of Fleet Bank, National Association, One Constitution Plaza, Hartford, Connecticut 06103, or at such other location as the Agent (as defined in the Credit Agreement [as hereinafter defined]) may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) or so much thereof as may be advanced or readvanced by Holder and remain unpaid from time to time under and pursuant to that certain Credit Agreement dated the date hereof by and between the Company, Payee and certain other parties (as the same may from time to time be amended, modified or supplemented, from time to time, the "Credit Agreement"), together with: (i) interest on the principal balance of this Note outstanding from time to time, from the date hereof until said balance shall have been paid in full, at the rate or rates and in the manner provided in the Credit Agreement (whether before or after judgment); (ii) all amounts which may be or become due under the Credit Agreement or any of the other Loan Documents (as defined in the Credit Agreement); (iii) all costs and expenses, including reasonable attorneys' and appraisers' fees, incurred in collecting or attempting to collect the indebtedness evidenced by this Note, or in enforcing any of the Loan Documents or protecting or sustaining any liens or security interests created thereby or in any litigation or controversy arising from or connected with this Note or any of the Loan Documents; and (iv) all taxes or duties assessed upon the indebtedness evidenced by this Note or by any of the Loan Documents or upon any collateral security for such indebtedness. All capitalized terms used in this Note but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and is entitled to the benefits of and is subject to optional and mandatory prepayment provisions set forth in the Credit Agreement.

     Holder is authorized to record the date, Type and amount of each Revolving Credit Loan made by Holder pursuant to the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal hereof and, in the case of LIBOR Loans, the length of each LIBOR Interest Period and LIBOR Rate with respect thereto, on the schedules annexed hereto and made a part hereof. Any such recordation shall constitute prima facie evidence of the accuracy of the
                                  ----- -----
information so recorded, provided that the failure of Holder to make such
                         --------
recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder, under the Credit Agreement, or under any other Loan Document.

     This Note is secured pursuant to the Pledge Agreements and the Company Security Agreement. Reference is hereby made to the Pledge Agreements and the Company Security Agreement for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interest was granted and the respective rights of Holder and the Agent in respect thereof. Payment and performance of this Note is guaranteed as set forth in the Subsidiary Guarantee.

     If any payment on this Note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Credit Agreement.

     The Company and each co-maker, endorser, guarantor and surety of this Note, any accommodation party, and each other Person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note hereby:

          (a) waive demand, presentment, protest, notice of protest, notice of dishonor, diligence in collection, notice of nonpayment and all notices of a like nature; and

          (b) consent to (i) the release, surrender, exchange or substitution of all or any part of the security for the indebtedness evidenced by this Note, or the taking of any additional security, (ii) the release of any or all other Persons from liability, whether primary or contingent, for the indebtedness evidenced by this Note or for any related obligations, and (iii) the granting of any other indulgences to any such Person.

     Each endorser, guarantor and surety of this Note, and each other Person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note, hereby consent to (i) all renewals, extensions or modifications of this Note or of any of the Loan Documents (including any affecting the time of payment) and (ii) all advances under the Credit Agreement, this Note or any of the other Loan Documents. Any such renewal, extension, modification, advance, release, surrender, exchange, substitution, taking or indulgence may take place without notice to any such Person, and, whether any such notice is given or not, shall not impair the liability of any such Person.

     The Company and each co-maker, endorser, guarantor and surety of this Note, any accommodation party, and each other Person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note, hereby give Holder a lien and right of setoff for all of their respective liabilities in respect of such indebtedness upon and against all of their respective deposits, credits and property, now or hereafter in the possession or control of Holder (or any affiliate of Holder) or in transit to Holder (or any affiliate of Holder). Holder may, at any time after the occurrence and during the continuance of an Event of Default, apply the same, or any part thereof, to any liability of the Company or any such other Person, whether matured or unmatured.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT.


     MAKER AND EACH ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON LIABLE OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS
NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a TO 52-278n, INCLUSIVE, OR BY OTHER APPLICABLE LAW, HEREBY WAIVE THEIR RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

     If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or if any one or more of the provisions of this Note shall operate, or would prospectively operate, to invalidate this Note, then such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect, shall be valid, legal and enforceable, and shall in no way be affected, prejudiced or disturbed thereby.

                                    DAIRY MART CONVENIENCE STORES, INC.



                                    By: /s/ Gregory G. Landry
                                       --------------------------------
                                    Name:  Gregory G. Landry
                                    Title: Executive Vice President

                                                                   Schedule A to
                                                           Revolving Credit Note
                                                           ---------------------


                             LOANS, CONVERSIONS AND
                            PAYMENTS OF LIBOR LOANS
                            -----------------------

 ================================================================================================
                      Amount of       LIBOR       Amount of
                      Prime Rate    Interest        LIBOR                    Unpaid
                        Loans      Period and       Loans                  Principal
         Amount of    Converted    LIBOR Rate     Converted    Amount of   Balance of
          LIBOR       into LIBOR  with Respect    into Prime   Principal     LIBOR      Notation
 Date   Loans Made       Loans       Thereto      Rate Loans    Repaid       Loans      Made by
- - -------------------------------------------------------------------------------------------------













=================================================================================================

                                                                   Schedule B to
                                                           Revolving Credit Note
                                                           ---------------------


                             LOANS, CONVERSIONS AND
                          PAYMENTS OF PRIME RATE LOANS
                          ----------------------------

================================================================================================
                        Amount of        Amount of                   Unpaid
                      LIBOR Loans       Prime Rate                  Principal
        Amount of    Converted into       Loans        Amount of    Balance of
        Prime Rate     Prime Rate     Converted into   Principal    Prime Rate   Notation Made
 Date   Loan Made        Loans         LIBOR Loans      Repaid        Loans            by
- - ------------------------------------------------------------------------------------------------













=============================================================================================

                                                                            2(b)

                             REVOLVING CREDIT NOTE

No. 2                                                     Hartford, Connecticut
$15,000,000                                                   February 25, 1994


     FOR VALUE RECEIVED, the undersigned, DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation (the "Company"), promises to pay to the order of SOCIETY NATIONAL BANK, a national banking association organized and existing under the laws of the United States of America, having a place of business at 127 Public Square, Cleveland, Ohio 44114-1306 ("Payee"), or any subsequent assignee or holder hereof (Payee or any subsequent assignee or holder hereof sometimes being hereinafter referred to as "Holder"), at the office of Fleet Bank, National Association, One Constitution Plaza, Hartford, Connecticut 06103, or at such other location as the Agent (as defined in the Credit Agreement [as hereinafter defined]) may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of FIFTEEN MILLION DOLLARS ($15,000,000) or so much thereof as may be advanced or readvanced by Holder and remain unpaid from time to time under and pursuant to that certain Credit Agreement dated the date hereof by and between the Company, Payee and certain other parties (as the same may from time to time be amended, modified or supplemented, from time to time, the "Credit Agreement"), together with: (i) interest on the principal balance of this Note outstanding from time to time, from the date hereof until said balance shall have been paid in full, at the rate or rates and in the manner provided in the Credit Agreement (whether before or after judgment); (ii) all amounts which may be or become due under the Credit Agreement or any of the other Loan Documents (as defined in the Credit Agreement); (iii) all costs and expenses, including reasonable attorneys' and appraisers' fees, incurred in collecting or attempting to collect the indebtedness evidenced by this Note, or in enforcing any of the Loan Documents or protecting or sustaining any liens or security interests created thereby or in any litigation or controversy arising from or connected with this Note or any of the Loan Documents; and (iv) all taxes or duties assessed upon the indebtedness evidenced by this Note or by any of the Loan Documents or upon any collateral security for such indebtedness. All capitalized terms used in this Note but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. This Note is one of the Revolving Credit Notes referred to in the Credit Agreement and is entitled to the benefits of and is subject to optional and mandatory prepayment provisions set forth in the Credit Agreement.

     Holder is authorized to record the date, Type and amount of each Revolving Credit Loan made by Holder pursuant to the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal hereof and, in the case of LIBOR Loans, the length of each LIBOR Interest Period and LIBOR Rate with respect thereto, on the schedules annexed hereto and made a part hereof. Any such recordation shall constitute prima facie evidence of the accuracy of the
                                  ----- -----
information so recorded, provided that the failure of Holder to make such
                         --------
recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder, under the Credit Agreement, or under any other Loan Document.

     This Note is secured pursuant to the Pledge Agreements and the Company Security Agreement. Reference is hereby made to the Pledge Agreements and the Company Security Agreement for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security, the terms and conditions upon which the security interest was granted and the respective rights of Holder and the Agent in respect thereof. Payment and performance of this Note is guaranteed as set forth in the Subsidiary Guarantee.

     If any payment on this Note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Credit Agreement.

     The Company and each co-maker, endorser, guarantor and surety of this Note, any accommodation party, and each other Person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note hereby:

          (a) waive demand, presentment, protest, notice of protest, notice of dishonor, diligence in collection, notice of nonpayment and all notices of a like nature; and

          (b) consent to (i) the release, surrender, exchange or substitution of all or any part of the security for the indebtedness evidenced by this Note, or the taking of any additional security, (ii) the release of any or all other Persons from liability, whether primary or contingent, for the indebtedness evidenced by this Note or for any related obligations, and
     (iii) the granting of any other indulgences to any such Person.

     Each endorser, guarantor and surety of this Note, and each other Person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note, hereby consent to (i) all renewals, extensions or modifications of this Note or of any of the Loan Documents (including any affecting the time of payment) and (ii) all advances under the Credit Agreement, this Note or any of the other Loan Documents. Any such renewal, extension, modification, advance, release, surrender, exchange, substitution, taking or indulgence may take place without notice to any such Person, and, whether any such notice is given or not, shall not impair the liability of any such Person.

     The Company and each co-maker, endorser, guarantor and surety of this Note, any accommodation party, and each other Person liable or who shall become liable for all or any part of the indebtedness evidenced by this Note, hereby give Holder a lien and right of setoff for all of their respective liabilities in respect of such indebtedness upon and against all of their respective deposits, credits and property, now or hereafter in the possession or control of Holder (or any affiliate of Holder) or in transit to Holder (or any affiliate of Holder). Holder may, at any time after the occurrence and during the continuance of an Event of Default, apply the same, or any part thereof, to any liability of the Company or any such other Person, whether matured or unmatured.

     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT.

     MAKER AND EACH ENDORSER, GUARANTOR AND SURETY OF THIS NOTE, AND EACH OTHER PERSON LIABLE OR WHO SHALL BECOME LIABLE FOR ALL OR ANY PART OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE, HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS
NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a TO 52-278n, INCLUSIVE, OR BY OTHER APPLICABLE LAW, HEREBY WAIVE THEIR RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

     If any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part, or in any respect, or if any one or more of the provisions of this Note shall operate, or would prospectively operate, to invalidate this Note, then such provision or provisions only shall be deemed to be null and void and of no force or effect and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect, shall be valid, legal and enforceable, and shall in no way be affected, prejudiced or disturbed thereby.

                                    DAIRY MART CONVENIENCE STORES, INC.



                                    By: /s/ Gregory G. Landry
                                       --------------------------------
                                    Name:  Gregory G. Landry
                                    Title: Executive Vice President

                                                                   Schedule A to
                                                           Revolving Credit Note
                                                           ---------------------


                             LOANS, CONVERSIONS AND
                            PAYMENTS OF LIBOR LOANS
                            -----------------------

================================================================================================
                      Amount of       LIBOR       Amount of
                      Prime Rate    Interest       LIBOR                    Unpaid
                        Loans      Period and      Loans                   Principal
         Amount of    Converted     LIBOR Rate    Converted    Amount of    Balance of
          LIBOR       into LIBOR   with Respect   into Prime   Principal     LIBOR      Notation
 Date   Loans Made       Loans       Thereto      Rate Loans    Repaid       Loans      Made by
- - ------------------------------------------------------------------------------------------------












================================================================================================

                                                                   Schedule B to
                                                           Revolving Credit Note
                                                           ---------------------


                             LOANS, CONVERSIONS AND
                          PAYMENTS OF PRIME RATE LOANS
                          ----------------------------

=================================================================================================
                        Amount of       Amount of                    Unpaid
                      LIBOR Loans       Prime Rate                  Principal
        Amount of    Converted into       Loans        Amount of    Balance of
        Prime Rate     Prime Rate     Converted into   Principal    Prime Rate    Notation Made
 Date   Loan Made        Loans         LIBOR Loans      Repaid        Loans            by
- - -------------------------------------------------------------------------------------------------















=================================================================================================

                              SUBSIDIARY GUARANTEE


     THIS SUBSIDIARY GUARANTEE, dated as of February 25, 1994 (as amended, supplemented or otherwise modified from time to time, this "Guarantee"), by each of the corporations that are signatories hereto (the "Guarantors") in favor of FLEET BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as agent (the "Agent") for the ratable benefit of the Agent, as Agent and individually as a bank, and the other banks and financial institutions parties thereto from time to time (the "Banks") that are parties to the Credit Agreement (as hereinafter defined)


                              W I T N E S S E T H:


     WHEREAS, Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company"), is party to a Credit Agreement, dated as of February 25, 1994, with the Agent and the Banks (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement");

     WHEREAS, pursuant to the terms of the Credit Agreement and the other Loan Documents (as hereinafter defined), the Banks have agreed to make certain Extensions of Credit (as hereinafter defined) to or for the benefit of the Company;

     WHEREAS, the Company owns directly or indirectly all of the issued and outstanding stock of each Guarantor;

     WHEREAS, the proceeds of Extensions of Credit will be used in part for the benefit of each of the Guarantors in connection with the operation of their respective businesses;

     WHEREAS, the Company and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of the Extensions of Credit; and

     WHEREAS, the obligation of the Banks to make the Extensions of Credit is conditioned upon, among other things, the execution and delivery by the Guarantors of this Guarantee;

     NOW, THEREFORE, in consideration of the premises and to induce the Banks to enter into the Credit Agreement and to make Extensions of Credit, each Guarantor hereby agrees with and for the Agent, for the ratable benefit of the Banks, as follows:

     1.   Defined Terms.  As used in this Guarantee, the following terms have
          -------------
the respective meanings set forth below or set forth in the Section hereof following such terms:

          Extensions of Credit -- (i) all Loans or advances made to the Company under any Loan Document, (ii) all Letters of Credit issued for the account of the Company under any Loan Document, (iii) all other extensions of credit to or for the benefit of the Company under any Loan Document, and (iv) to the extent not otherwise included in the foregoing, all Obligations.

          Obligations -- the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company, whether or not a claim for post-filing or postpetition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Company to the Agent or the Banks, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes, the other Loan Documents or any other document made, delivered or given in connection therewith, and each other obligation and liability, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, of the Company to the Agent or any Bank, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or any Bank) or otherwise .

All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

     2.   Guarantee.
          ---------

          (a) Subject to the provisions of paragraph 2(b), each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Agent and the Banks and their respective successors, indorsees, transferees and assigns, the prompt and complete payment by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Each Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Agent or any Bank in enforcing, or obtaining advice of counsel in respect of enforcing, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are indefeasibly paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto the Company may be free from any Obligations.

          (b) Anything herein or in any other Loan Document to the contrary notwithstanding, each Guarantor and by its acceptance hereof, each beneficiary hereof, hereby confirms that it is its intention that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. To that end, but only to the extent such obligations would otherwise be avoidable, the obligations of each Guarantor hereunder shall be limited to the maximum amount that, after giving effect to the incurrence thereof and after giving effect to any rights to contribution of such Guarantor pursuant to any agreement providing for an equitable contribution among such Guarantor and other Affiliates of the Company of payments made by guarantees by such parties, would not render such Guarantor insolvent or unable to pay its debts (within the meaning of Title 11 of the United States Code or as defined under the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any analogous applicable law) as they mature or leave such Guarantor with an unreasonably small capital. The need for any such limitation shall be determined, and any such needed limitation shall be effective, at the time or times that each Guarantor is deemed, under applicable law, to incur obligations hereunder. Any such limitation shall be apportioned amongst the Obligations owed to the respective Banks pro rata in accordance with their respective amount thereof. This paragraph 2(b) is intended solely to preserve the rights of each Bank to the maximum extent permitted by applicable law, and neither any of the Guarantors nor any other Person shall have any rights under this paragraph 2(b) that it would not otherwise have under applicable law. For the purposes of this paragraph 2(b), "insolvency," "unreasonably small capital" and "inability to pay debts" (as so defined) as they mature" shall be determined in accordance with applicable law.

          (c) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor or of all of the Guarantors without impairing this Guarantee or affecting the rights and remedies of the Agent and the Banks hereunder.

          (d) No payment or payments made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Agent or any Bank from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the Obligations up to the maximum liability of such Guarantor until the Obligations are paid in full and the Commitments are terminated .

          (e) Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Agent or any Bank on account of its liability hereunder, it will notify the Agent in writing that such payment is made under this Guarantee for such purpose.

     3.   Senior Guarantees.  Each Guarantor agrees that all payments required
          -----------------
to be made pursuant to this Guarantee by such Guarantor are senior in right and priority of payment to the payment of any Guarantee Obligations of such Guarantor arising under or in connection with the guarantee made by such Guarantor of the Senior Subordinated Notes as set forth in the Senior Subordinated Indenture.

     4.   Right of Contribution.  Each Guarantor hereby agrees that to the
          ---------------------
extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of paragraph 6 hereof. The provisions of this paragraph 4 shall in no respect limit the obligations and liabilities of any Guarantor to the Agent and the Banks, and each Guarantor shall remain liable to the Agent and the Banks for the full amount guaranteed by such Guarantor hereunder.

     5.   Right of Set-off.  Each Guarantor hereby irrevocably authorizes the
          ----------------
Agent and each Bank at any time and from time to time, after the occurrence of any Event of Default specified in the Credit Agreement, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply, to the extent permitted by law, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Agent or such Bank, against and on account of the obligations and liabilities of such Guarantor to the Agent or such Bank hereunder and claims of every nature and description of the Agent or such Bank against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any Application or any other Loan Document or otherwise, as the Agent or such Bank may elect, whether or not the Agent or any Bank has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Agent and each Bank agrees to notify such Guarantor promptly of any such set-off and the application made by the Agent or such Bank, provided that the failure to give such notice
                                --------
shall not affect the validity of such set-off and application. The rights of the Agent and each Bank under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Agent or such Bank may have.

     6.   No Subrogation.  Notwithstanding any payment or payments made by any
          --------------
of the Guarantors hereunder or any set-off or application of funds of any of the Guarantors by the Agent or any Bank or the receipt of any amounts by the Agent or any Bank with respect to any property held as collateral security for this Guarantee, no Guarantor shall be entitled to be subrogated to any of the rights of the Agent or any Bank against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Agent or any Bank for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Agent and the Banks by the Company on account of the Obligations are indefeasibly paid in full, and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been terminated, such amount shall be held by such Guarantor in trust for the Agent and the Banks, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

     7.   Amendments, etc. with respect to the Obligations; Waiver of Rights.
          ------------------------------------------------------------------
Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Agent or any Bank may be rescinded by the Agent or such Bank and any of the Obligations continued or reinstated, or (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Agent or any Bank, or (c) the Credit Agreement, any Note, any Application, this Guarantee, any other Loan Document and any other document executed and delivered in connection therewith or herewith may be amended, modified, supplemented or terminated, in whole or in part, as the Agent and/or any Bank may deem advisable from time to time, or (d) any collateral security, guarantee or right of offset at any time held by the Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against any of the Guarantors, the Agent or any Bank may, but shall be under no obligation to, make a similar demand on the Company or any other Guarantor or guarantor, and any failure by the Agent or any Bank to make any such demand or to collect any payments from the Company or any such other Guarantor or any release of the Company or any Guarantor shall not relieve any of the Guarantors in respect of which a demand or collection is not made or any of the Guarantors not so released of their several obligations or liabilities hereunder, and shall not impair, limit or otherwise adversely affect the rights and remedies, express or implied, or as a matter of law, of the Agent or any Bank against any of the Guarantors. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

     8.   Guarantee Absolute and Unconditional.  Each Guarantor waives any and
          ------------------------------------
all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Agent or any Bank upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guarantee; and all dealings between the Company or any of the Guarantors, on the one hand, and the Agent or any Bank, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Note, any Application or any other Loan Document, or any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Agent or any Bank, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company or any other Guarantor against the Agent or any Bank, or
(c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company or any other Guarantor for the Obligations, or of such Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing their rights and remedies hereunder against any Guarantor, the Agent and any Bank may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Agent or any Bank to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Agent or any Bank against such Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Agent and the Banks, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of each Guarantor under this Guarantee shall have been satisfied by indefeasible payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of the Credit Agreement the Company may be free from any Obligations.

     9.   Reinstatement.  This Guarantee shall continue to be effective, or be
          -------------
reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or any Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

     10.  Payments.  Each Guarantor hereby guarantees that payments hereunder
          --------
will be paid to the Agent without set-off or counterclaim in Dollars and in immediately available funds at the office of the Agent located at One Constitution Plaza, Hartford, Connecticut 06103.

     11.  Representations and Warranties.  Each Guarantor hereby represents and
          ------------------------------
warrants to the Agent and the Banks that:

          (a) such Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is in good standing as a foreign corporation in each jurisdiction where its ownership or lease of property or conduct of business requires such qualification and has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged;

          (b) such Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guarantee and the other Loan Documents to which it is a party and to grant the Liens by such Guarantor pursuant to the Subsidiary Pledge Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guarantee and such other Loan Documents and the grant of such Liens by such Guarantor;

          (c) this Guarantee and each other Loan Document to which such Guarantor is a party has been duly authorized, executed and delivered by such Guarantor and constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

          (d) the execution, delivery and performance of this Guarantee and each other Loan Document to which it is a party and the grant of the Liens by such Guarantor pursuant to the Subsidiary Pledge Agreement will not violate any provision of any Requirement of Law or Contractual Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of such Guarantor except the Liens created by such Guarantor pursuant to the Subsidiary Pledge Agreement;

          (e) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee or the other Loan Documents to which it is a party or the grant of the Liens by such Guarantor pursuant to the Subsidiary Pledge Agreement;

          (f) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues (i) with respect to this Guarantee or any other Loan Document to which such Guarantor is a party or any of the transactions contemplated hereby or thereby or (ii) which could have a Material Adverse Effect; and

          (g) such Guarantor has good record and marketable title in fee simple to or valid leasehold interests in all its real property, and good title to all its other property, and none of such property is subject to any Lien of any nature whatsoever except as permitted by subsection 7.3 of the Credit Agreement.

Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of each Extension of Credit to the Company under the Credit Agreement on and as of such date of such Extension of Credit as though made hereunder on and as of such date.

     12.  Further Assurances.  Each Guarantor hereby covenants and agrees with
          ------------------
the Agent and the Banks that, from and after the date of this Guarantee until the Obligations are paid in full and the Commitments are terminated, at any time and from time to time, upon the written request of the Agent, and at the sole expense of each Guarantor, each Guarantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Guarantee and of the rights and powers herein granted.

     13.  Severability.  Any provision of this Guarantee which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     14.  Paragraph Headings.  The paragraph headings used in this Guarantee are
          ------------------
for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     15.  No Waiver; Cumulative Remedies.  Neither the Agent nor any Bank shall
          ------------------------------
by any act (except by a written instrument pursuant to paragraph 16 hereof ), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     16.  Waivers and Amendments; Successors and Assigns.  None of the terms and
          ----------------------------------------------
provisions of this Guarantee may be waived, amended or supplemented or otherwise modified except by a written instrument executed by each Guarantor and the Agent, provided that any provision of this Guarantee may be waived by the Agent
       --------
and the Banks in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns.

     17.  Notices.  Notices by the Agent to each Guarantor may be given by hand,
          -------
by mail, or by facsimile transmission, addressed to each Guarantor in care of the Company at its address set forth in subsection 10.2 of the Credit Agreement and shall be effective (a) when delivered by hand, (b) in the case of mail, three days after deposit in the postal system, first class postage prepaid, and
(c) in the case of telecopy notice, when sent. Each Guarantor may change its address and transmission numbers by written notice to the Agent; provided that
                                                                 --------
notice of any change of address shall be effective only upon receipt thereof.

     18.  Counterparts.  This Guarantee may be executed by one or more of the
          ------------
parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     19.  Integration.  This Guarantee represents the agreement of the
          -----------
Guarantors with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

     20.  Authority of Agent.  Each Guarantor acknowledges that the rights and
          ------------------
responsibilities of the Agent under this Guarantee with respect to any action taken by the Agent or the exercise or non-exercise by the Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guarantee shall, as between the Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and each Guarantor, the Agent shall be deemed conclusively to have full and valid authority so to act or refrain from acting on behalf of the Banks, and each Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

     21.  GOVERNING LAW.  THIS GUARANTEE AND THE RIGHTS AND OBLIGATIONS OF THE
          -------------
GUARANTORS UNDER THIS GUARANTEE SHALL BE GOVERNED BY, AND

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF
CONNECTICUT.

     22.  Submission to Jurisdiction; Waivers.  Each Guarantor hereby
          -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the Courts of the State of Connecticut, the courts of the United States of America for the District of Connecticut, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Guarantor at its address referred to in paragraph 17 hereof or at such other address of which the Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this paragraph any special, exemplary, punitive or consequential damages.

     23.  Acknowledgments.  Each Guarantor hereby acknowledges that:
          ---------------

          (a) such Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Loan Documents to which it is a party;

          (b) neither the Agent nor any Bank has any fiduciary relationship to such Guarantor, and the relationship between Agent and Banks, on one hand, and such Guarantor on the other hand, is solely that of debtor and creditor; and

          (c) no joint venture exists among the Banks or among such Guarantor and the Banks.

     24.  WAIVERS OF JURY TRIAL.  THE GUARANTORS AND, BY THEIR ACCEPTANCE
          ---------------------
HEREOF, THE AGENT AND THE BANKS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS
GUARANTEE OR ANY OTHER LOAN DOCUMENT TO WHICH THE GUARANTORS ARE A PARTY AND FOR ANY COUNTERCLAIM THEREIN.

     25.  PREJUDGMENT REMEDY WAIVER.  EACH GUARANTOR HEREBY ACKNOWLEDGES THAT
          -------------------------
THE TRANSACTION OF WHICH THIS GUARANTEE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED UNDER CONNECTICUT GENERAL STATUTES SECTIONS 52-278a TO 52-278n, INCLUSIVE, OR BY OTHER APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE AGENT, THE BANKS OR THEIR RESPECTIVE SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

     IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered in Hartford, Connecticut by its duly authorized officer as of the day and year first above written.

                                    CONNA CORPORATION


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    THE LAWSON COMPANY


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    DAIRY MART FARMS, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    DAIRY MART EAST, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    DAIRY MART, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    REMOTE SERVICES, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    CONVENIENT INDUSTRIES OF AMERICA, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    CIA FOOD MARTS, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    QUIK SHOPS, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    D.M. INSURANCE LIMITED


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    LMC, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    SNG OF SOUTHERN MINNESOTA, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    THE LAWSON MILK COMPANY


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    GOLDEN STORES, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    LAKESIDE WHOLESALE, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    OPEN PANTRY PROPERTIES, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    OSCAR EWING, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    CONVENIENT GASOLINE, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    JACKSON COUNTY GROCERY CO., INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    GREENWALL GROCERY CO., INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    FOOD MERCHANDISERS, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    DAIRY MART CONVENIENCE STORES OF OHIO, INC.


                                    By: /s/ Gregory G. Landry
                                       ----------------------------------
                                         Gregory G. Landry
                                         Executive Vice President

Accepted:

FLEET BANK, NATIONAL ASSOCIATION,
 as Agent


By: /s/ Walter P. Schuppe
   ------------------------------
     Walter P. Schuppe
     Vice President

                            COMPANY PLEDGE AGREEMENT


     THIS COMPANY PLEDGE AGREEMENT, dated as of February 25, 1994, made by DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation (the "Pledgor"), in favor of FLEET BANK, NATIONAL ASSOCIATION, as agent (in such capacity, the "Agent") for the ratable benefit of the Agent, as Agent and individually as a bank, and the other banks and financial institutions parties thereto from time to time (the "Banks") parties to the Credit Agreement, dated as of February 25, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Pledgor, the Banks and the Agent;

                             W I T N E S S E T H :

     WHEREAS, pursuant to the Credit Agreement, the Banks have severally agreed to extend credit to the Pledgor upon the terms and subject to the conditions set forth therein;

     WHEREAS, the Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) issued by each of the Pledgor's Subsidiaries listed on Schedule I hereto (individually, an "Issuer"; collectively the "Issuers"); and

     WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective extensions of credit to the Pledgor under the Credit Agreement that the Pledgor shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of Agent and the Banks;

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Banks to enter into the Credit Agreement and to induce the Agent and the Banks to make their respective extensions of credit and the Issuing Bank to issue certain Letters of Credit under the Credit Agreement, the Pledgor hereby agrees with the Agent, for the ratable benefit of the Banks, as follows:

     Section 1.  Interpretation of this Agreement.
                 --------------------------------

          (a)  Certain Defined Terms.    As used in this Agreement, the
               ---------------------
following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          Agent -- as defined in the introductory paragraph hereof.

          Banks -- as defined in the introductory paragraph hereof.

          Code -- the Uniform Commercial Code from time to time in effect in the State of Connecticut.

          Collateral -- the Pledged Stock and all Proceeds.

          Credit Agreement -- as defined in the introductory paragraph hereof.

          Issuer(s) -- as defined in the second recital paragraph.

          Obligations -- means, at any time, all obligations and undertakings of the Company under and in respect of the Credit Agreement, including, without limitation, the Company's obligations and undertakings with respect to the payment of the principal of, and interest on, the Notes, all of the Company's Reimbursement Obligations (as such term is defined in the Credit Agreement) and all other amounts payable, and all other indebtedness owing, by the Company under each of the Loan Documents.

          Pledge Agreement -- this Company Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

          Pledged Stock -- the shares of capital stock of each Issuer listed on
     Schedule I hereto, together with all shares, stock certificates, options, warrants, offers or rights of any nature whatsoever that may be issued or granted by each Issuer to the Pledgor while this Pledge Agreement is in effect.

          Proceeds -- all "proceeds" as such term is defined in Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

          (b)  Rules for Interpreting Undefined Terms.  All capitalized terms
               --------------------------------------
used in this Pledge Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. All capitalized terms used in this Pledge Agreement and not defined herein or in the Credit Agreement but that are defined in the Code shall have the respective meanings assigned to such terms in the Code.

          (c)  Headings, etc.  The titles of the Sections appear as a matter of
               -------------
convenience only, do not constitute an operative part of this Pledge Agreement and shall not affect the construction hereof. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

          (d)  Directly or Indirectly.  Where any provision in this Pledge
               ----------------------
Agreement requires or prohibits certain actions by Persons, such provision shall be applicable regardless of whether such action is taken directly or indirectly by such Person.

          (e)  Rules of Construction.   The words "herein," "hereof," "hereto"
               ---------------------
and "hereunder" and other words of similar import refer to this Pledge Agreement as a whole and not to any particular section, subsection or clause contained in this Pledge Agreement unless the context requires otherwise. Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, feminine and the neuter. The word "including" shall mean "including, without limitation."
Unless otherwise specified herein, any reference in this Pledge Agreement to an existing document, agreement or instrument means such document, agreement or instrument as it may have been amended, modified, supplemented or restated from time to time.

          (f)  Governing Law.  THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL CONNECTICUT LAW.

     Section 2.   Pledge; Grant of Security Interest.  The Pledgor hereby
                  ----------------------------------
unconditionally and irrevocably pledges, assigns and delivers to the Agent, for the ratable benefit of Agent and the Banks, all the Pledged Stock issued and outstanding on the date hereof and hereby unconditionally and irrevocably grants to Agent, for the ratable benefit of the Banks, a first security interest in and lien upon the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     Section 3.   Stock Powers.  Concurrently with the delivery to the Agent of
                  ------------
each certificate representing one or more shares of Pledges Stock to the Agent, the Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by the Pledgor with, if the Agent so requests, signature guaranteed.

     Section 4.   Representations and Warranties.  The Pledgor represents and
                  ------------------------------
warrants to the Agent and the Banks that:

          (a) the shares of Pledged Stock listed on Schedule I constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer;

          (b) all the shares of the Pledged Stock have been duly and validly authorized and issued and are fully paid and nonassessable and the certificates evidencing such shares are in proper form;

          (c) the Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement;

          (d) there are no restrictions upon the voting rights or transferability of the Pledged Stock and the Pledgor has all requisite power and authority to execute and deliver this Agreement and to grant the Liens granted hereby; and

          (e) upon delivery to the Agent of the Pledged Stock, the Lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first-priority Lien on the Collateral, enforceable as such against all present and future creditors of the Pledgor and any Persons purporting to purchase any Collateral (or any interest therein) from the Pledgor.

The Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by the Pledgor in a true and correct manner in all material respects on each date of each extension of credit to the Pledgor.

     Section 5.  Covenants.  The Pledgor covenants and agrees with the Agent and
                 ---------
the Banks that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

               (a) If the Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization or recapitalization of any Issuer), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Stock, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Agent and the Banks, hold the same in trust for the Agent and the Banks and deliver the same forthwith to the Agent in the exact form received, duly indorsed by the Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Banks, segregated from other funds of the Pledgor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Agent, the Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, (ii) sell, assign transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided by this Pledge Agreement. The Pledgor will defend the right, title and interest of the Agent, and the Banks in and to the Collateral against the claims and demands of all Persons whomsoever.

          (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper (in each case, as defined in the Code) shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

          (d) The Pledgor agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

     Section 6.  Cash Dividends; Voting Rights.  Unless an Event of Default
                 -----------------------------
shall have occurred and be continuing and the Agent shall have given notice to the Pledgor of the Agent's intent to exercise its corresponding rights pursuant to Section 7 below, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of each Issuer and consistent with past practice to the extent permitted in the Credit Agreement in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock, provided however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Pledge Agreement, the Notes or any other Loan Document or any other document executed and delivered in connection therewith or herewith.

     Section 7.  Rights of the Bank and the Agent.  (a) If an Event of Default
                 --------------------------------
shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to the Pledgor, (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of each Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of such Issuer, or upon the exercise by the Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) The rights of the Agent and the Banks hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Bank of any right or remedy against the Pledgor or against any other Person which may be or become liable in respect of all or any portion of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither the Agent nor any Bank shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any party thereof.

     Section 8.     Remedies.  If an Event of Default shall occur and be
                    --------
continuing, the Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor, each Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived) may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, grant options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as Agent may deem advisable and at such prices as Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent and the Banks, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

     Section 9.   Registration Rights; Private Sales.  (a) If the Agent shall
                  ----------------------------------
determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8 hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), the Pledgor will cause each such Issuer whose security is to be so registered to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the

Securities Act and in the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause each such Issuer to comply with the provision of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) The Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any Issuer to register such securities for public sale under the Securities Act or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) The Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 8 valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 8 will cause irreparable injury to the Agent and the Banks, that the Agent and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 8 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

     Section 10.   Irrevocable Authorization and Instruction to Issuers.  The
                   ----------------------------------------------------
Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by such Issuer from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each Issuer shall be fully protected in so complying.

     Section 11.    Authority of Agent.  The Pledgor acknowledges that the
                    ------------------
rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise of non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and the Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and neither the Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     Section 12.     Amendments, etc. with respect to the Obligations.  The
                     ------------------------------------------------
Pledgor and the Pledged Stock shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against the Pledgor, and without notice to or further assent by the Pledgor, any demand for payment of any of the Obligations made by the Agent or any Obligations continued, and the Obligations, or the liability of any Issuer or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or any Bank, and the Credit Agreement, the Notes and any other Loan Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Agent or the Banks (or the Required Banks, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. The Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the obligations and notice of or proof of reliance by the Agent or any Bank upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between any Issuer and the Pledgor on the one hand, and that the Agent and the Banks, on the other, shall likewise be conclusively presume to have been had or consummated in reliance upon this Pledge Agreement. The Pledgor waives diligence presentment protest demand for payment and notice or default or nonpayment to or upon any Issuer of one Pledgor with respect to the Obligations.

     Section 13.      Limitation on Duties Regarding Collateral.  The Agent's
                      -----------------------------------------
sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, any Bank nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

     Section 14.   Notices.  Notices by the Agent to the Pledgor or any Issuer
                   -------
may be given by hand, by mail, by telex or by facsimile transmission, addressed or transmitted to the Pledgor, or in the case of any Issuer, in care of the Pledgor, at the Pledgor's address or transmission number set forth in subsection
10.2 of the Credit Agreement and shall be effective (a) when delivered by hand,
(b) in the case of mail, three days after deposit in the postal system, first class postage pre-paid and (c) in the case of telecopy notice, when sent. The Pledgor or any Issuer may change their respective addresses and transmission numbers by written notice to the Agent.

     Section 15.  No Waiver; Cumulative Remedies.  Neither the Agent nor any
                  ------------------------------
Bank shall by any act (except by a written instrument pursuant to Section 14 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     Section 16.   Waivers and Amendments; Successors and Assigns.  None of the
                   ----------------------------------------------
terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Agent, provided that any provision of this Pledge Agreement may be waived by
           --------
the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns.

     Section 17.      Miscellaneous Provisions.
                      ------------------------

          (a)  Powers Coupled with an Interest.  All authorizations and agencies
               -------------------------------
herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          (b)  Severability.  Any provision of this Pledge Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction where such provision is valid and enforceable.

          (c)  Integration.  This Pledge Agreement represents the agreement of
               -----------
the Pledgor with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          (d)  Counterparts.  This Pledge Agreement may be executed and
               ------------
delivered by the parties hereto through the use of two or more original identical counterparts hereof, each of which shall be deemed to be an original instrument and all of which shall be deemed to represent but one Pledge Agreement, fully binding upon and enforceable against the parties hereto.

     IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered in Hartford, Connecticut as of the date first above written.

                                    DAIRY MART CONVENIENCE STORES, INC.


                                    By  /s/ Gregory G. Landry
                                      ---------------------------------
                                         Gregory G. Landry
                                         Executive Vice President



Accepted:

FLEET BANK, NATIONAL ASSOCIATION
     as Agent


By  /s/ Walter P. Schuppe
  ------------------------------
     Walter P. Schuppe
     Vice President

                       ISSUER ACKNOWLEDGEMENT AND CONSENT

     Each of the undersigned Issuers referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof agree to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to such Issuer. Each of the undersigned Issuers agrees to notify the Agent promptly in writing of the occurrence of any of the events described in
Section 5(a) of the Pledge Agreement with respect to such Issuer. Each of the undersigned Issuers further agrees that the terms of Section 9(a) of the Pledge Agreement shall apply to such Issuer, mutatis mutandis, with respect to all
                                      ------- --------
actions that may be required of it under or pursuant to or arising out of
Section 9 of the Pledge Agreement.

                                    CONNA CORPORATION


                                    By: /s/ Gregory G. Landry
                                       -----------------------------
                                         Gregory G. Landry
                                         Executive Vice President


                                    DAIRY MART EAST, INC.


                                    By: /s/ Gregory G. Landry
                                       -----------------------------
                                         Gregory G. Landry
                                         Executive Vice President


                                    DAIRY MART FARMS, INC.


                                    By: /s/ Gregory G. Landry
                                       -----------------------------
                                         Gregory G. Landry
                                         Executive Vice President


                                    DAIRY MART, INC.


                                    By: /s/ Gregory G. Landry
                                       -----------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    THE LAWSON COMPANY


                                    By: /s/ Gregory G. Landry
                                       -----------------------------
                                         Gregory G. Landry
                                         Executive Vice President


                                    D.M. INSURANCE LIMITED


                                    By: /s/ Gregory G. Landry
                                       -----------------------------
                                         Gregory G. Landry
                                         Executive Vice President


                                    DAIRY MART CONVENIENCE STORES OF OHIO, INC.


                                    By: /s/ Gregory G. Landry
                                       -----------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                                                      SCHEDULE 1
                                                                       TO PLEDGE
                                                                       AGREEMENT

                        DESCRIPTION OF PLEDGED STOCK



                                               Stock
         Issuer           Class of Stock  Certificate No.  No. of Shares
CONNA Corporation             Common             1              1,000
Dairy Mart East, Inc.         Common             2              1,000
Dairy Mart Farms, Inc.        Common             2              1,000
Dairy Mart, Inc.              Common             1                100
The Lawson Company            Common             3              1,000
D.M. Insurance Limited        Common             1            119,993
Dairy Mart Convenience        Common             2              1,000
  Stores of Ohio, Inc.


                          SUBSIDIARY PLEDGE AGREEMENT

     THIS SUBSIDIARY PLEDGE AGREEMENT, dated as of February 25, 1994, made by each of the corporations that are signatories hereto (individually, a Pledgor" and collectively, the "Pledgors"), in favor of FLEET BANK, NATIONAL ASSOCIATION, as agent (in such capacity, the "Agent") for the ratable benefit of the Agent, as Agent and individually as a bank, and the other banks and financial institutions parties thereto from time to time (the "Banks") parties to the Credit Agreement, dated as of February 25, 1994 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company"), the Banks and the Agent;

                             W I T N E S S E T H :

     WHEREAS, pursuant to the Credit Agreement, the Banks have severally agreed to extend credit to the Company upon the terms and subject to the conditions set forth therein;

     WHEREAS, each Pledgor is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined) in the amounts set forth on Schedule I hereto issued by the corporation named therein (individually, an "Issuer"; collectively, the "Issuers");

     WHEREAS, each Pledgor has executed and delivered a Subsidiary Guarantee dated as of February 25, 1994 (as amended, supplemented or otherwise to time, the "Guarantee") in favor of the Agent for the ratable benefit of the Banks, pursuant to which such Pledgor has guaranteed the Obligations (as defined in the Guarantee);

     WHEREAS, each Pledgor desires to secure the guarantee made by it in the pledge of the Pledged Stock listed on Schedule I with the name of such Pledgor;

     WHEREAS, the Company owns directly or indirectly all of the issued and outstanding stock of each Pledgor and each Pledgor will receive substantial direct and indirect benefit from the Banks' extensions of credit to the Company; and

     WHEREAS, it is a condition precedent to the obligation of the Banks to extend credit to the Company under the Credit Agreement that each Pledgor shall have executed and delivered this Pledge Agreement to the Agent for the ratable benefit of Agent and the Banks.

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Banks to enter into the Credit Agreement and to induce the Banks to extend credit to the Company under the Credit Agreement, each Pledgor hereby agrees with the Agent, for the ratable benefit of the Banks as follows:


     Section 1.  Interpretation of this Agreement.
                 --------------------------------

          (a)  Certain Defined Terms.    As used in this Agreement, the
               ---------------------
following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          Agent -- as defined in the introductory paragraph hereof.

          Banks -- as defined in the introductory paragraph hereof.

          Code -- the Uniform Commercial Code from time to time in effect in the State of Connecticut.

          Collateral -- the Pledged Stock and all Proceeds.

          Credit Agreement -- as defined in the introductory paragraph hereof.

          Issuer(s) -- as defined in the second recital paragraph.

          Obligations -- means, at any time, all obligations and undertakings of the Company under and in respect of the Credit Agreement, including, without limitation, the Company's obligations and undertakings with respect to the payment of the principal of, and interest on, the Notes, all of the Company's Reimbursement Obligations (as such term is defined in the Credit Agreement) and all other amounts payable, and all other indebtedness owing, by the Company under each of the Loan Documents.

          Pledge Agreement -- this Subsidiary Pledge Agreement, as amended, supplemented or otherwise modified from time to time.

          Pledged Stock -- the shares of capital stock of each Issuer listed on
     Schedule I hereto, together with all shares, stock certificates, options, warrants, offers or rights of any nature whatsoever that may be issued or granted by each Issuer to each respective Pledgor while this Pledge Agreement is in effect.

          Proceeds -- all "proceeds" as such term is defined in Section 9-306(1) of the Code on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

          (b)  Rules for Interpreting Undefined Terms.  All capitalized terms
               --------------------------------------
used in this Pledge Agreement and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. All capitalized terms used in this Pledge Agreement and not defined herein or in the Credit Agreement but that are defined in the Code shall have the respective meanings assigned to such terms in the Code.

          (c) Headings, etc. The titles of the Sections appear as a matter of convenience only, do not constitute an operative part of this Pledge Agreement and shall not affect the construction hereof. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

          (d)  Directly or Indirectly.  Where any provision in this Pledge
               ----------------------
Agreement requires or prohibits certain actions by Persons, such provision shall be applicable regardless of whether such action is taken directly or indirectly by such Person.

          (e)  Rules of Construction.   The words "herein," "hereof," "hereto"
               ---------------------
and "hereunder" and other words of similar import refer to this Pledge Agreement as a whole and not to any particular section, subsection or clause contained in this Pledge Agreement unless the context requires otherwise. Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, feminine and the neuter. The word "including" shall mean "including, without limitation."
Unless otherwise specified herein, any reference in this Pledge Agreement to an existing document, agreement or instrument means such document, agreement or instrument as it may have been amended, modified, supplemented or restated from time to time.

          (f)  Governing Law.  THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL CONNECTICUT LAW.

     Section 2.  Pledge; Grant of Security Interest.  Each Pledgor hereby
                 ----------------------------------
unconditionally and irrevocably pledges, assigns and delivers to the Agent, for the ratable benefit of Agent and the Banks, all the Pledged Stock issued and outstanding on the date hereof and hereby unconditionally and irrevocably grants to Agent, for the ratable benefit of the Banks, a first security interest in and Lien upon the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

     Section 3.  Stock Powers.  Concurrently with the delivery to the Agent of
                 ------------
each certificate representing one or more shares of Pledged Stock to the Agent, each Pledgor shall deliver an undated stock power covering such certificate, duly executed in blank by such Pledgor with, if the Agent so requests, signature guaranteed.

     Section 4.  Representations and Warranties.  Each Pledgor represents and
                 ------------------------------
warrants to the Agent and the Banks that:

          (a) the shares of Pledged Stock listed on Schedule I with the name of such Pledgor constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer owned by such Pledgor, except as otherwise set forth on Schedule I;

          (b) all the shares of the Pledged Stock listed on Schedule I with the name of such Pledgor have been duly and validly authorized and issued and are fully paid and nonassessable and the certificates evidencing such shares are in proper form;

          (c) such Pledgor is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock listed on Schedule I with the name of such Pledgor, free of any and all Liens or options in favor of, or claims of, any other Person, except the Lien created by this Pledge Agreement;

          (d) there are no restrictions upon the voting rights or transferability of the Pledged Stock and each Pledgor has all requisite power and authority to execute and deliver this Agreement and to grant the Liens granted hereby; and

          (e)  upon delivery to the Agent of the Pledged Stock listed on
     Schedule I with the name of such Pledgor, the Liens granted by such Pledgor pursuant to this Pledge Agreement will constitute valid, perfected first-priority Liens on such Pledged Stock and the Proceeds thereof, enforceable as such against all present and future creditors of such Pledgor and any Persons purporting to purchase such Collateral (or any interest therein) from such Pledgor.

Each Pledgor agrees that the foregoing representations and warranties shall be deemed to have been made by such Pledgor in a true and correct manner in all material respects on each date of each extension of credit to the Company.

     Section 5.  Covenants.  Each Pledgor covenants and agrees with the Agent
                 ---------
and the Banks that, from and after the date of this Pledge Agreement until the Obligations are paid in full and the Commitments are terminated:

               (a) If such Pledgor shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization or recapitalization of any Issuer), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Stock, or otherwise in respect thereof, such Pledgor shall accept the same as the agent of the Agent and the Banks, hold the same in trust for the Agent and the Banks and deliver the same forthwith to the Agent in the exact form received, duly indorsed by such Pledgor to the Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Pledgor and with, if the Agent so requests, signature guaranteed, to be held by the Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock upon the liquidation or dissolution of any Issuer shall be paid over to the Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Collateral or any property shall be distributed upon or with respect to the Collateral pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock shall be received by any Pledgor, such Pledgor shall, until such money or property is paid or delivered to the Agent, hold such money or property in trust for the Banks, segregated from other funds of such Pledgor, as additional collateral security for the Obligations.

          (b) Without the prior written consent of the Agent, such Pledgor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, (ii) sell, assign transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the Lien provided by this Pledge Agreement. Such Pledgor will defend the right, title and interest of the Agent, and the Banks in and to the Collateral against the claims and demands of all Persons whomsoever.

          (c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of such Pledgor, such Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper (in each case, as defined in the Code) shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

          (d) Such Pledgor agrees to pay, and to save the Agent and the Banks harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

     Section 6.  Cash Dividends; Voting Rights.  Unless an Event of Default
                 -----------------------------
shall have occurred and be continuing and the Agent shall have given notice to each Pledgor of the Agent's intent to exercise its corresponding rights pursuant to Section 7 below, each Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of each Issuer and consistent with past practice to the extent permitted in the Credit Agreement in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock, provided however, that no vote shall be cast or corporate right exercised or other action taken which, in the Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Pledge Agreement, the Notes or any other Loan Document or any other document executed and delivered in connection therewith or herewith.

     Section 7.  Rights of the Bank and the Agent.  (a) If an Event of Default
                 --------------------------------
shall occur and be continuing and the Agent shall give notice of its intent to exercise such rights to each Pledgor, (i) the Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and make application thereof to the Obligations in such order as the Agent may determine and (ii) all shares of the Pledged Stock shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of each Issuer or otherwise and (B) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of such Issuer, or upon the exercise by such Pledgor or the Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to such Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (b) The rights of the Agent and the Banks hereunder shall not be conditioned or contingent upon the pursuit by the Agent or any Bank of any right or remedy against any Pledgor or against any other Person which may be or become liable in respect of all or any portion of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither the Agent nor any Bank shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or any other Person or to take any other action whatsoever with regard to the Collateral or any party thereof.

     Section 8.  Remedies.  If an Event of Default shall occur and be
                 --------
continuing, the Agent, on behalf of the Banks, may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgors, each Issuer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived) may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, grant options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as Agent may deem advisable and at such prices as Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgors, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Agent and the Banks, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1) (c) of the Code, need the Agent account for the surplus, if any, to the Pledgors. To the extent permitted by applicable law, each Pledgor waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. Each Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

     Section 9.  Registration Rights; Private Sales.  (a) If the Agent shall
                 ----------------------------------
determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 8 hereof, and if in the opinion of the Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), each Pledgor will cause each such Issuer whose security is to be so registered to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Agent, necessary or advisable to register such Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act,
(ii) cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Pledged Stock, or that portion thereof to be sold and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Pledgor agrees to cause each such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of
Section 11(a) of the Securities Act.

          (b) Each Pledgor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9 will cause irreparable injury to the Agent and the Banks, that the Agent and the Banks have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

     Section 10.  No Subrogation.  Notwithstanding any payment or payments made
                  --------------
by the Pledgors hereunder, or any setoff or application of funds of the Pledgors by the Agent or any Bank, or the receipt of any amounts by the Agent or any Bank with respect to any of the Collateral, the Pledgors shall not be entitled to be subrogated to any of the rights of the Agent or any Bank against the Company or against any other collateral security held by the Agent or any Bank for the payment of the Obligations, nor shall any Pledgor seek any reimbursement from the Company in respect of payments made by such Pledgor in connection with the Collateral, or amounts realized by the Agent or any Bank in connection with the Collateral, until all amounts owing to the Agent and the Banks on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Pledgor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Pledgor in trust for the Agent and the Banks, segregated from other funds of such Pledgor, and shall, forthwith upon receipt by such Pledgor, be turned over to the Agent in the exact form received by such Pledgor (duly indorsed by such Pledgor to the Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

     Section 11.    Irrevocable Authorization and Instruction to Issuers.  Each
                    ----------------------------------------------------
Pledgor hereby authorizes and instructs each Issuer to comply with any instruction received by such Issuer from the Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Pledge Agreement, without any other or further instructions from such Pledgor, and each Pledgor agrees that each Issuer shall be fully protected in so complying.

     Section 12.    Authority of Agent.  Each Pledgor and the Pledged Stock
                    ------------------
acknowledges that the rights and responsibilities of the Agent under this Pledge Agreement with respect to any action taken by the Agent or the exercise of non-exercise by the Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Agent and the Banks, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Agent and such Pledgor, the Agent shall be conclusively presumed to be acting as agent for the Banks with full and valid authority so to act or refrain from acting, and neither such Pledgor nor any Issuer shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

     Section 13.    Amendments, etc. with respect to the Obligations.  Each
                    ------------------------------------------------
Pledgor shall remain obligated hereunder, and the Collateral shall remain subject to the Lien granted hereby, notwithstanding that, without any reservation of rights against such Pledgor, and without notice to or further assent by such Pledgor, any demand for payment of any of the Obligations made by the Agent or any Bank may be rescinded by the Agent or such Bank, and any of the Obligations continued, and the Obligations, or the liability of any Issuer or any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered, or released by the Agent or any Bank, and the Credit Agreement, the Notes and any other Loan Document and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or part, as the Agent or the Banks (or the Required Banks, as the case may be) may deem advisable from time to time, and any guarantee, right of offset or other collateral security at any time held by the Agent or any Bank for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Agent nor any Bank shall have any obligation to protect, secure, perfect or insure any other Lien at any time held by it as security for the Obligations or any property subject thereto. Each Pledgor waives any and all notice of the creation, renewal, extension or accrual of any of the obligations and notice of or proof of reliance by the Agent or any Bank upon this Pledge Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Pledge Agreement, and all dealings between any Issuer and any Pledgor on the one hand, and the Agent and the Banks, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Pledge Agreement. Each Pledgor waives diligence, presentment, protest, demand for payment and notice of default or of nonpayment to or upon any Issuer or any Pledgor with respect to the Obligations.

     Section 14.    Limitation on Duties Regarding Collateral.  The Agent's sole
                    -----------------------------------------
duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent, any Bank nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Pledgor or otherwise.

     Section 15.  Notices.  Notices by the Agent to any Pledgor or any Issuer
                  -------
may be given by hand, by mail, by telex or by facsimile transmission, addressed or transmitted to such Pledgor, or in the case of any Issuer, in care of such Pledgor, at such Pledgor's address or transmission number set forth in subsection 10.2 of the Credit Agreement and shall be effective (a) when delivered by hand, (b) in the case of mail, three days after deposit in the postal system, first class postage pre-paid and (c) in the case of telecopy notice, when sent. Any Pledgor or any Issuer may change their respective addresses and transmission numbers by written notice to the Agent.

     Section 16.  No Waiver; Cumulative Remedies.  Neither the Agent nor any
                  ------------------------------
Bank shall by any act (except by a written instrument pursuant to Section 15 hereof) be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder on any one occasion shall not be construed as a bar to any right, power or privilege.
A waiver by the Agent or any Bank of any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

     Section 17.  Waivers and Amendments; Successors and Assigns.  None of the
                  ----------------------------------------------
terms or provisions of this Pledge Agreement may be amended, supplemented or otherwise modified except by a written instrument executed by each Pledgor and the Agent, provided that any provision of this Pledge Agreement may be waived by
           --------
the Agent in a letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns.

     Section 18.    Miscellaneous Provisions.
                    ------------------------

          (a)  Powers Coupled with an Interest.  All authorizations and agencies
               -------------------------------
herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          (b)  Severability.  Any provision of this Pledge Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction where such provision is valid and enforceable.

          (c)  Integration.  This Pledge Agreement represents the agreement of
               -----------
each Pledgor with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          (d)  Counterparts.  This Pledge Agreement may be executed and
               ------------
delivered by the parties hereto through the use of two or more original identical counterparts hereof, each of which shall be deemed to be an original instrument and all of which shall be deemed to represent but one Pledge Agreement, fully binding upon and enforceable against the parties hereto.

     IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered in Hartford, Connecticut as of the date first above written.

                                    CONNA CORPORATION


                                    By: /s/ Gregory G. Landry
                                       -----------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    CONVENIENT INDUSTRIES OF AMERICA, INC.


                                    By: /s/ Gregory G. Landry
                                       -----------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    REMOTE SERVICES, INC.


                                    By: /s/ Gregory G. Landry
                                       -----------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    THE LAWSON COMPANY


                                    By: /s/ Gregory G. Landry
                                       -----------------------------
                                         Gregory G. Landry
                                         Executive Vice President

                                    GOLDEN STORES, INC.


                                    By: /s/ Gregory G. Landry
                                       -----------------------------
                                         Gregory G. Landry
                                         Executive Vice President

Accepted:

FLEET BANK, NATIONAL ASSOCIATION,
 as Agent


By: /s/ Walter P. Schuppe
   -----------------------------
     Walter P. Schuppe
     Vice President

                     ISSUER ACKNOWLEDGEMENT AND CONSENT


     Each of the undersigned Issuers referred to in the foregoing Pledge Agreement hereby acknowledges receipt of a copy thereof, and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to such Issuer. Each of the undersigned Issuers agrees to notify the Agent promptly in writing of the occurrence of any of the events described in
Section 5(a) of the Pledge Agreement with respect to such Issuer. Each of the undersigned Issuers further agrees that the terms of Section 9 (c) of the Pledge Agreement shall apply to such Issuer, mutatis mutandis, with respect to all
                                      ------- --------
actions that may be required of it under or pursuant to or arising out of
Section 9 of the Pledge Agreement.

                                    CONVENIENT INDUSTRIES OF AMERICA, INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    REMOTE SERVICES INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    OSCAR EWING, INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    QUIK SHOPS, INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    THE LAWSON MILK COMPANY


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    LMC, INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    SNG OF SOUTHERN MINNESOTA, INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    GOLDEN STORES, INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    LAKESIDE WHOLESALE, INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    CIA FOOD MARTS, INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    FOOD MERCHANDISERS, INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    GREENWELL GROCERY CO., INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    JACKSON COUNTY GROCERY CO., INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    CONVENIENT GASOLINE, INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                    OPEN PANTRY PROPERTIES, INC.


                                    By: /s/ Gregory G. Landry
                                       ------------------------------
                                        Gregory G. Landry
                                        Executive Vice President

                                                                      SCHEDULE I
                                                                       TO PLEDGE
                                                                       AGREEMENT
                                                                       ---------


                          DESCRIPTION OF PLEDGED STOCK
                          ----------------------------


 ===============================================================================
                                                               Stock
                                                 Class of   Certificate  No. of
         Pledgors                  Issuer          Stock      No(s).     Sharexit

- - --------------------------------------------------------------------------------
CONNA Corporation            Convenient          Common     C 26058        2,000
                             Industries of                  C 26064        2,000
                             America, Inc.

                             Oscar Ewing, Inc.   Common          26          733
                                                 Preferred       12          350

                             Remote Services,    Common          11          114
                             Inc.
 --------------------------------------------------------------------------------
The Lawson Company           Quik Shops, Inc.    Common           3          500

                             The Lawson Milk     Common           1          500
                             Company             Common           2          100


                             LMC, Inc.           Common           2          500

                             SNG of Southern     Common          10          125
                             Minnesota, Inc.

                             Golden Stores,      Common           2          100
                             Inc.                                 3          400

                             Lakeside Wholesale  Common           2          500
- - ---------------------------------------------------------------------------------
Convenient Industries of     CIA Food Marts,     Common           1          100
 America, Inc.               Inc.

                             Food                Common           1          100
                             Merchandisers,
                             Inc.

                             Greenwall Grocery   Common           5          100
                             Co., Inc.

                             Jackson County      Common           5          100
                             Co., Inc.
- - ----------------------------------------------------------------------------------
Remote Services, Inc.        Convenient          Common           1           10
                             Gasoline, Inc.
- - ----------------------------------------------------------------------------------
Golden Stores, Inc.          Open Pantry         Common           1          100
                             Properties, Inc.
==================================================================================


                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT, dated as of February 25, 1994 (as amended, supplemented or otherwise modified from time to time, this "Security Agreement"), made by DAIRY MART CONVENIENCE STORES, INC., a Delaware corporation (the "Company"), in favor of FLEET BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as agent (the "Agent") for the ratable benefit of the Agent, as Agent and individually as a bank, and the other banks and financial institutions parties thereto from time to time (the "Banks") that are parties to the Credit Agreement (as hereinafter defined);

                              W I T N E S S E T H:

     WHEREAS, the Company is party to a certain Credit Agreement, dated as of February 25, 1994, with the Agent and the Banks (as the same may from time to time be amended, supplemented or otherwise modified, the "Credit Agreement");

     WHEREAS, pursuant to the terms of the Credit Agreement and the other Loan Documents (as hereinafter defined), the Banks have severally agreed to extend credit to the Company upon the terms and subject to the conditions set forth therein, to be evidenced by the Notes issued by the Company thereunder; and

     WHEREAS, it is a condition precedent to the obligation of the Banks to make their respective extensions of credit to the Company under the Credit Agreement that the Company shall have executed and delivered this Security Agreement to the Agent for the ratable benefit of the Banks;

     NOW THEREFORE, in consideration of the premises and to induce the Agent and the Banks to enter into the Credit Agreement and to induce the Banks to make their respective loans to the Company under the Credit Agreement, the Company hereby agrees with the Agent, for the ratable benefit of the Banks, as follows:

     Section 1.     Interpretation of this Agreement.
                    --------------------------------

          (a) Certain Defined Terms. As used in this Agreement, the following
               ---------------------
terms have the respective meanings set forth below or set forth in the Section hereof following such terms:

          Agent -- as defined in the introductory paragraph hereof.

          Banks -- as defined in the introductory paragraph hereof.

          Code -- means the Uniform Commercial Code as in effect from time to time in the State of Connecticut.

          Collateral -- means all of the following Property, whether now owned or hereafter acquired:

          (a)  all General Intangibles;

          (b) all proceeds and products of the General Intangibles in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents; and

          (c) all of the Company's ledger sheets, files, records, books of account, business papers, computers, computer software and programs, and documents relating to the Property referred to in the foregoing clauses (a) and (b).

          Company -- as defined in the introductory paragraph hereof.

          General Intangibles -- means all loans, advances and extensions of credit from time to time advanced or extended by the Company to any direct or indirect Subsidiary of the Company and all right, title and interest of the Company in and to all choses in action, causes of action and all other general intangibles (as such term is defined in the Code) now or hereafter relating to such loans, advances or extensions of credit.

          Lien -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, deed of trust, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing. The term "Lien" does not include negative pledge clauses in connection with the borrowing of money.

          Loan Documents -- as defined in the Credit Agreement.

          Notes -- as defined in the Credit Agreement.

          Property -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          Secured Obligations -- means, at any time, all obligations and undertakings of the Company under and in respect of the Credit Agreement, including, without limitation, the Company's obligations and undertakings with respect to the payment of the principal of, and interest on, the Notes, all of the Company's Reimbursement Obligations (as such term is defined in the Credit Agreement) and all other amounts payable, and all other indebtedness owing, by the Company under each of the Loan Documents.

          Security -- has the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

          Security Agreement -- has the meaning specified in the introductory sentence hereof.

          (b)  Rules for Interpreting Undefined Terms.  All capitalized terms
               --------------------------------------
used and not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit

Agreement. All capitalized terms used in this Security Agreement and not defined herein or in the Credit Agreement but that are defined in the Code shall have the respective meanings assigned to such terms in the Code.

          (c)  Headings, etc.  The titles of the Sections appear as a matter of
               -------------
convenience only, do not constitute an operative part of this Security Agreement and shall not affect the construction hereof. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

          (d)  Directly or Indirectly.  Where any provision in this Security
               ----------------------
Agreement requires or prohibits certain actions by Persons, such provision shall be applicable regardless of whether such action is taken directly or indirectly by such Person.

          (e)  Rules of Construction.   The words "herein," "hereof," "hereto"
               ---------------------
and "hereunder" and other words of similar import refer to this Security Agreement as a whole and not to any particular section, subsection or clause contained in this Security Agreement unless the context requires otherwise. Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, feminine and the neuter. The word "including" shall mean "including, without limitation." Unless otherwise specified herein, any reference in this Security Agreement to an existing document, agreement or instrument means such document, agreement or instrument as it may have been amended, modified, supplemented or restated from time to time.

          (f)  Governing Law.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND
               -------------
CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL CONNECTICUT LAW.

     Section 2.  Grant of Security Interest.  As security for the payment by the
                 --------------------------
Company of the Secured Obligations and the performance by the Company of its other obligations and undertakings under this Security Agreement and under the other Loan Documents, the Company does hereby grant, bargain, convey, assign, transfer, mortgage, hypothecate, pledge, confirm and grant a continuing security interest to the Agent (for the ratable benefit of the Agent and the Banks) in and to the Collateral. This Security Agreement is executed as security for the Secured Obligations, and, therefore, the execution and delivery of this Security Agreement shall not subject the Agent or any Bank to, or transfer or pass to Agent or any Bank, or in any way affect or modify, the liability of the Company under any instrument or agreement relating to the Collateral, it being understood and agreed that notwithstanding this Security Agreement or any subsequent assignment, all of the obligations of the Company to each and every other party under each and every one of said instruments and agreements shall be and remain enforceable by such other party, its successors and assigns, against, but only against, the Company or Persons other than the Agent or the Banks and their respective successors and assigns.

     Section 3.  Representations and Warranties:  The Company hereby
                      ------------------------------
represents and warrants to the Agent and the Banks that:

          (a)  Title:  No Other Liens.  Except for the Lien granted to the Agent
               ----------------------
     for the ratable benefit of the Banks pursuant to this Security Agreement, the Company owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Agent, for the ratable benefit of the Banks, pursuant to this Security Agreement.

          (b)  Chief Executive Office.  The Company's chief executive office and
               ----------------------
     chief place of business is located at One Vision Drive, Enfield, Connecticut 06082.

     Section 4.  Covenants.  The Company covenants and agrees with the Agent and
                 ---------
the Banks that, from and after the date of this Security Agreement until the Obligations are paid in full and the Commitments are terminated:

          (a)  Further Documentation:  Pledge of Instruments and Chattel Paper.
               ---------------------------------------------------------------
     At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby on the Collateral described herein. The Company also hereby authorizes the Agent (as the Company's attorney-in-fact) to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any Collateral or any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Security Agreement.

          (b)  Indemnification.  The Company agrees to pay, and to save the
               ---------------
     Agent and the Banks harmless from, any and all liabilities and reasonable costs and expenses (including, without limitation, legal fees and expenses)
     (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement.

          (c) Maintenance of Records.  The Company will keep and maintain at its
              ----------------------
     own cost and expense satisfactory and complete records of the Collateral. The Company will mark that portion of its books and records pertaining to the Collateral and any Instruments evidencing Collateral or the proceeds thereof to evidence this Security Agreement and the security interests granted hereby.

          (d)  Right of Inspection.  The Agent and the Banks shall at all times
               -------------------
     have full and free access during normal business hours to all the books, correspondence and records of the Company, and the Agent and the Banks and their respective representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Company agrees to render to the Agent and the Banks, at the Company's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

          (e)  Compliance with Laws, etc.  The Company will comply in all
               --------------------------
     material respects with all Requirements of Law applicable to the Collateral or any part thereof or to the operation of the Company's business; provided, however, that the Company may contest any Requirement of Law in any reasonable manner which shall not, in the sole opinion of the Agent, adversely affect the Agent's or the Banks' rights or the priority of their Liens on the Collateral.

          (f)  Compliance with Terms of Contracts, etc.  The Company will
               ----------------------------------------
     perform and comply in all material respects with all its obligations under the contractual obligations relating to the Collateral.

          (g)  Limitation on Liens on Collateral.  The Company will not create,
               ---------------------------------
     incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and will defend the right, title and interest of the Agent and the Banks in and to any of the Collateral against the claims and demands of all Persons whomsoever.

          (h)  Limitations on Dispositions and Alterations of Collateral.  The
               ---------------------------------------------------------
     Company will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, or modify or amend (or acquiesce in any modification or amendment of) any instrument, document or agreement evidencing or relating to the obligations constituting General Intangibles or any Person's liability therefor.

          (i)  Further Identification of Collateral.  The Company will furnish
               ------------------------------------
     to the Agent and the Banks from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          (j)  Notices.  The Company will advise the Agent and the Banks
               -------
     promptly, in reasonable detail, at their respective addresses set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could have a reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or An the Liens created hereunder.

          (k) Changes in Locations, Names, etc. The Company will not (i) change
              ---------------------------------
     the location of its chief executive office/chief place of business from that specified in Section 3(b) hereof or remove its books and records from the location specified in Section 3(b) hereof or (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Security Agreement would become seriously misleading, unless it shall have given the Agent and the Banks at least 30 days' prior written notice thereof.

     Section 5.  Agent's Appointment as Attorney-in-Fact.
                 ---------------------------------------

          (a)  Powers.  The Company hereby irrevocably constitutes and appoints
               ------
the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Company hereby gives the Agent the power and right, on behalf of the Company, without notice to or assent by the Company, to do the following:

               (i) at any time when any Event of Default shall have occurred and is continuing, in the name of the Company or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due in respect of the Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due in respect thereof whenever payable;

               (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

               (iii) upon the occurrence and during the continuance of any Event of Default, (A) to direct any party liable for any payment in respect of any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct;
     (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect all or any portion of the Collateral and to enforce any other right in respect of any Collateral; (D) to defend any suit, action or proceeding brought against the Company with respect to any Collateral; (E) to settle, compromise or adjust any suit, action or proceeding described in clause (D) above, and, in connection therewith, to give such discharge or releases as the Agent may deem appropriate; and (F) generally, to sell, transfer, pledge and make any agreement with respect to, or otherwise deal with, any of the Collateral, as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Company's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's and the Banks' Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Company might do.

The Company hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b)  Other Powers.  The Company also authorizes the Agent and the
               ------------
Banks, at any time and from time to time, to execute, in connection with the sale provided for in Section 8 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c)  No Duty on Agent or Banks' Part.  The powers conferred on the
               -------------------------------
Agent and the Banks hereunder are solely to protect the Agent's and the Banks' interests in the Collateral and shall not impose any duty upon the Agent or any Bank to exercise any such powers. The Agent and the Banks shall be accountable only for amounts that they actually receive as a result of the exercise directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

     Section 6.  Performance by Agent of Company's Obligations.  If the Company
                 ---------------------------------------------
fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum applicable to Prime Rate Loans under the Credit Agreement, shall be payable by the Company to the Agent on demand and shall constitute Secured Obligations.

     Section 7.  Proceeds.  If an Event of Default shall occur and be continuing
                 --------
(a) all proceeds received by the Company consisting of cash, checks and other near-cash items shall be held by the Company in trust for the Agent and the Banks, segregated from other funds of the Company, and shall, forthwith upon receipt by the Company, be turned over to the Agent in the exact form received by the Company (duly endorsed by the Company to the Agent, if required), and (b) any and all such proceeds received by the Agent (whether from the Company or otherwise) may, in the sole discretion of the Agent, be held by the Agent for the ratable benefit of the Banks as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Obligations (whether matured or unmatured), such application to be in such order as the Agent shall elect. Any balance of such proceeds remaining after the obligations shall have been paid in full and the Commitments shall have been terminated shall be paid over to the Company or to whomsoever may be lawfully entitled to receive the same.

     Section 8.  Remedies.  If an Event of Default shall occur and be
                 --------
continuing, the Agent, on behalf of the Banks may exercise, in addition to all other rights and remedies granted to them in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Company or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, grant options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Agent or any Bank or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent or any Bank shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Company, which right or equity is hereby waived or released. The Company further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Company's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Agent and the Banks hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Company. To the extent permitted by applicable law, the Company waives all claims, damages and demands it may acquire against the Agent or any Bank arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or any Bank to collect such deficiency.

     Section 9.  Limitation on Duties Regarding Preservation of Collateral.  The
                 ---------------------------------------------------------
Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Agent deals with similar property for its own account. Neither the Agent, any Bank, nor any of their respective directions, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Company or otherwise.

     Section 10.  Notices.  Notices hereunder may be given by hand, by mail, by
                  -------
telex or by facsimile transmission, addressed or transmitted to the Person to which it is being given at such Person's address or transmission number set forth in subsection 10.2 of the Credit Agreement and shall be effective (a) when delivered by hand (b) in the case of mail, three days after deposit in the postal system, first class postage pre-paid and (c) in the case of telecopy notices, when sent. The Company may change its address and transmission number by written notice to the Agent, and the Agent or any Bank may change its address and transmission number by written notice to the Company and, in the case of a Bank, to the Agent.

     Section 11.  No Waiver; Cumulative Remedies.  Neither the Agent nor any
                  ------------------------------
Bank shall by any act (except by a written instrument pursuant to Section 10 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or any Bank, any right, power or privileges hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or any Bank of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or such Bank would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     Section 12.  Waivers and Amendments; Successors and Assignee.  None of the
                  -----------------------------------------------
terms or provisions of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Company and the Agent, provided that any provision of this Security Agreement may be waived by the Agent in a written letter or agreement executed by the Agent or by telex or facsimile transmission from the Agent. This Security Agreement shall be binding upon the successors and assigns of the Company and shall inure to the benefit of the Agent and the Banks and their respective successors and assigns.

     Section 13.  Miscellaneous Provisions.
                  ------------------------

          (a)  Powers Coupled with an Interest.  All authorizations and agencies
               -------------------------------
herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          (b)  Severability.  Any provision of this Security Agreement which is
               ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (c)  Integration.  This Security Agreement represents the agreement of
               -----------
the Company with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Bank relative to subject matter hereof not expressly set fort or referred to herein or in the other Loan Documents.

          (d)  Counterparts.  This Pledge Agreement may be executed and
               ------------
delivered by the parties hereto through the use of two or more original identical counterparts hereof, each of which shall be deemed to be an original instrument and all of which shall be deemed to represent but one Pledge Agreement, fully binding upon and enforceable against the parties hereto.

     IN WITNESS WHEREOF, the Company has caused this Security Agreement to be duly executed and delivered as of the date first above written.

                                    DAIRY MART CONVENIENCE
                                     STORES, INC.



                                    By /s/ Gregory G. Landry
                                      ------------------------
                                    Name: Gregory G. Landry
                                    Title: Exec. Vice President

Accepted:

FLEET BANK, NATIONAL ASSOCIATION
 as Agent


By: /s/ Walter P. Schuppe
   -----------------------------
     Walter P. Schuppe
     Vice President

                            PLEASE TYPE THIS FORM
UNIFORM COMMERCIAL CODE-FINANCING STATEMENT  FORM UCC.1  STATE OF CONNECTICUT
INSTRUCTIONS
1. Remove Secured Party and Debtor copies and send other 4 copies with inter-
   leaved carbon paper to the Secretary of the State. Enclose filing fee.
2. If the space provided for any item(s) on the form is inadequate the item(s)
   should be continued on additional sheets, preferably 8" x 10". Only one copy of such additional sheets need be presented to the filing officer with a set of four copies of Form UCC-1 Long schedules of collateral, indentures, etc. may be on any size paper that is convenient for the secured party. Do not attach to UCC-1 form.
3. If collateral covers timber, minerals including oil and gas or accounts financed at the wellhead or minehead, this financial statement shall show that it covers this type of collateral, shall recite that it is to be filed in the real estate records and the financing statement shall contain a description of the real estate.
4. When a copy of the security agreement is used as a financing statement, it is requested that it be accompanied by a completed but unsigned set of
   UCC-1 forms without extra fee. Do not attach to UCC-1 form.
5. At the time of original filing, filing officer will return third copy as an acknowledgement. At a later time, secured party may date and sign
   Termination Legend and use third copy as a Termination Statement.
This Financing Statement is filed with Office of the Secretary of the State,
Uniform Commercial Code Div., 30 Trinity St., Hartford, Conn 06106.
- - --------------------------------------------------------------------------------
NAME AND ADDRESS OF DEBTOR (Or Assignor)

Dairy Mart Convenience Stores, Inc.
One Vision Drive
Enfield, Connecticut 06082
- - --------------------------------------------------------------------------------
NAME AND ADDRESS OF SECURED PARTY (Or Assignee)

Fleet Bank, National Association, As Agent
One Constitution Plaza
Hartford, Connecticut 06115
- - --------------------------------------------------------------------------------
FOR FILING OFFICE (Date, Time, Number)




- - --------------------------------------------------------------------------------
1. This financing statement covers the        |  5. Assignee(s) of Secured Party
   following types (or items) of property     |     and Address(es)
   (Describe)                                 |_________________________________

See attached collateral description on Schedule A.
- - ---                                    ----------

- - --------------------------------------------------------------------------------
2. (If collateral is crops) the above described crops are growing or are to be grown on (describe real estate above or on a separate sheet).
3. (If applicable) the above goods are to become fixtures on (describe real estate above or on a separate sheet) and filing statement is to be filed for record in the real estate records.

         (If debtor does not have an interest of record) the name of the owner is _____________________________________________

4. [X] (If products of collateral are claimed) products of collateral are also covered.

    1   Number of additional sheets presented.
   ---

   [ ] Debtor is a transmitting utility as defined in 42a-9-402 Conn, General
       Statutes
- - --------------------------------------------------------------------------------
   WHICHEVER   | DAIRY MART CONVENIENCE STORES, INC.
       IS      | By:  /s/ Gregory G. Landry Exec. V.P.
   APPLICABLE  |     ---------------------------------
               |     Signature of Debtor (Or Assignor)
- - --------------------------------------------------------------------------------
               | FLEET BANK, NATIONAL ASSOCIATION
               | By:
               |     ----------------------------------------
               |     Signature of Secured Party (Or Assignee)
- - --------------------------------------------------------------------------------

Part (1) Filing Officer Copy - Alphabetical
         STANDARD FORM - UNIFORM COMMERCIAL CODE - FORM UCC-1
                                                       (LOGO OF UNIFORM PRINT &
                                                      SUPPLY, INC. APPEARS HERE)
- - --------------------------------------------------------------------------------

Part (4) Secured Party Copy  ORIGINATOR - Remove this copy and forward balance of form intact for filing.
- - --------------------------------------------------------------------------------

Part (5) Debtor Copy  ORIGINATOR - Remove this copy and forward balance of form intact for filing.
- - --------------------------------------------------------------------------------

                                 SCHEDULE A
                                     TO
                          UCC-1 FINANCING STATEMENT

DEBTOR:    DAIRY MART CONVENIENCE STORES, INC.

SECURED
PARTY: FLEET BANK, NATIONAL ASSOCIATION, AS AGENT FOR THE BANKS AND OTHER FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES TO THAT CERTAIN CREDIT AGREEMENT DATED FEBRUARY 25, 1994, AMONG DEBTOR, FLEET BANK, NATIONAL ASSOCIATION, AS AGENT, AND SAID BANKS AND OTHER FINANCIAL INSTITUTIONS

All of the following property:

      (a) all loans, advances and extensions of credit from time to time advanced or extended by the Company to any direct or indirect Subsidiary of the Company and all right, title and interest of the Company in and to all choses in action, causes of action and all other general intangibles (as such term is defined in the Code) now or hereafter relating to such loans, advances or extensions of credit.

      (b) all proceeds and products of the property described in clause (a) above in whatever form, including, but not limited to: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or documents; and

      (c) all of Debtor's ledger sheets, files, records, books of account, business papers, computers, computer software and programs, and documents relating to the property referred to in the foregoing clauses (a) and (b).

      As used herein, a "Subsidiary" shall mean any corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by Debtor.

                                   RECEIPT

                     DAIRY MART CONVENIENCE STORES, INC.

     Reference is made to that certain Credit Agreement dated February 25, 1994 (the "Credit Agreement") among DAIRY MART CONVENIENCE STORES, INC. (the "Company"), each of the banks listed on Schedule I thereto (collectively, the "Banks") and FLEET BANK, NATIONAL ASSOCIATION, as agent (the "Agent"). Capitalized terms used and not defined herein have the meanings specified in the Credit Agreement.

     The Agent, on behalf of the Banks, hereby acknowledges receipt from the Company of a Revolving Credit Notes, dated the date hereof, in the form attached as Exhibit A to the Credit Agreement, in the principle amount set forth opposite each such Bank's name on Schedule I to the Credit Agreement.

Dated:  February 25, 1994


                                             FLEET BANK, NATIONAL ASSOCIATION,
                                              as Agent on behalf of the Banks


                                             By: /s/ Walter P. Schuppe
                                                ------------------------------
                                                   Walter P. Schuppe
                                                   Vice President

                                                                          8(a)

       [LETTERHEAD OF SCHATZ & SCHATZ, RIBICOFF & KOTKIN APPEARS HERE]


                                           February 25, 1994

To each of the banks and other
     financial institutions from
     time to time parties to the
     Credit Agreement dated as of
     February 25, 1994, among Dairy
     Mart Convenience Stores, Inc.,
     said banks and other financial
     institutions and Fleet Bank,
     National Association, as agent
     for said banks and other
     financial institutions.


Dear Sirs:

     We have acted as counsel for Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company"), and for the Designated Subsidiaries, in connection with the execution and delivery of the Credit Agreement, dated as of February 25, 1994 (the "Credit Agreement"), among the Company, the banks and other financial institutions parties thereto from time to time (the "Banks") and Fleet Bank, National Association, as agent (in such capacity, the "Agent") and the execution and delivery pursuant thereto of the Subsidiary Guarantee, the Pledge Agreements, the Company Security Agreement, the Notes, and the other Loan Documents referred to in the Credit Agreement.

     This opinion is delivered to you pursuant to subsection 5.1(g) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

     In connection with this opinion, we have reviewed executed copies of each of the Credit Agreement, the Revolving Credit Notes, the Subsidiary Guarantee, the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge Agreement and the documents listed on Schedule A attached hereto. In stating our opinion, we have assumed without investigation the genuineness of all signatures of, and the authority of, persons signing on behalf

Schatz & Schatz, Ribicoff & Kotkin
of parties thereto other than the Company and its Designated Subsidiaries, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and that each of the Banks will act in good faith and deal fairly with the Company in enforcing their rights under the Credit Agreement.

     We note that (a) no opinion is expressed with respect to (i) the enforceability of any jury trial waiver (in that such waivers are not necessarily enforceable in Connecticut) or any provision providing for a method of service of process, or (ii) whether a right of setoff is enforceable with respect to certain specially designated bank accounts, (b) availability of your remedies under the Subsidiary Pledge Agreement with respect to the stock of Financial Opportunities, Inc. and the Company Pledge Agreement with respect to the stock of CONNA Corporation is subject to compliance with the procedures of, and to the approval of, the Small Business Administration, and
(c) references herein to our knowledge refer to matters disclosed to us by the Company in connection herewith or which are otherwise within our actual knowledge, but not any other documents or information.

     We further note that we are familiar with the laws of Connecticut and the United States and with the corporate laws of Delaware (the "Covered Jurisdictions") and that the opinions set forth herein are subject to the effects that the laws of any other jurisdictions may have thereon. This opinion is also subject to the assumptions and limitations set forth on Schedule B attached hereto.

     Based on the foregoing, we are of the opinion that:

     1. Except as set forth in Schedule C attached hereto, each of the Company and its Designated Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

     2. The Company has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Agreement, the Notes, and the other Loan Documents to which it is a party, to borrow under the Credit Agreement and the Notes and to grant the Liens pursuant to the Company Pledge Agreement and the Company Security Agreement and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Credit Agreement and the Notes, the grant of the Liens pursuant to the Company Pledge Agreement and the Company Security Agreement and the execution, delivery and performance of the Credit Agreement, the Notes, and each other Loan Document to which it is a party. Each Designated Subsidiary has the corporate power and authority, and the legal right, to make, deliver and perform each of the Loan Documents to which such Designated Subsidiary is a party and to

Schatz & Schatz, Ribicoff & Kotkin
grant the Liens pursuant to the Subsidiary Pledge Agreement and has taken all necessary corporate action to authorize the grant of the Liens pursuant to the Subsidiary Pledge Agreement and the execution, delivery and performance of each of the Loan Document to which such Designated Subsidiary is a party.

     3. Each Loan Document has been duly executed and delivered on behalf of the Company or the Designated Subsidiary party thereto. Each of the Credit Agreement, the Pledge Agreements, the Company Security Agreement, the Revolving Credit Notes delivered at the Closing, and each other Loan Document (except for Notes subsequently delivered) constitutes a legal, valid and binding obligation of the Company or such subsidiary enforceable against the Company or such subsidiary in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     4. The execution, delivery and performance of the Credit Agreement, the Notes, and each other Loan Document, the grant of the Liens pursuant to the Pledge Agreements and the Company Security Agreement, the borrowings under the Credit Agreement and the Notes and the use of the proceeds thereof will not violate any Requirement of Law in the Covered Jurisdictions and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law in the Covered Jurisdictions, other than such Liens created by the Credit Agreement or other Loan Documents.

     5. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority in the Covered Jurisdictions is required in connection with the extensions of credit under the Credit Agreement and the Notes, the grant of the Liens pursuant to the Pledge Agreements, the Company Security Agreement or the execution, delivery, performance, validity or enforceability of the Credit Agreement, the Notes, each Application or any other Loan Document.

     6. Neither the Company nor any Subsidiary is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is subject to regulation under any statute in the Covered Jurisdictions or regulation which limits its ability to incur Indebtedness.

     7. The provisions of each Pledge Agreement are effective to create in favor of the Agent for the ratable benefit of the Banks a legal, valid and enforceable security interest in all right, title and interest of the pledgor in the Collateral as described therein. When the Pledged Stock (as defined in each such Pledge

Schatz & Schatz, Ribicoff & Kotkin

Agreement) has been delivered to the Agent, each such Pledge Agreement will constitute a fully perfected lien on, and security interest in, all right, title and interest of the pledgor in the Collateral described therein, subject to no prior security interest under the Uniform Commercial Code assuming continuous possession by the Agent of the Pledged Stock.

     8. Assuming the proceeds of the extensions of credit under the Credit Agreement are used solely for the purposes set forth in, and in accordance with the provisions of, the Credit Agreement, neither such extensions of credit nor the use of the proceeds thereof violates the provisions of Regulation U of the Board of Governors of the Federal Reserve System.

     9. The provisions of the Company Security Agreement are effective to create in favor of the Agent for the ratable benefit of the Banks a legal, valid and enforceable security interest in all right, title and interest of the Company in the Collateral described therein.

    10. The extensions of credit under the Credit Agreement and the Notes constitute Senior Debt under and as defined in the Subordinated Indenture and the Senior Subordinated Indenture.

     This letter is given pursuant to the Credit Agreement as of the date hereof and we do not undertake to update it. It may not be used for any other purpose or disclosed to or relied upon by anyone other than the Banks and the Agent and their professional advisors, auditors, and attorneys and as otherwise required under applicable law or regulation.

                                         Very truly yours,


                                         /s/ Schatz & Schatz, Ribicoff & Kotkin
                                         Schatz & Schatz, Ribicoff & Kotkin

Schatz & Schatz, Ribicoff & Kotkin

                                 Schedule A
                                 ----------

     For the Company and for each of the Designated Subsidiaries:

          (1)  Certificates of Incorporation;
          (2)  Bylaws;
          (3)  UCC lien searches;
          (4)  Certificates of good standing in the state of incorporation;
          (5)  Minutes of resolutions approving the Credit Agreement;
          (6)  Officers' certificates;
          (7)  Incumbency certificates; and
          (8)  Stock powers.

Schatz & Schatz, Ribicoff & Kotkin


                                 Schedule B
                                 ----------


     This opinion is further subject to the following assumptions and limitations:

     (a) There has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence.

     (b) The constitutionality or validity of a relevant statute, rule, regulation or agency action is not in issue unless a reported decision in the jurisdictions covered by the opinion has specifically addressed but not resolved, or has established, its unconstitutionality or invalidity.

     (c) Limitations based upon laws and regulations relating to the operation and conduct of the business of the Bank.

     (d) There are no agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties, that would, in either case, define, supplement or qualify the terms of the documents.

     (e) The parties will obtain all permits and approvals required in the future, and take all actions similarly required, relevant to subsequent performance of the Loan Documents.

     (f) Each document obtained from a government agency is accurate, authentic and complete and all official public records (including their proper indexing and filing) are accurate and complete.

     As used herein, "general principles of equity" include, without limitation, principles:

     (a) governing the availability of specific performance, injunctive relief or other equitable remedies, which generally place the award of such remedies, subject to certain guidelines, in the discretion of the court to which application for such relief is made;

     (b) affording equitable defenses (e.g., waiver, laches and estoppel) against a party seeking enforcement;

     (c) requiring good faith and fair dealing in the performance and enforcement of a contract by the party seeking its enforcement;

Schatz & Schatz, Ribicoff & Kotkin

     (d) requiring reasonableness in the performance and enforcement of an agreement by the party seeking enforcement of the contract;

     (e)  requiring consideration of the materiality of (i) a breach and
          (ii) the consequences of the breach to the party seeking enforcement;

     (f) requiring consideration of the impracticability or impossibility of performance at the time of attempted enforcement; and

     (g) affording defenses based upon the unconscionability of the enforcing party's conduct after the parties have entered into the contract.

     The opinions set forth herein do not address any of the following legal issues:

     (a) The statutes and ordinances, administrative decisions, and the rules and regulations of counties, towns, municipalities and special political subdivisions, and judicial decisions to the extent that they deal with any of the foregoing;

     (b)  fraudulent transfer and fraudulent conveyance laws;

     (c) Federal and state antitrust, securities, tax, health and safety, labor and environmental laws and regulations;

     (d)  Federal and state land use and subdivision laws and regulations;

     (e) Federal patent, copyright and trademark, state trademark, and other Federal and state intellectual property laws and regulations; and

     (f)  pension and employee benefits laws and regulations.

Schatz & Schatz, Ribicoff & Kotkin

                                 Schedule C
                                 ----------

     We express no opinion as to whether SNG of Southern Minnesota, Inc. and D.M. Insurance Limited are in good standing.

                                                                          8(b)

                   [LETTERHEAD OF DAIRY MART APPEARS HERE]


                              February 25, 1994


To each of the banks and other financial institutions from time to time parties to the Credit Agreement dated as of February 25,
1994, among Dairy Mart Convenience
Stores, Inc., said banks and other financial institutions and Fleet Bank, National
Association, as agent for said banks and other financial institutions.

Dear Sirs:

     I have acted as counsel for Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company"), and for the Designated Subsidiaries, in connection with the execution and delivery of the Credit Agreement, dated as of February 25, 1994 (the "Credit Agreement"), among the Company, the banks and other financial institutions parties thereto from time to time (the "Banks") and Fleet Bank, National Association, as agent (in such capacity, the "Agent") and the execution and delivery pursuant thereto of the Subsidiary Guarantee, the Pledge Agreements, the Notes, the Company Security Agreement, and the other Loan Documents referred to in the Credit Agreement.

     This opinion is delivered to you pursuant to subsection 5.1(q) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

     In connection with this opinion, I have reviewed executed copies of each of the Credit Agreement, the Revolving Credit Notes, the Subsidiary Guarantee, the Company Pledge Agreement, the Company Security Agreement, the Subsidiary Pledge Agreement, the certificates representing the Pledged Stock (as defined in the Pledge Agreement), the records of all relevant shareholder and directors actions of Company and Designated Subsidiaries and such other documents as were necessary for me to render this opinion. In stating my opinion, I have assumed without investigation the genuineness of all signatures of, and the authority of, persons signing on behalf of parties thereto other than the Company and the Designated Subsidiaries and its originals and the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies, and that each of the Banks will act in good faith and deal fairly with the Company in enforcing their rights under the Credit Agreement.

[LETTERHEAD OF DAIRY MART APPEARS HERE]

     I note that (a) no opinion is expressed with respect to (i) the enforceability of any jury trial waiver (in that such waivers are not necessarily enforceable in Connecticut) or any provision providing for a method of service of process if such method is not permitted by law, or (ii) whether a right of setoff is enforceable with respect to certain specially designated bank accounts, (b) availability of your remedies under the Subsidiary Pledge Agreement with respect to the stock of Financial Opportunities, Inc. is subject to compliance with the procedures of, and to the approval of, the Small Business Administration, and (c) references herein to my knowledge refer to matters disclosed to me by the Company in connection herewith or which are otherwise within my actual knowledge, but not any other documents or information.

     I further note that I am familiar with the laws of Connecticut and the United States and with the corporate laws of Delaware (the "Covered Jurisdictions") and that the opinions set forth herein are subject to the effects that the laws of any other jurisdictions may have thereon.

     Based on the foregoing, I am of the opinion that:

     1. Each of the Company and its Designated Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (a) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property its operates as lessee and to conduct the business in which it is currently engaged, and (b) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a Material Adverse Effect.

     2. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority in the Covered Jurisdictions or, to the best of my knowledge, any other Person, is required in connection with the extensions of credit under the Credit Agreement and the Notes, the grant of the Liens pursuant to the Pledge Agreements, the Company Security Agreement or the execution, delivery, performance, validity or enforcement of the Credit Agreement, the Notes, or enforcement of the Credit Agreement, the Notes, or any other Loan Document, except to the extent that the failure to obtain such consent or authorization, or the failure to make any filing, would not have a Material Adverse Effect.

     3. The execution, delivery and performance of the Credit Agreement, the Notes and each Loan Document, the grant of the Liens pursuant to the Company Security Agreement and the Pledge Agreements, the borrowings under the Credit Agreement and the Notes and the use of the proceeds thereof will not violate any Requirement of Law in the Covered Jurisdictions or, to the best of my knowledge, any Contractual Obligation of the Company of any of its Designated Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant of any such Requirement of Law in the Covered Jurisdictions or, to the best of my knowledge, any Contractual Obligation, other thant such Liens created by the Credit Agreement of other Loan Documents.

                   [LETTERHEAD OF DAIRY MART APPEARS HERE]

     4. To the best of my knowledge, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Company or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Agreement, the Notes, any Application or any other Loan Document or any of the transactions contemplated thereby, or (b) which could have a Material Adverse Effect (except for matters disclosed in Schedule VII of the Credit Agreement).

     5. The shares of the Pledged Stock have been duly authorized and are validly issued, fully paid, and non-assessable. The certificates representing such shares are in proper form.

     This letter is given pursuant to the Credit Agreement as of the date hereof and I do not undertake to update it. It may not be used for any other purpose or disclosed to or relied upon by anyone other than the Banks and the Agent and their professional advisors, auditors, and attorneys and as otherwise required under applicable law or regulation.

                                           Very truly yours,

                                           DAIRY MART CONVENIENCE STORES, INC.

                                           /s/ Gregory Wozniak
                                           Gregory Wozniak
                                           Vice President, Corporate Counsel

GW:mag

[LETTERHEAD OF FLEET BANK APPEARS HERE]



                                             March 7, 1994


Dairy Mart Convenience Stores, Inc.
One Vision Drive
Enfield, Connecticut 06082
Attention:   Gregory Wozniak, Esq.
             Vice President and General Counsel

        Re: Credit Agreement by and among Dairy Mart Convenience Stores, Inc., Fleet Bank, National Association and Society National Bank dated as of February 25, 1994

Dear Greg:

     This letter shall acknowledge our receipt of the stock certificates (and related stock powers) listed on Schedule A attached hereto, as Agent for the
                                ----------
Banks under the above-referenced Credit Agreement.


                                             Very truly yours,

                                             FLEET BANK, NATIONAL ASSOCIATION


                                             By /s/ Walter P. Schuppe
                                                ------------------------------
                                                Walter P. Schuppe
                                                Vice President

cc:  Peter H. Levine, Esq.
     Gerald M. Smith, Esq.

                                 SCHEDULE A

                                                          Stock
                                            Class of   Certificate      No. of
               Issuer                         Stock       No(s).        Shares
CIA Food Marts, Inc.                         Common           1            100

CONNA Corporation                            Common           1          1,000

Convenient Gasoline, Inc.                    Common           1             10

Convenient Industries of America, Inc.       Common     C 26058          2,000
                                             Common     C 26064          2,000

D.M. Insurance Limited                       Common           1        119,993

Dairy Mart East, Inc.                        Common           2          1,000

Dairy Mart, Inc.                             Common           1            100

Dairy Mart Farms, Inc.                       Common           2          1,000

Dairy Mart Convenience Stores of Ohio, Inc.  Common           2          1,000

Food Merchandisers, Inc.                     Common           1            100

Golden Stores, Inc.                          Common           2            100
                                             Common           3            400

Greenwell Grocery Co., Inc.                  Common           5            100

Jackson County Co., Inc.                     Common           5            100

Lakeside Wholesale                           Common           2            500

LMC, Inc.                                    Common           2            500

Open Pantry Properties, Inc.                 Common           1            100

Oscar Ewing, Inc.                            Common          26            733
                                            Preferred        12            350

Quik Shops, Inc.                             Common           3            500

Remote Services, Inc.                        Common          11            114

SNG of Southern Minnesota, Inc.              Common          10            125

The Lawson Milk Company                      Common           1            500
                                             Common           2            100

The Lawson Company                           Common           3          1,000

                     DAIRY MART CONVENIENCE STORES, INC.
                             CLOSING CERTIFICATE

     The undersigned, Gregory Wozniak, does hereby certify that he is the Vice President, Corporate Counsel and Assistant Secretary, of Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company"), and that, as such, he is authorized to execute and deliver this Certificate in the name and on behalf of the Company, and that:

     1. This certificate is being delivered pursuant to subsection 5.1(l) of that certain Credit Agreement dated as of February 25, 1994 (the "Credit Agreement") by and between the Company, Fleet Bank, National Association, as agent, and the banks listed on Schedule I thereto (the "Banks"). The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in, or pursuant to the provisions of the Credit Agreement.

     2. The representations and warranties contained in Section 4 of the Credit Agreement are (except as affected by transactions contemplated by the Credit Agreement) true and correct in all material respects on the date hereof with the same effect as though made on and as of the date hereof.

     3. No event or condition has occurred or is continuing which with the giving of notice, the lapse of time, or both, would constitute an Event of Default.

     4. The Company has performed and compiled with all agreements and conditions contained in the Credit Agreement which are required to be performed of compiled with by the Company before or at the date hereof.

     IN WITNESS WHEREOF, I have executed this Certificate in the name and on behalf of the Company this 4th day of March, 1994.

                                           DAIRY MART CONVENIENCE STORES, INC.


                                           By /s/ Gregory Wozniak
                                             ---------------------------------
                                             Gregory Wozniak
                                             Its Vice President - Corporate
                                             Counsel and Assistant Secretary

                     DAIRY MART CONVENIENCE STORES, INC.

                            OFFICER'S CERTIFICATE

     The undersigned hereby certifies that:

     1. He is the duly qualified, elected, and acting Executive Vice President and Chief Financial Officer of Dairy Mart Convenience Stores, Inc., a Delaware corporation (the "Company").

     2. This Certificate is being delivered pursuant to subsection 5.1(r) of that certain Credit Agreement ("Credit Agreement") dated as of February 25, 1994 by and among the Company, Fleet Bank, National Association, as agent, and the banks listed on Schedule I thereto. The terms used in this Certificate and not defined herein shall have the respective meanings ascribed to them in, or pursuant to the provisions of, the Credit Agreement.

     3. All consents, authorizations, notices and filings necessary or advisable in connection with the financings contemplated by the Credit Agreement and the continuing operations of the Company, have been obtained and are in full force and effect, except where the failure to obtain such consents, authorizations, notices or filings would not have a Material Adverse Effect.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 25th day of February, 1994.


                                               /s/ Gregory G. Landry
                                             -------------------------
                                             Gregory G. Landry
                                             Executive Vice President
                                             and Chief Financial
                                             Officer